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                                                                   EXHIBIT 10.12

     AGREEMENT OF LEASE, made as of this 15th day of January 1998, between 63 MADISON ASSOCIATES, L.P., a Delaware limited partnership, having an office c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 ("Landlord" or "Owner"), and ZIFF-DAVIS INC., a corporation duly organized and existing under the laws of Delaware, qualified to do business in the State of New York, and having its principal place of business at One Park Avenue, New York, New York 10016 ("Tenant").

                              W I T N E S S E T H:
                              -------------------

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the area known as Concourse Level "B-2" (which the parties hereto agree for the purposes of this lease contains 62,120 rentable square feet), the entire eighth
(8th), ninth (9th), tenth (10th), eleventh (11th), twelfth (12th), thirteenth
(13th), fourteenth (14th) and fifteenth (15th) floors (which the parties hereto agree for the purposes of this lease collectively contain 337,653 rentable square feet) (the demised portion of Concourse Level B-2 and the 8th through 15th floors collectively referred to herein as the "premises" or the "demised premises") in the building known as No. 63 Madison Avenue ("Building" or "building") in the Borough of Manhattan, City of New York, and the exclusive right to use that portion of the lobby of the Building shown in Exhibit A1 (the "Z-D Lobby") subject to the terms and conditions of Article 58 hereof, for the term of approximately twenty-one (21) years and five (5) months ("Term"), or until the Term shall sooner cease and expire as hereinafter provided, to commence, with respect to each full floor of the demised premises, on the applicable Commencement Date (as defined in Article 30) and to end on the last day of the calendar month in which occurs the date that is twenty-one (21) years and five (5) months after the Trigger Commencement Date (as defined in Paragraph 30(A)) (the "Expiration Date"), both dates inclusive, at a fixed annual rental ("Fixed Rent") which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during the Term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except as otherwise expressly provided in this lease to the contrary and except that Tenant shall pay the first monthly installment of Fixed Rent in the sum of $866,847.10 on the execution hereof.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

 1.  Rent
     ----

     Tenant shall pay the rent as above and as hereinafter provided.

 2.  Use and Occupancy
     -----------------

     (A) Tenant shall use and occupy the demised premises for executive, administrative and general offices [such general office use to include, without limitation, training and conference rooms and computer facilities], and uses incidental thereto (such incidental uses, which shall not include training and conference rooms or computer facilities, or any other executive, administrative or general office use, not to exceed fifteen (15%) percent of the rentable area of the demised premises) provided that all such incidental uses are not in violation of the certificate of occupancy for the Building (as the same may be amended by Landlord or Tenant as permitted hereby) or in violation of any applicable Law, and all such incidental uses are in keeping with the character of the Building, and for no other purpose. Tenant shall obtain all licenses, permits and other governmental approvals in connection
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with Tenant's computer facilities. Tenant further represents to Landlord that such facilities shall (i) not utilize or emit noxious chemicals or require special exhaust systems and (ii) be used in connection with Tenant's multimedia company business.



     (B) Notwithstanding anything contained in this lease to the contrary, Tenant covenants and agrees that Tenant will not use, or permit the use of, the demised premises or any part thereof, (i) for any manufacturing or retail use,
(ii) for photographic reproductions and/or offset printing, other than such reproduction or printing which is ancillary to the use of the demised premises as general, administrative and executive offices, (iii) as a school or classroom other than for periodic training of Tenant's employees and non-retail clients under contract with Tenant provided that (a) such training shall be at Tenant's sole risk, cost and expense, (b) such training shall be incidental to Tenant's business and shall not violate the certificate of occupancy for the Building (as the same may be amended by Landlord or Tenant as permitted hereby) or any applicable Law (it is understood and agreed that Tenant shall, at its sole cost and expense, obtain any licenses, permits and authorizations which may be required for such use), and (c) no portion of the demised premises shall be sublet or licensed to anyone (other than related corporations of Tenant) for such training purposes, (iv) for the conduct of an auction, (v) for gambling activities, (vi) for the conduct of obscene or pornographic activities, and in no event shall any pornographic or "adult" newspaper, book, magazine, film, video, poster, picture, representation or merchandise of any kind be sold, distributed, displayed or offered for sale, (vii) for liquor sales, (viii) as an employment agency, (ix) as offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (x) by or for a labor union, (xi) by or for a pawnbroker, (xii) by or for a check cashing establishment, (xiii) as a funeral establishment, (xiv) as or for a "closeout" store for low-priced merchandise, (xv) for medical offices, (xvi) subject to Paragraph C of this Article, for the sale of confectionery, beverages, sandwiches, ice cream, baked goods or any other food, or (xvii) subject to Paragraph C of this Article, for the preparation, dispensing or consumption of food or beverages in any manner whatsoever. Tenant covenants and agrees that Tenant will not use, or permit the use of, the demised premises or any part thereof for any purpose which would materially impair or materially interfere with any of the operations of the building, constitute a public or private nuisance, unreasonably interfere with or disturb Landlord or another tenant or occupant of the building or actually disturb any of the same or materially impair the appearance of the building.

     (C) Notwithstanding the foregoing, Tenant shall be permitted to install, in accordance with Law and the terms and conditions of this lease, and only if permitted by the certificate of occupancy for the Building (as the same may be amended from time to time by Landlord or Tenant as permitted hereby), kitchen and dining facilities in accordance with Paragraph (E) hereof, gym facilities in accordance with Paragraph (F) hereof and/or a day care center, but in each instance only for the exclusive use of Tenant's own employees only (and, in the case of dining facilities, for Tenant's business guests). Landlord shall not be obligated to provide cleaning services to any portion of the premises used as a gym or day care center, for the storage, preparation, service or consumption of food or beverages or for any other non-office use except as specifically provided in the cleaning specifications annexed hereto as Exhibit D.

     (D) Tenant shall not obtain or accept for use in the demised premises towel, floor polishing, lighting maintenance, cleaning or

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other similar services from any party not theretofore approved by Landlord
(which approval will not be unreasonably withheld or delayed) and which shall be granted or withheld within seven (7) days after Tenant's request therefor is deemed given in accordance with Article 27 hereof. If Landlord fails to respond within such seven (7) day period and Tenant gives Landlord a reminder notice and Landlord still fails to respond within five (5) days after the date the reminder notice is deemed given in accordance with Article 27 hereof, Landlord's approval of such request shall be deemed granted. Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord reasonably prescribes.

     (E) Tenant agrees no gym facility shall be installed on the eighth (8th) floor or on any floor below the eighth (8th) floor or on any floor above the eighth (8th) floor which is directly above or adjoining another tenant in the Building except Tenant may install a gym facility on Concourse Level B-2; provided, however, that if Tenant installs a gym facility on any floor above the eighth (8th) floor in accordance with the above criteria and another tenant relocates to a floor directly below or adjoining said facility, Tenant shall not be required to relocate said facility. Tenant further agrees that the equipment within said facility shall be installed in accordance with the penultimate sentence of Paragraph (A) of Article 6 and the provisions of Article 3 hereof.

     (F) Tenant agrees that if cooking shall be performed in its kitchen and dining facility (other than microwave and convection ovens for warming and reheating food) then: (A) Tenant shall install and maintain all flues, vents, grease traps, exhaust systems and ansul systems and other similar items reasonably requested by Landlord, (B) all ducts and flues shall be installed within the demised premises and shall exit the Building from a location reasonably acceptable to Landlord and Tenant, (C) Tenant shall maintain and clean all grease traps, ducts and flues on a commercially reasonable regular basis, (D) Tenant shall bag all wet garbage and place such garbage in containers that prevent the escape of odors, (E) Tenant shall contract with an exterminator to exterminate vermin and rodents on a regular basis as part of a program to keep the demised premises free of vermin and rodents by reason of the operation of each such kitchen and dining facility and (F) if the Building sewer and plumbing lines are clogged or otherwise impaired by reason of the operation of any such kitchen and dining facility, Tenant shall reimburse Landlord for its reasonable out-of-pocket costs to unclog or correct the same (it being understood that all of the items described in clauses (A)-(E) above shall be at Tenant's sole cost and expense). Tenant further agrees not to allow odors to escape from the demised premises to other portions of the Building whether or not cooking is performed from such facility.

 3.  Tenant Alterations
     ------------------

     (A) Tenant shall not make or perform, or permit the making or performance of, any alterations (including, any Alteration, which is reasonably likely to adversely affect NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or adversely affects NYL's access to any pull boxes for NYL's Conduits and Risers), installations, improvements, additions or other physical changes in or about the demised premises (including, any Alteration, which is reasonably likely to adversely affect NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or adversely affects NYL's access to any pull boxes for NYL's Conduits and Risers) (each an "Alteration" and collectively, "Alterations") without Landlord's prior written consent in each instance. It is understood and agreed that Landlord shall not

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withhold approval of the proposed location to which NYL's pull boxes are to be relocated by Tenant pursuant to this Article 3 provided that the Alteration to be performed by such relocation is not reasonably likely to adversely affect NYL's Conduits and Risers or adversely affect access to NYL's Conduits and Risers and such location complies with all Laws (it being understood that this sentence shall not affect any right of Landlord in this Article 3 to approve any aspect of such Alteration other than the location of such pull boxes and shall not affect Tenant's obligation to comply with the further provisions of this Article, including, without limitation, Paragraph (F) below). Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, but upon not less than seven (7) days prior written notice to Landlord (except no notice shall be required for decorative Alterations or any other Alterations which do not require approval of any governmental authority having jurisdiction), make or perform any Alterations within the demised premises that (i) are nonstructural,
(ii) do not affect the Building's exterior, (iii) do not affect the Building's systems or facilities, (iv) do not affect any part of the Building other than the demised premises, (v) do not affect any service required to be furnished by Landlord to Tenant (it is understood and agreed however that Tenant may perform Alterations that solely affect services furnished to Tenant so long as Landlord is not responsible in any manner whatsoever for any diminution of, or adverse affect to, such service as a result of such Alteration) or to any other tenant or occupant of the Building, (vi) do not reduce the value or utility of the Building and (vii) are not reasonably likely to adversely affect NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or adversely affects NYL's access to any pull boxes for NYL's Conduits and Risers. However, Landlord hereby agrees in principle that Tenant shall have the right to (1) make facade changes on the 28th Street side of the Building in accordance with the preliminary plans, prepared by or on behalf of Tenant and attached hereto as Exhibit L, in connection with the construction of a new separate entrance, doors and facade to the demised premises, (2) make changes that will allow for the use of a portion of the demised premises for assembly purposes, subject (except with respect to training and conference rooms) to the fifteen (15%) percent limitation set forth in Article 2(A), (3) install equipment on the roof of the Building, subject to the provisions of Article 48 hereof, (4) make changes to the terrace, subject to the provisions of Article 40 hereof, (5) install interior connecting stairways, (6) create the Z-D Lobby in accordance with
Article 58 hereof and Exhibits A-1 and L, and/or (7) install a cafeteria in the Building, in each case as Tenant shall from time to time elect, subject in each of such instances to Landlord's approval of Tenant's plans and specifications therefor, which approval shall not be unreasonably withheld or delayed and subject to all of the provisions of this Article and any other provision of this lease with respect to each such Alteration. Landlord shall cooperate, at no cost, expense, or risk to Landlord, with Tenant with respect to the execution of permits and the amendment of the C/O (as defined in Article 14 hereof) as may be required by reason of the foregoing, subject to the provisions of Article 14 hereof. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the Alteration Rules annexed hereto as Exhibit F and subject to Laws. Prior to making any Alterations, Tenant (a) shall, if such Alteration requires Landlord's consent, submit to Landlord, either electronically (and the date of delivery shall be deemed to have occurred on receipt) or by personal delivery in accordance with Article 27, detailed plans and specifications, including layout, architectural, mechanical and structural drawings for each such proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications (which approval will not be unreasonably withheld or

                                      -4-
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delayed to the extent that Landlord is required not unreasonably to withhold or delay approval of the Alteration itself), (b) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and deliver duplicates thereof to Landlord (Landlord shall within two (2) business days after Tenant's request and Landlord's actual receipt of the applications (including, without limitation, the plans to be filed in connection therewith), sign the applications for any such permits prepared by Tenant which require Landlord's signature (it being understood and agreed that such signing of the permit application shall not constitute approval of the Alterations) and Tenant shall indemnify and hold Landlord harmless against any claim, cost, liability or expense resulting from any error, omission or other impropriety or deficiency in any such application and the plans to be filed in connection therewith) and (c) shall furnish to Landlord certificates of policies of worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such amounts and as otherwise provided in Article 45(A). Landlord will use reasonable and good faith efforts to respond within seven (7) business days to requests for plan approval. The grounds for any disapproval must be stated in reasonable detail. If Landlord fails to respond to a request for approval within said seven (7) business day period, then, provided that Tenant's request therefor contained, in bold-faced, 20 point type, the legend "Failure to respond is deemed approval pursuant to Paragraph 3(A) of the lease", Landlord's approval shall be deemed given; provided, however, (i) if such plans require the review, in Landlord's good faith judgment, by an outside architectural or engineering firm, and (ii) Landlord notifies Tenant of such requirement for review within four (4) business days following the request for approval, then the time period for Landlord to respond to a request for approval shall be extended until the date which is eight (8) days following the expiration of the above four (4) business day period. If Tenant resubmits the plans to address the grounds for Landlord's disapproval, then the "seven" and "four" business day periods set forth in the immediately preceding sentence shall be reduced to "three" and "two" business day periods, respectively, solely in connection with such each resubmission. Notwithstanding the foregoing in connection with any proposed Alteration which is reasonably likely to adversely affect NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or adversely affect NYL's access to any pull boxes for NYL's Conduits and Risers, the above time periods shall be ten (10) business days and, after a second notice to Landlord and NYL, five (5) business days, to provide Landlord with time to submit such plans to NYL for its approval and for NYL to receive and approve such plans. Tenant agrees to designate on such plans if such plans are reasonably likely to adversely affect NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or adversely affect NYL's access to any pull boxes for NYL's Conduits and Risers. Reasonably promptly after completion of each Alteration, Tenant, at Tenant's expense, shall furnish Landlord with (x) final "as built" plans and specifications for each Alteration (if "as built" plans exist and, if not, with final plans and specifications with field notations certified by Tenant's architect) showing the Alterations but only as to those Alterations for which Landlord's consent or approval is required, (y) Building Department filing documents, permits and final approvals and other evidence reasonably satisfactory to Landlord that the Alterations are in compliance with all applicable legal requirements, and (z) in connection with either (a) Tenant's Work or (b) contemporaneously performed Alterations costing in the aggregate in excess of $1,000,000 or as to which Landlord makes a monetary contribution, evidence reasonably satisfactory to Landlord that all laborers, materialmen

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and mechanics have been paid, including, duly executed and acknowledged releases of liens against the demised premises, the Building, and the materials and improvements therein from the general contractor and all electrical, mechanical and plumbing contractors contracting directly with Tenant or anyone acting on Tenant's behalf involved with any installation which is part of the Alterations. Landlord will cooperate with Tenant, at Tenant's expense, to the extent reasonably requested by Tenant to facilitate Tenant's compliance with Tenant obtaining permits, approvals and certificates pursuant to subdivision (y) above and the smooth and expeditious conduct of Alterations. All Alterations shall be made and performed in accordance with the Alteration Rules and in such a manner so as to minimize interference with other tenants and occupants of the Building including the performance of such work on an overtime basis to the extent that work of such type is customarily performed on an overtime basis in accordance with good construction practices in office buildings in midtown Manhattan; all materials and equipment to be incorporated in the demised premises as a result of all Alterations shall be of good quality; and no leasehold improvements or Alterations which are incorporated into the premises shall, nor shall the Building be subject to, any lien, encumbrance, chattel mortgage, title retention or security agreement. In the event that any of Tenant's personalty or equipment (including, without limitation, Tenant's telephone and computer equipment) shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement ("Personalty Lien") and the holder thereof removes any such personalty or equipment, Tenant and such holder shall be jointly and severally liable and responsible to repair any damage to the demised premises and the Building arising from such removal and to restore the demised premises and the Building using the same textures and materials. The foregoing obligations of any such holder shall be expressly set forth in any agreement or other document between Tenant and such holder that creates a Personalty Lien or a subsequent written agreement executed by such holder prior to the removal of such personalty or equipment (a copy of which shall be delivered to Landlord prior to, and as a condition of, any such removal). Tenant shall not, at any time prior to or during the Term, knowingly directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Alteration or otherwise, if, in Landlord's reasonable discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, whether permitted knowingly or not, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

     (B) No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this lease.

     (C) Except with respect to Tenant's Work, Tenant shall promptly reimburse Landlord for all reasonable, out-of-pocket fees, costs and expenses including, but not limited to, those of architects and engineers, reasonably incurred by Landlord and paid to third parties in connection with the review of Tenant's plans and specifications for any Alteration and inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications

                                      -6-
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therefor and with all legal requirements and insurance requirements and other requirements of this lease; provided, however, that no such reimbursement shall be required if Tenant's plans and specifications were prepared, and construction of the Alterations is supervised, by an engineer and architect who are reputable and licensed in the State of New York and respectively have reasonable engineering or architectural experience, as the case may be, in office buildings located in the Borough of Manhattan.

     (D) Prior to performing any Alterations which require Landlord's consent, Tenant shall consult with Landlord and orally or in writing identify the contractors performing such Alterations. If Landlord has had problems with any of such contractors, based upon the prior experiences of Landlord or any of the partners or principals of Landlord, then Landlord may orally or in writing identify such contractors (the "Problem Contractors"), and specify, in reasonable detail, the nature of such problems. Tenant agrees not to employ any of the Problem Contractors in connection with any Alteration requiring Landlord's consent without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. In the event Tenant elects to dispute any disapproval by Landlord, the dispute shall be resolved by a Hearing in accordance with the provisions of Paragraph (B) of Article 41 of this lease.

     (E) If any mechanic's lien is filed against the demised premises, or the Building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within forty-five (45) days after notice to Tenant, at Tenant's expense, by payment or by the filing of a bond required by law. All fixtures (except trade fixtures) and all paneling, partitions, railings and like installations (collectively, "Tenant Improvements"), installed in the premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, at the end of the Term become the property of Landlord, but all Tenant Improvements shall remain upon and be surrendered with the demised premises unless, in the case of vaults, Landlord elects, by notice to Tenant, at any time prior to sixty (60) days after the Expiration Date, to relinquish Landlord's rights thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant within thirty (30) days after Landlord's notice, at Tenant's expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture, furnishings and equipment, but upon removal of any such items from the premises or upon removal of any vaults as may be required by Landlord, Tenant shall, immediately and at its expense, repair and restore the demised premises using the same textures and materials, to the extent reasonably practicable under the circumstances, and repair any damage to the demised premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the Term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises by Landlord, at Tenant's expense.

     (F) As used in this lease, "NYL's Conduits and Risers" shall mean the Conduits and Risers which service premises in the Building and 51 Madison Avenue occupied by the New York Life Insurance Company ("NYL"). It is understood and agreed that any Alteration which relocates, moves or otherwise raises NYL's Conduits and Risers (collectively "Conduit Relocation") shall be performed (i) by Tenant during hours which are not business hours or during days which are not business days unless such Conduit Relocation will not interfere with the conduct of NYL's business or the services provided by NYL's Conduits and Risers, (ii) in accordance with

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plans and specifications which were approved by Landlord, and (iii) in a manner which minimizes interference with NYL, including, without limitation, by scheduling the date and time of the Conduit Relocation on a date and time reasonably specified by Landlord.

     (G) Subject to the provisions of Article 57 hereof, Tenant shall indemnify and save harmless Landlord and Landlord's partners, directors, officers, shareholders, principals, agents and employees against all loss, damage, claim, liability, judgments, obligations, damages, penalties and expense (including, without limitation, reasonable counsel fees) directly or indirectly arising out of (i) any breach of the Tenant of the provisions of Article 3 as the same relate to NYL's Conduits and Risers including without limitation any Conduit Relocation and (ii) any work or thing done or any condition created by Tenant which damages, interferes with or otherwise adversely affects NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or NYL's access to any pull boxes for NYL's Conduits and Risers.

     (H) Notwithstanding the foregoing provisions of this Article 3, in the event Tenant has obtained all Permits required by any governmental or quasi-governmental body for any proposed Immaterial Alteration (as hereinafter defined), whether or not constituting part of Tenant's Work, and has complied with the other requirements of this Article with respect to such proposed Immaterial Alteration, except for the requirement of obtaining Landlord's written approval of the plans and specifications of such proposed Immaterial Alteration, Tenant may, at its sole risk (a) upon not less than thirty (30) days notice (which notice shall include the Permits and all plans which were filed with the Permit applications) to Landlord in connection with Tenant's Work which is an Immaterial Alteration or (b) upon not less than seven (7) days notice (which notice shall include the Permits and all plans which were filed with the Permit application) to Landlord in connection with other Immaterial Alterations, commence such Immaterial Alteration without first obtaining the Landlord's prior written approval; provided, however, in connection with the Immaterial
                  --------  --------
Alterations set forth in (a) above and (b) above, (i) Tenant shall submit to Landlord plans for Landlord's approval no later than fifteen (15) days following delivery of the above notice and (ii) if the Landlord subsequently disapproves such Immaterial Alteration in accordance with this Article, and if Tenant does not Dispute such disapproval in accordance with Section 41(B) hereof or, if there is a Dispute, such Dispute is resolved in Landlord's favor, Tenant shall, at its sole cost and expense, stop the performance of such Immaterial Alteration, remove the same and restore the demised premises to the condition which existed immediately prior to such other Immaterial Alteration. As used herein, "Immaterial Alterations" shall mean (1) non-structural improvement work and non-structural alterations by Tenant (including demolition of existing improvements by other tenants) (2) ordinary, non-structural work, and (3) structural repairs and restorations having a cost of less than $50,000. As used herein, "structural" work, repairs or restoration means any work, repair, restoration, demolition, removal, construction, addition, improvement, change or alteration to the Building that either (i) affects the load-bearing walls, loading-bearing columns or the structural integrity of the floor or ceiling slabs or (ii) affects the exterior of the Building. In no event, under any circumstances, shall Immaterial Alterations consist of either (x) any Alterations which are reasonably likely to adversely affect NYL's Conduits and Risers or the services provided by NYL's Conduits and Risers or adversely affects NYL's access to any pull boxes for NYL's Conduits and Risers or (y) adversely affects the Building systems, including, without limitation, the electrical, elevator, life-safety, plumbing, heating, ventilating or air conditioning systems.

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 4.  Maintenance and Repairs
     -----------------------

     Tenant shall, throughout the Term, take good care of the demised premises and the fixtures and appurtenances therein, and such other areas of the Building used on a primarily exclusive basis by Tenant including, but not limited to, the terrace, the 28th Street Loading Docks, and the Z-D Lobby, in each case so long as same is available to Tenant for use on a primarily exclusive basis. Except to the extent caused by "Landlord's Negligence or Wilful Misconduct" (as hereinafter defined), Tenant shall be responsible for all damage or injury to the demised premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from Tenant's Negligence or Wilful Misconduct (as hereinafter defined), or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or licensee of Tenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant or licensees of Tenant and resulting in damage or injury to the demised premises or any other part of the Building. (As used in this lease, the phrase "Tenant's Negligence or Wilful Misconduct" includes also the negligence or wilful misconduct of Tenant's, or any of Tenant's subtenants, contractors, employees, agents, invitees (while in the premises or when acting in accordance with Tenant's instructions outside of the premises) or licensees and the phrase "Landlord's Negligence or Wilful Misconduct" includes also the negligence or wilful misconduct of Landlord's employees, contractors, agents or licensees licensed by Landlord to perform work in the Building). Tenant shall also repair all damage to the Building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using (in the case of such repairs which involve Alterations requiring Landlord's consent) contractors in accordance with the provisions of Paragraph (D) of Article 3 hereof. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible and which are not performed by Tenant pursuant to the immediately preceding two sentences, including, without limitation, any repairs to the roof, roof membrane, parapets, drainage systems and structural portions of the demised premises for which Tenant is responsible, shall be performed by Landlord at the Tenant's expense provided that such expense shall be commercially reasonable and competitive. Except for maintenance and repair obligations of Tenant under this lease, Landlord shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of the demised premises, the roof, roof membrane, parapets and drainage systems (including, without limitation, those on the terrace), the public portions of the Building interior and the Building plumbing, electrical, heating, ventilating and elevator systems (to the extent such systems presently exist or are installed by Landlord) serving the demised premises, in a manner in keeping with the specifications attached hereto as Exhibit B-3, if applicable, and in any event in a manner in keeping with that of comparable office buildings in Manhattan upgraded as contemplated in this lease. Tenant agrees to give prompt notice (after Tenant has actual knowledge) of any defective condition in the premises for which Landlord may be responsible hereunder. Landlord agrees to perform (or arrange the performance of) such obligations with commercially reasonable promptness after Landlord has actual knowledge of such obligations and to the extent commercially reasonable, in such a manner so as not to unreasonably interfere with the conduct of Tenant's business or reduce the amount of Tenant's usable area (other than to a de minimis extent) available to Tenant. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not, except as expressly provided in this lease, be entitled to any setoff or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this lease. Tenant agrees that, except as expressly provided in this lease, Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

 5.  Window Cleaning
     ---------------

     Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

 6.  Requirements of Law, Fire Insurance, Floor Loads
     ------------------------------------------------

     (A) Prior to the commencement of the Term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body (each a "Law" and collectively, "Laws") that impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises or the Building, if arising out of Tenant's particular use or manner of use thereof (as opposed to mere generic office use). Nothing contained in the immediately preceding sentence shall require Tenant to comply with Laws that must be complied with on a building-wide basis (other than by reason of Tenant's acts, omissions or manner of use) or that impose any violation, order or duty arising by reason of acts or omissions occurring after the expiration or sooner termination of the Term. The preceding sentence shall limit only Tenant's obligation to comply with Laws relating to the physical aspect of the demised premises as opposed to Laws relating to Tenant's conduct of business therein, with which it is Tenant's sole obligation to comply. Landlord shall cause the public portions of the Building (together with those portions of the Building systems and structural elements of the Building affecting Tenant) to comply with Laws to the extent necessary for Tenant safely and lawfully to occupy the premises for general office use, except to the extent arising from the Tenant's acts, omissions or Alterations. Nothing herein shall require Tenant to make structural repairs or structural alterations unless such requirement arises by reason of Tenant's manner of use of the demised premises or method of operation therein or, as required by reason of the performance of Alterations by Tenant, unless any such structural repair or alteration required by reason of Tenant's Alterations is expressly required to be performed by Landlord pursuant to the provisions of this lease. So long as Tenant shall have agreed to pay for and indemnify and hold harmless Landlord from and against any and all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, which are incurred as a result of any contest, deferral or appeal of Tenant's obligation to comply with Laws, and Tenant shall not otherwise then be in monetary or material non-monetary default after notice and the expiration of any applicable grace period, Tenant may contest, appeal and defer compliance with any such Laws provided that the same is done with all reasonable promptness and provided such appeal shall not subject Landlord or any Holder or ground lessor, if any, to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Upon Tenant's written request, Landlord shall advise Tenant as to whether any such contest, appeal and/or deferral shall constitute a default under any lease or mortgage under which Landlord shall then the obligated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to Law or, if Tenant has actual notice, which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the Building or which shall or might reasonably subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article and, if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable thereto. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by Law. All safes, business machines, gym facilities and gym equipment, and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient to absorb and prevent vibration, noise and annoyance. Landlord represents that the demised premises may be lawfully used by Tenant for executive and general offices.

     (B) Supplementing and notwithstanding the foregoing provisions of this Article 6:

     (i) Tenant shall be required to comply with Laws of general applicability regarding the physical aspect of the premises only if the requirement for compliance arises by reason of the manner in which Tenant is conducting its business operations at the Building as opposed to its mere occupancy of the demised premises; and

     (ii) If Tenant ceases a manner of use of, or method of operation in, the demised premises and such cessation obviates the necessity of making a structural repair or structural alteration, Tenant no longer shall have any responsibility to make such repair or alteration.

     (C) All work performed or installations made by Tenant (or by Landlord at Tenant's request and expense) in and to the demised premises shall be done in a fashion such that the demised premises and the Building shall be in compliance with the requirements of Local Law 5 of 1973 of The City of New York, as heretofore and hereafter amended ("Local Law 5"). The foregoing shall include, without limitation, (i) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (ii) installation of such additional fire control or detection devices as may be required by Laws as a result of Tenant's particular use or manner of use of the demised premises (as opposed to mere generic office use). In addition, Tenant shall cause the demised premises to be connected to the Building "Class E" system (Landlord agrees to provide "Class E" panels on each floor of the demised premises in areas reasonably acceptable to Landlord and Tenant with sufficient points for Tenant to tie into) and Landlord shall, at Tenant's reasonable expense, arrange to have the demised premises and Tenant added to the "Class E" computer. Except for maintenance or repairs resulting from Tenant's Negligence or Wilful Misconduct, Landlord shall be responsible for the maintenance and repair of the Building "Class E" system outside of the demised premises and "Class E" computer and shall cure as promptly as reasonably practicable any violations existing with respect thereto as of the applicable Commencement Date that have an adverse effect on Tenant or are otherwise required to be performed by Landlord pursuant to this Article 6.

     (D) Landlord shall not be responsible for any damage to Tenant's fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof unless caused by Landlord's Negligence or Wilful Misconduct (as defined in Article 4 hereof). Tenant shall indemnify Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices except if such loss, damage, cost, liability or expense is caused by Landlord's Negligence or Wilful Misconduct.

     (E) All work and installations required to be undertaken by Tenant pursuant to this Article shall be performed at Tenant's sole cost and expense and in accordance with the applicable provisions of this lease.

     (F) The fact that Landlord shall have heretofore consented to any installations or Alterations made by Tenant in the demised premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installations or Alterations.

     (G) If any utility company or governmental or quasi-governmental authority requires any work, installation or improvement to be made to the Building in connection with any Alteration performed by Tenant, the installation or operation of equipment or machinery in the demised premises or for any other reason relating to Tenant's particular use or manner of use of the demised premises (as opposed to mere generic office use), Tenant shall reimburse Landlord for the commercially reasonable cost of such work, installation or improvement within thirty (30) days of the rendition of a bill therefor except to the extent the necessity therefor arose by reason of a violation not created by Tenant, its employees, contractors, agents, licensees or subtenants.

     (H) Except as otherwise expressly provided in this lease, Tenant shall be responsible, at Tenant's expense, for causing Tenant's Work and other Alterations in or to the demised premises and the portion of the lobby dedicated to Tenant's use to comply with the Americans with Disabilities Act as in effect from time to time, and any state or local variations thereof (collectively,

"ADA"). Landlord, at Landlord's expense, shall be responsible for causing the passenger elevators of the building and the common areas of the building to comply with the ADA.

 7.  Subordination
     -------------

     (A) This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request to confirm the subordination provided in this Article. Notwithstanding the foregoing, any subordination of this lease to any future mortgage or ground lease shall be conditioned upon Landlord's obtaining for Tenant's benefit an agreement in recordable form and in substance customarily adopted by the holder of the mortgage or ground lease, as the case may be, and reasonably satisfactory to Tenant and the holder of such mortgage or ground lease (a "Holder") to the effect that, in the event of any foreclosure of such mortgage or the termination of such ground lease, as the case may be, the Holder will not make Tenant a party defendant to such foreclosure or termination (unless required by applicable law) nor disturb its possession under this lease, provided Tenant shall not be in default hereunder beyond any applicable notice and grace period under this lease for the curing of such default (a "Non-Disturbance Agreement"). To the extent not so provided by applicable law or pursuant to the terms of a written non-disturbance and attornment agreement executed by the Holder, in the event of the enforcement by a Holder of the remedies provided for by law or by the ground lease or a mortgage, if the Holder or any successors or assigns shall, at its or their sole option, succeed to the interest of Landlord under this lease whether through eviction, possessory or foreclosure action or a deed in lieu of foreclosure and this lease shall not be terminated or affected by such foreclosure or any such proceedings, Tenant shall attorn to and recognize the Holder (or its successors or assigns) as its Landlord upon the terms, covenants, conditions and agreements contained in this lease to the same extent and in the same manner as if this lease were a direct lease between the Holder (or its successors or assigns) and Tenant, except that the Holder (or its successors or assigns), whether or not it shall have succeeded to the interest of Landlord under this lease, shall not (i) have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this lease or any work letter annexed hereto to prepare the demised premises or the Building for Tenant's occupancy, or any liability under any guaranty or indemnification with respect to such work, or otherwise have any obligation to prepare the demised premises or the Building for occupancy in accordance with the provisions of this lease, (ii) be liable for any act, omission or default of any prior landlord under this lease which shall not then be continuing, (iii) be subject to any offsets, claims or defenses which shall have heretofore accrued to Tenant against any prior landlord under this lease, except for any offset against rental expressly provided for in this lease, and (iv) be bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance in the case of Fixed Rent, or in excess of one (1) periodic payment in advance in the case of additional rent, except as expressly approved in writing by the Holder.

     (B) This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate, in all respects to two (2) mortgages both dated November 20, 1995, between Landlord, as mortgagor, and New York Life Insurance and Annuity Corporation ("NYLA"), as mortgagee, and the liens created or continued thereby and to each and every advance made or hereafter to be made thereunder, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, including any increases in the principal sums secured thereby, and any increases in the rates of interest provided therein (collectively, the "Fee Mortgages"), and to each and all of the rights of the mortgagee(s) thereunder. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Landlord represents that as of the date of this lease (a) Landlord is the owner in fee of the Building and the land upon which the Building is situated (the "Land"), (b) there are no mortgages encumbering the fee interest in the Building and/or the Land other than the Fee Mortgages and (c) there are no underlying leases affecting the Building and/or the Land.

     (C) Landlord and Tenant agree to execute and deliver on execution of this lease the Subordination, Non-Disturbance and Attornment Agreement (the "SNDA") which is annexed hereto as Exhibit R and made a part hereof.

     (D) The parties acknowledge that Paragraph 18 of the SNDA contains certain obligations and agreements by Tenant in connection with a contemplated IDA Transaction which, if consummated, would subject the Premises to a Condominium regime to enable Tenant to obtain Tax Relief as more specifically set forth in the SNDA. Tenant agrees that any default by Tenant under the terms, covenants and provisions of said Paragraph 18 shall be a default by Tenant under this lease.

     (E) Tenant further agrees that (i) Tenant shall assume the sole and primary responsibility for all of the obligations, covenants, agreements and indemnities of Landlord (including, without limitation, the indemnification obligations set forth in subparagraphs (D) and (F)) under the terms of Paragraph 18 of the SNDA and (ii) Tenant and/or Guarantor shall on demand pay all costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Landlord in connection with or relating to, the IDA Transaction, Condominium and/or Tax Relief.

 8.  Property--Loss, Damage, Reimbursement, Indemnity
     ------------------------------------------------

     Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, except to the extent caused by or due to Landlord's Negligence or Wilful Misconduct (as defined in Article 4 hereof). Landlord and its agents will not be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work except to the extent caused by Landlord's Negligence or Wilful Misconduct. If at any time any windows of the demised premises are closed, darkened or bricked up for a period of ten (10) or fewer business days for any reason whatsoever including, but not limited to, Landlord's own acts (or permanently closed, darkened or bricked up, if required by Law or, in the case of lot line windows, in the event of construction of adjacent improvements), Landlord shall not be liable for any damage Tenant may sustain thereby (except to the extent resulting from Landlord's Negligence or Wilful Misconduct) and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Subject to Articles 9(I), (J) and (L), Tenant shall indemnify, defend and save harmless Landlord and each Holder against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, of any covenant or condition of this lease, or Tenant's Negligence or Wilful Misconduct. Subject to Articles 9(I), (K), and (L), Landlord shall indemnify, defend, and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Landlord of any covenant or condition of this lease (except as expressly set forth in this lease), or Landlord's Negligence or Wilful Misconduct. Tenant's liability under this lease extends to the acts and omissions of any subtenant of Tenant, and any agent, contractor, employee, invitee of Tenant (while in the demised premises or when acting in accordance with Tenant's instructions when outside the demised premises) or any licensee of Tenant or any subtenant of Tenant. Landlord's liability under this lease extends to the acts or omissions of any employees, contractors or agents of Landlord or any person or entity licensed by Landlord to perform work in the Building. In case any action or proceeding is brought against either party by reason of any such claim, the other party upon written notice from the first party, will, at the second party's expense, resist or defend such action or proceeding by counsel approved by the first party in writing, such approval not to be unreasonably withheld or delayed.

 9.  Destruction, Fire and Other Casualty
     ------------------------------------

     (A) If the demised premises or any part thereof shall be damaged by fire or other casualty (each a "Casualty"), Tenant, reasonably promptly after obtaining actual knowledge thereof, shall give immediate notice thereof to Landlord, but Tenant's failure to deliver such notice shall not be a default under this lease, and this lease shall continue in full force and effect except as hereinafter set forth.

     (B) If the demised premises are partially damaged or rendered partially untenantable by Casualty, the damages thereto including, without limitation, those affecting Tenant Improvements shall be repaired by and at the expense of Landlord after Landlord has actual knowledge thereof and the Fixed Rent and additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the Casualty according to the part of the premises which is tenantable in accordance with Paragraph (D) below.

     (C) If the demised premises are totally damaged or rendered wholly untenantable by Casualty, or if, thirty (30%) percent or more of the demised premises is rendered wholly untenantable and, on a reasonable business judgment basis, the remainder of the demised premises is insufficient to conduct Tenant's business therefrom of which Tenant notifies Landlord within seven (7) days of the Casualty (time being of the essence) and in fact Tenant does not conduct any business from or occupy or use any portion of the demised premises, then the Fixed Rent and additional rent shall be proportionately paid up to the time of the Casualty and thenceforth shall cease until the date when the premises, including, without limitation, Tenant Improvements, shall have been repaired and restored by Landlord in accordance with Paragraph (D) below, subject to Landlord's right to elect not to restore the same as hereinafter provided.

     (D) If (i) the demised premises are substantially damaged during the last two (2) years of the Term or (ii) (whether or not the demised premises are damaged in whole or in part) if the

Building shall be so substantially damaged that Landlord shall decide to demolish it, then, in either of such events, but in the latter such event only if Landlord terminates all of the other office leases in the Building which Landlord has the right to terminate, Landlord may elect to terminate this lease by written notice to Tenant (the "Termination Notice"), given within 90 days after such Casualty, specifying a date for the expiration of this lease, which date (the "Termination Date") shall not be more than 30 days after the date the Termination Notice is given, and, upon the Termination Date, the Term shall expire as fully and completely as if the Termination Date was the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender, and vacate the premises without prejudice, however, to the parties' rights and remedies against one another under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to the Termination Date and any payments of rent made by Tenant which were on account of any period subsequent to the Termination Date shall be returned to Tenant. Notwithstanding the foregoing, Tenant shall have the right, solely in connection with Landlord's termination of this lease in the event of a Casualty substantially damaging the demised premises during the last two (2) years of the Term in accordance with "(i)" above, but not in the event of "(ii)" above, to nullify the Termination Notice by delivering the Extension Notice for the First or Second Extension Term, as the case may be and as provided in Article 53 of this lease, at any time prior to the Termination Date, provided that Tenant's time period to deliver the Extension Notice shall not have expired in accordance with said Article 53 and Tenant satisfies all of the other terms, covenants and conditions of said Article 53 with respect to such Extension Term. Unless Landlord shall serve a Termination Notice as provided for herein or unless Tenant shall serve a termination notice in accordance with Paragraph G hereof, Landlord shall make the repairs and restorations (including, without limitation, those with respect to Tenant Improvements) with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's reasonable control. After any such Casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property that may in any way impede Landlord's demolition, repair or restoration. Tenant's liability for rent shall resume on a floor-by-floor basis the earlier of (i) sixty (60) days after the date of substantial completion of Landlord's restoration with respect to the applicable floor or (ii) the date Tenant first occupies any portion of such floor of the premises affected by the Casualty for the conduct of Tenant's business. Landlord shall deliver to Tenant at least fifteen (15) days advance notice of the date that Landlord anticipates Landlord's repair and restoration of the demised premises will be substantially completed. Tenant shall have the right to contest Landlord's determination of the date Landlord shall claim to be the date on which Landlord's repair and restoration of the demised premises has been substantially completed. Any such dispute shall be resolved by a Hearing in accordance with the provisions of Paragraph 41(B) hereof. Pending resolution of such dispute, Tenant shall pay Fixed Rent and additional rent from the date determined by Landlord subject to a refund if Tenant prevails at the Hearing. In the event Landlord shall fail to pay any such refund to Tenant within thirty
(30) days after such refund is determined to be due to Tenant pursuant to said Hearing, Tenant shall be entitled to receive, and Landlord shall pay, interest thereon at the Interest Rate from the date such sums were paid by Tenant until and including the date such sums are refunded to Tenant.

     (E) Except for Tenant Improvements (which shall be insured by Landlord and, except as otherwise provided in Paragraph (E)of

Article 3 hereof, shall remain on the demised premises at the end of the Term in accordance with Paragraph (E) of Article 3 hereof) Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, or personal property of Tenant removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

     (F) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

     (G) Supplementing the foregoing provisions of this Article, (i) if an independent contractor chosen by Landlord estimates that Landlord's portion of any restoration necessitated by a Casualty cannot reasonably be substantially completed within nine (9) months after the occurrence of the Casualty, Landlord shall so notify Tenant of the estimated date by which the demised premises shall be restored within sixty (60) days of the Casualty and in such event Tenant may terminate this lease by notice sent to Landlord within thirty (30) days after receipt of Landlord's notice (time being of the essence); (ii) if Landlord's portion of any restoration necessitated by Casualty has not been substantially completed within the later of (a) such estimated date or (b) nine (9) months after the occurrence of the applicable Casualty (such later date being herein referred to as the "Outside Date"), then Tenant may terminate this lease by notice sent to Landlord within thirty (30) days after the Outside Date (time being of the essence), or (iii) if, within twenty-four (24) months prior to the Expiration Date, the demised premises are materially damaged by a Casualty so as to prevent Tenant from conducting business and Tenant is not using the demised premises, Tenant may terminate this lease by notice sent to Landlord within ninety (90) days after such Casualty (time being of the essence). In any such event, this lease shall terminate on the date such termination notice is sent. On or before such effective date, Tenant shall vacate and surrender possession of the demised premises in the condition required by this lease, Fixed Rent and other amounts payable under this lease shall be prorated as of such effective date and the parties shall have no further rights or obligations hereunder. Notwithstanding the foregoing, the Outside Date shall be extended up to an additional five (5) month period to the extent such restoration is delayed due to adjustment of insurance claims or circumstances of the nature set forth in
Article 26 or otherwise beyond Landlord's reasonable control (but in no event more than two (2) months for insurance adjustment).

     (H) If Landlord shall fail to complete Landlord's portion of the restoration of the demised premises by the Outside Date (as defined in Paragraph G above and as such Outside Date may be extended pursuant to Paragraph G above) and Tenant elects not to cancel this lease pursuant to Paragraph G above, then, subject to the prior written consent of the Holder of the Fee Mortgages [which may be withheld in the Holder's sole discretion (Tenant agrees to waive any and all claims against the Holder by reason of the Holder's failure to so consent) and shall be deemed given if such Holder fails to respond within thirty (30) days following its receipt of Tenant's request for such consent and five (5) business days following a second reminder notice to Holder], Tenant shall have the right, upon not less than thirty (30) days prior written notice to Landlord and Landlord's failure to substantially complete such restoration within said thirty (30) day period, to complete in accordance with the provisions of this lease, including, without limitation, Article 3 hereof, Landlord's portion of the restoration of the demised premises (but not any other portion of the Building). Tenant shall complete Landlord's portion of the restoration of the demised premises within a commercially reasonable time period. Landlord shall reimburse Tenant for the reasonable costs of such restoration of Landlord's portion with reasonable promptness following receipt of items required in Paragraph (B) of Article 54 of this lease in connection with Tenant's Work subject to Paragraphs 54(C) and 54(E) of this lease. If the Holder of the Fee Mortgages shall not so consent, Tenant shall have the right, as its sole and only remedy and upon not less than thirty (30) days prior written notice and Landlord's failure to substantially complete such restoration within said thirty (30) day period, to terminate this lease effective as of the date Tenant's notice is given.

     (I) Anything hereinbefore contained in this Article to the contrary notwithstanding, Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent or business interruption insurance policy obtained by it and covering the Building, the demised premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to its general and limited partners and all other persons and entities occupying or using the demised premises in accordance with the terms of this lease and, in the case of Landlord, shall also extend to all general and limited partners and members of Landlord. If, and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     (J) If Landlord is unable at any time to obtain one of the provisions referred to in Paragraph (I) of this Article in any of its insurance policies, Landlord shall cause Tenant and, if Tenant becomes a partnership, its partners and members, to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Tenant, its partners and members as such insureds, Tenant shall pay such additional premium upon demand or Landlord shall be excused from its obligations under Paragraph
(I) of this Article with respect to the insurance policy or policies for which such additional premiums would be imposed. If Tenant is named as one of the insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with such policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

     (K) If Tenant is unable at any time to obtain one of the provisions referred to in Paragraph (I) of this Article in any of its insurance policies, Tenant shall cause Landlord, its partners and members to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Landlord, its partners and members, as such insureds, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under Paragraph (I) of this Article with respect to the insurance policy or policies for which such additional premiums would be imposed. If Landlord, its partners and members are named as one of the insureds in any of Tenant's policies in accordance with the foregoing, Landlord and such partners and members shall endorse promptly to the order of

Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with such policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

     (L) Subject to Paragraphs (I), (J) and (K) of this Article, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other party and such other party's partners and members with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the Term. Nothing contained in Paragraph (I), (J), (K) or (L) of this Article shall be deemed to relieve either party of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify any abatement of rents expressly provided for elsewhere in this lease.

     (M) Notwithstanding anything in this lease to the contrary, it is understood and agreed that Landlord shall be entitled to receive all insurance proceeds payable with respect to Tenant Improvements whether or not the same are designated as the Tenant's property in this lease.

 10.  Eminent Domain
      --------------

     (A) If the whole or any part of the demised premises in excess of 10% of the aggregate rentable area thereof, shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose or access to the demised premises is so substantially denied that Tenant cannot conduct business at the demised premises by reason of such Eminent Domain proceeding, then and in such event, the Term shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired Term and Tenant hereby assigns to Landlord, Tenant's entire interest in any such award.

     (B) Tenant shall be entitled to claim, prove and receive in any condemnation proceeding such awards as may be allowed for moving expenses, fixtures and other property installed by it at its sole cost and expense in the demised premises (excluding Tenant Improvements to the extent such award is utilized for restoration of such Tenant Improvements), provided such awards do not adversely affect the awards for Landlord's interest in the Land and Building. In the event of a temporary taking of the use of the demised premises, Tenant may, if it elects, remain liable in accordance with the terms of this lease, and in such case there shall be no abatement of rent, but Landlord shall assign to Tenant any award made for such temporary taking of the use of the demised premises. Any such election on the part of Tenant shall be exercised by the service of written notice on the Landlord within thirty (30) days after the actual taking of such use for a temporary period.

     (C) If less than 10% of the demised premises is acquired or condemned by Eminent Domain for any public or quasi public use or purpose, (i) Landlord shall with reasonable diligence restore the remaining portion of the demised premises (inclusive of Tenant Improvements but exclusive of Tenant's furniture, furnishings, equipment, fixtures and other personal property installed or owned by Tenant) to a complete architectural unit and (ii) the Fixed Rent and additional rent payable hereunder shall be reduced on a pro rata basis from and after the date of vesting of title of such acquisition or condemnation by Eminent Domain and Tenant's vacation of such acquired or condemned portion of the demised premises.

 11.  Assignment, Mortgage, Etc.
      --------------------------

     (A) Except as otherwise expressly permitted in this Article, Tenant, for itself, its legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. A transfer of more than a fifty percent (50%) beneficial interest in Tenant, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest shall be deemed an assignment of this lease, but not including transfers (i) resulting from the death of a shareholder of Tenant, or (ii) to or among the existing shareholders of Tenant, their immediate families or trusts for the benefit thereof, or (iii) on a recognized national securities exchange. If this lease is assigned, or if the demised premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, with respect to an undertenant or other occupant after default by Tenant (after notice and the expiration of any applicable cure period), collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or, except as otherwise specifically provided herein, a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting with respect to an undertenant or other occupant.

     (B) Tenant shall neither: (i) publicly advertise for the occupancy of all or any part of the demised premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building; or
(ii) if Landlord has comparable space available for a comparable term, assign this lease to or sublet to or permit the occupancy of all or any part of the demised premises by any other party which is then a tenant, subtenant, licensee or occupant of any space in the Building or which has negotiated with Landlord for space in the Building within the six (6) month period preceding the date of Landlord's receipt of "Tenant's Request" as defined in Paragraph (F) of this Article. Upon Tenant's request, Landlord shall advise Tenant of the rental rate at which Landlord is then offering to lease comparable space in the Building.
In the event Tenant submits to Landlord the name of a proposed assignee or proposed subtenant, Landlord agrees to notify Tenant within ten (10) days after such submission is deemed given hereunder whether such party is a party characterized in subparagraph (ii) of this Paragraph (B).

     (C) If Tenant intends to effect an assignment of this lease (other than assignments pursuant to Paragraphs (O) or (P) of this Article) or a sublease ("Major Sublease") which by itself, or in the aggregate with all other subleases (other than subleases pursuant to Paragraphs (N), (T) or (U) of this Article), covers at least thirty (30%) percent of the then demised premises (but not less than one-half (1/2) of a full floor) and such sublease, or subleases, are for all or substantially all of the balance of the then Term, it shall provide Landlord with a written offer to recapture the affected space (the "Recapture Offer"), specifying whether Tenant intends to assign the lease or to sublet the demised premises and specifying the proposed space to be sublet with a reasonably accurate floor plan (the "Space") which shall include corridor space, if any, necessary for access to the 28th Street Loading Dock Bays and the new freight elevator provided that such corridor space shall be equitably allocated to the demised premises and the Space and the proposed effective date of the assignment or commencement and expiration dates of the sublease, as the case may be and, in either case, the proposed effective date or commencement date shall not be earlier than thirty
(30) days from the date of delivery of the Recapture Offer.

     (D) Landlord may, within thirty (30) days after its receipt of the Recapture Offer in connection with an assignment or a Major Sublease, by notice to Tenant ("Landlord's Notice"), require (i) if the proposed transaction was an assignment, that Landlord and Tenant enter into an agreement terminating this lease, or (ii) if the proposed transaction was a Major Sublease, that Landlord and Tenant enter into an agreement terminating this lease with respect to the Space specified in the Recapture Offer, on the terms set forth in Paragraph (E), provided, however, Tenant shall have the right to rescind the Recapture Offer by notice to Landlord within fifteen (15) days of the date Landlord's Notice is deemed given hereunder (time being of the essence), in which event Landlord's Notice and the Recapture Offer shall be deemed void and of no force or effect but Tenant shall reimburse and indemnify Landlord for all reasonable, out-of-pocket costs and expenses, including without limitation, legal fees and brokerage claims and commissions, incurred or expended by Landlord arising from the Recapture Offer.

     (E) If Landlord requires that this lease be terminated as to the entire demised premises or be terminated with respect to the Space pursuant to Paragraph (D), then unless Tenant does not duly and timely rescind the Recapture Offer as provided in Paragraph (D), (i) (if the transaction is a Major Sublease of less than all the premises) Landlord shall perform the work to separate the Space from the demised premises and install a separate submeter to measure the consumption of electricity in the Space (or, in the alternative, the parties shall agree on an equitable method to allocate electricity charges between the Space and the balance of the premises), (ii) Landlord and Tenant shall execute and deliver an agreement (a) if the proposed transaction was an assignment, terminating this lease as of the proposed effective date set forth in the Recapture Offer, but in no event earlier than the date Landlord gives Landlord's Notice, or (b) if the proposed transaction was a Major Sublease, terminating this lease with respect to the Space specified in the Recapture Offer as of the commencement date set forth in Recapture Offer but in no event earlier than the date Landlord gives Landlord's Notice, and (iii) in the event such termination is not with respect to the entire demised premises, the Fixed Rent shall be reduced taking into account the rentable square footage contained in the Space as set forth in Paragraph 23(B) hereof and the rent per rentable square foot applicable thereto as set forth in Paragraph 23(B) hereof, and Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses shall be reduced on a pro rata basis, in each case effective as of the effective date of said termination and Tenant's delivering vacant possession of the Space in accordance with the terms and conditions of this lease.

     (F) If (i) Landlord shall not exercise its recapture option under Paragraph
(D) and (E) above within the time period provided (time being of the essence) and Tenant shall procure an assignee or subtenant for the demised premises, or
(ii) if such Recapture Offer shall not be applicable to the proposed subletting, then Tenant shall submit to Landlord a written request ("Tenant's Request") for Landlord's consent to such assignment or subletting, which shall be accompanied by the following: (a) the name and address of the proposed assignee or subtenant; (b) in the case of an assignment of this lease, a duplicate original of the assignment agreement and all documents related to or accompanying such assignment, or a terms sheet ("Terms Sheet") containing all of the material business terms of such assignment, and, in the case of a sublease, a duplicate original of the sublease and all documents related to or accompanying such sublease or a Terms Sheet containing all of the material business terms of such subletting, including, without limitation, in connection with either an assignment or subletting, any separate consideration therefor, the rental rate to be paid (including any escalation and base years or additional rent payable), the term thereof (including any renewal options and the anticipated commencement date and expiration date thereof), any work to be performed or paid for by Tenant, whether in the affected space or in order to make the affected space maintainable as an independent unit, the amount and duration of any rent concessions, the cost and extent of any so-called "take-over" obligations to be assumed by Tenant and any other conditions (including, without limitation, the commencement and expiration dates thereof and a space or floor plan identifying such space and square footage thereof), (c) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the demised premises; and (d) banking, financial and other credit information reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. Within five (5) days following Landlord's receipt of Tenant's Request, Landlord may request such other commercially reasonable information relating to the amplification or clarification of the materials submitted with Tenant's Request (collectively, "Ancillary Information"), Tenant agrees to deliver to Landlord the Ancillary Information with reasonable promptness after Tenant's receipt of Landlord's request therefor. It shall be a condition of Landlord granting its consent to a proposed assignment (other than pursuant to Paragraphs (O) and (P) of this Article) or to a proposed Major Sublease that Tenant delivers Tenant's Request to Landlord no later than nine (9) months after the earlier to occur of (x) the date Landlord was required to deliver Landlord's Notice with respect to the Recapture Offer or (y) the date Landlord delivers a notice to Tenant rejecting the Recapture Offer (time being of the essence). If Tenant does not deliver Tenant's Request within said nine (9) month period, Tenant shall again submit to Landlord a Recapture Offer if required in accordance with Paragraph (C) hereof if Tenant desires to assign this lease or to enter into a Major Sublease. Provided Tenant shall have complied with the foregoing provisions of this Paragraph, Landlord shall not unreasonably withhold or delay its consent to the proposed assignment or subletting of all or any portion of the demised premises covered by such Tenant's Request and shall respond within thirty (30) days after receipt of Tenant's Request and any Ancillary Information. If Landlord fails to respond to Tenant's Request to assign this lease or sublet all or part of the demised premises within thirty (30) days after receipt of Tenant's Request and any Ancillary Information, Tenant shall have the right thereafter to give Landlord a reminder notice (which notice shall state that Landlord shall be deemed to have consented to the proposed assignment or subletting if Landlord fails to respond thereto within five (5) days thereafter) and if Landlord fails to respond to Tenant's Request within five (5) days after such reminder notice is deemed given hereunder, Landlord shall be deemed to have consented to such Tenant's Request.

     (G) No permitted or consented to assignment of this lease (including, without limitation, pursuant to Paragraphs (O) and (P) of this Article) shall be effective or valid unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment duly executed and acknowledged, in recordable form, (wherein the assignee assumes jointly and severally with Tenant the due performance of Tenant's obligations under this lease from and after the date of the assignment) and all related and accompanying documents. In addition, if the terms of such assignment and/or related and accompanying documents shall, in Landlord's reasonable judgment, materially vary from those set forth in the Terms Sheet

(as defined in Paragraph F hereof) or if such assignment shall not be executed and delivered to Landlord as provided above within nine (9) months following the date Landlord approved Tenant's Request, then Tenant shall again submit to Landlord a new Recapture Offer, if applicable, in accordance with Paragraph (C) of this Article, or if not applicable a new Tenant's Request in accordance with Paragraph (F) of this Article.

     (H) In the event of any such assignment, Landlord and the assignee may modify this lease in any manner, without notice to Tenant or Tenant's prior consent, without thereby terminating Tenant's liability for the performance of its obligations under this lease, except that any such modification which, in any way, increases any of such obligations shall not, to the extent of such increase only, be binding upon Tenant.

     (I) Except as otherwise provided in Paragraph (U) of this Article, no permitted or consented to sublease of all or any part of the demised premises including without limitation, pursuant to Paragraphs (N) and (T) of this Article, shall be effective or valid unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provisions required by Paragraph (J) of this Article) and all related and accompanying documents. Any such sublease shall be subject and subordinate to this lease. In addition, if the terms of such sublease and/or related and accompanying documents shall, in Landlord's reasonable judgment, materially vary from those set forth in the Terms Sheet (as defined in Paragraph F hereof) or if such sublease shall not be executed and delivered to Landlord as provided above within nine (9) months following the date Landlord approved Tenant's Request, then Tenant shall again submit to Landlord a new Recapture Offer, if applicable, in accordance with Paragraph (C) of this Article, or if not applicable a new Tenant's Request in accordance with Paragraph (F) of this Article.

     (J) Any such sublease shall contain substantially the following provisions:

     (i) "In the event of a default under any underlying lease of all or any portion of the premises demised hereby which results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease ("Under lying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Not withstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sublease which shall not then be continuing, (b) be subject to any offset, not expressly provided for in this sublease, which shall have accrued to the subtenant hereunder against said landlord, or (c) be bound by any modification of this sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby.

     (ii) "This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor in accordance with all the provisions of the Underlying Lease including Section K of Article 11 of the Underlying Lease".

     (K) Neither a permitted assignment nor a permitted sublease nor Landlord's consent to any assignment or sublease shall release Tenant from its liability for the performance of Tenant's obligations hereunder during the balance of the Term or constitute Landlord's consent to any (i) further assignment of this lease or of any permitted sublease or (ii) further sublease of all or any portion of the premises demised hereunder or under any permitted sublease. Landlord agrees not unreasonably to withhold or delay its consent to any further sublease or assignment by any subtenant, subject to all the applicable provisions of this lease. If a sublease to which Landlord has consented is assigned or all or any portion of the premises demised thereunder is sublet without the consent of Landlord in each instance obtained, provided such consent of Landlord was required, Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

     Notwithstanding the foregoing provisions of this Paragraph (K), so long as Tenant is not in any monetary default or any material non-monetary default which remains uncured after the expiration of any applicable notice and cure period in the event of (a) an assignment of this lease by Tenant pursuant to this Article,
(b) Tenant's full compliance with all of the terms of this Article, (c) the prior written approval of the holder of the mortgage on the Land and the Building and any ground or underlying lessors, which approval may be withheld by such holder or ground or underlying lessor in its sole discretion and (d) the assignee's satisfaction of all of the assignment conditions set forth in (i)-(v) below (the "Assignment Conditions"), then Tenant shall be released from liability under this lease solely for obligations arising for the period after the effective date of such assignment. It is a condition to the above release that the assignee deliver to Landlord evidence satisfactory to Landlord that (i) the assignee is incorporated in a State which is located in the United States,
(ii) the assignee is publicly traded at or above book value on a recognized stock exchange located in the United States, (iii) the assignee has at least an "A" rating in the most recent edition of Standard and Poor's (or its successor rating organization) and at least an equivalent rating in the most recent edition of Moody's Investing Service (or its successor rating organization),
(iv) the assignee has a stable or advancing track record of profitability on a current basis and commensurate with said assignee's net worth during the immediately preceding twenty-four (24) months, and (v) the assignee has a demonstrable tangible net worth as determined in accordance with generally accepted accounting principles, consistently applied, and certified to Landlord by an independent certified public accountant, at least equal to Three Billion Dollars as of the effective date of such assignment.

     (L) Tenant shall pay to Landlord, promptly upon demand therefor, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any assignment of this lease or assignment of any sublease or sublease of all or any part of the demised premises, whether proposed or consummated.

     (M) If Landlord gives its consent to any assignment of this lease or assignment of any sublease or to any sublease or if Tenant otherwise enters into any assignment or sublease permitted hereunder, Tenant shall, in consideration therefor, pay to Landlord, as and when received by Tenant:

     (i) in the case of an assignment, fifty (50%) percent of the amount, if any, by which (a) all sums and other considerations paid to Tenant by or on behalf of the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, equipment, furniture, furnishings or other personal property less the then fair market value thereof) exceeds (b) the sum of (x) the amount of any rental concessions and work allowance granted by Tenant or costs incurred by Tenant in preparing the demised premises for the assignee's occupancy, plus (y) all reasonable and customary out-of-pocket expenses reasonably incurred by Tenant directly relating to such assignment, such as the New York State and City Transfer Taxes (but not income taxes), brokerage commissions, engineering, advertising and promotion expenses and legal fees, but only to the extent such commissions, expenses and fees are reasonable out-of-pocket and paid to independent and unrelated third parties and fees of Landlord in connection with obtaining Landlord's consent, all evidenced by receipted bills furnished to Landlord, plus (z) an amount (hereinafter referred to as the "Assignment Vacancy Allowance") equal to the Fixed Rent and additional rent under Articles 36 and 37 hereof payable by Tenant during the period beginning on the date that the demised premises are completely vacant and Tenant has notified Landlord of such vacancy and ending on (1) the date that anyone occupies all of any portion of the demised premises or (2) the effective date of the assignment or any other occupancy agreement or (3) the date that Tenant receives any payment in connection with the assignment of this lease or any other occupancy of the demised premises, whichever shall occur first; provided, however, (i)
                                                      --------- -------
Tenant shall not be entitled to deduct the Assignment Vacancy Allowance if Tenant is offering to assign this lease at an amount in excess of the fair market value of Tenant's then leasehold estate hereunder and (ii) the Assignment Vacancy Allowance shall not exceed an amount equal to six (6) month's Fixed Rent and additional rent then payable under Articles 36 and 37 of this lease; and

     (ii) in the case of a sublease, fifty (50%) percent of the amount, if any, by which (a) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, equipment, furniture or other personal property in excess of the then fair market value thereof), exceeds (b) the sum of (x) the Fixed Rent and additional rent accruing during the term of the sublease in respect of the sublet space (at the rate per square foot payable by Tenant hereunder and applicable to such sublet space) pursuant to the Term and (y) the amount of any rental concessions and work allowance granted by Tenant or costs incurred by Tenant in physically separating the sublet space from the rest of the demised premises or otherwise in preparing the sublet space for the subtenant's occupancy, plus all reasonable and customary out-of-pocket expenses reasonably incurred by Tenant directly relating to such subletting, such as the New York State and City Transfer Taxes (but not income taxes), brokerage commissions, engineering, advertising and promotion expenses and legal fees, but only to the extent such commissions, expenses and fees are reasonable out-of-pocket and paid to independent and unrelated third parties and fees of Landlord in connection with obtaining Landlord's consent, all evidenced by receipted bills furnished to Landlord, plus (z) an amount (hereinafter referred to as the "Sublease Vacancy Allowance") equal to the Fixed Rent and additional rent under Articles 36 and 37 hereof payable by Tenant for the sublet space on a per rentable square foot basis beginning on the date that the sublet space is completely vacant and Tenant has notified Landlord of such vacancy and ending on
(1) the date that anyone occupies all or any portion of said sublet space or (2) the effective or commencement date of the sublease or any other occupancy agreement with respect to the sublet space or (3) the date that Tenant receives any rent or other payment in connection with such sublease or any other occupancy of the sublet space (other than any payment in respect of the first installment of rent received by Tenant upon execution of the sublease or other occupancy agreement prior to the effective date of such sublease or other occupancy agreement), whichever shall occur first; provided, however, (i) Tenant
                                                   --------  -------
shall not be entitled to deduct the Sublease Vacancy Allowance if Tenant is offering to sublet the subleased premises at an amount in excess of the fair market rent for the subleased premises and (ii) the Sublease Vacancy Allowance shall not exceed an amount equal to six (6) month's Fixed Rent and additional rent then payable under Articles 36 and 37 of this lease.

     (N) Tenant may, without Landlord's prior written consent, but upon not less than twenty (20) days' prior written notice to Landlord, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "related corporation") to sublet or use all or part of the demised premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant obligations under this lease [other than Paragraphs (C), (D), (E), (F) and (M) (except as hereinafter provided) and, in the event Tenant is subletting additional space to a related corporation, clause (ii) of Paragraph B] provided that (i) Tenant shall not be in default beyond applicable notice and cure periods in the performance of any of its obligations under this lease, (ii) prior to such subletting or use, Tenant furnishes Landlord with the name of such related corporation, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant is a related corporation of Tenant, and (iii) in the reasonable judgment of Landlord, the proposed subtenant is of a character comparable to the character of other tenants in the Building. Within ten (10) days after Landlord's request from time to time, but not more frequently than annually (unless Landlord has a reasonable basis to believe that such subtenant is no longer a related corporation of Tenant, in which case Landlord may request such certification more frequently than annually), an officer of Tenant shall certify to Landlord that such subtenant remains a related corporation of Tenant, failing which the provisions of Paragraph (M) shall apply retroactive to the date such subtenant no longer was a related corporation of Tenant. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this lease or the demised premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than forty (40%) percent of all of the voting stock of such corporation or not less than forty (40%) percent of all of the legal and equitable interest in any other business entities.

     (O) Tenant may, without Landlord's prior written consent, but upon not less than twenty (20) days prior written notice to Landlord, assign this lease to any corporations or other business entities which are majority controlled by SOFTBANK Holdings Inc. (herein referred to as a "Related Entity"), subject however to compliance with Tenant's obligations under this lease (other than Paragraphs (C), (D), (E), (F) and (M) (except as hereinafter provided) of this Article); provided that (i) Tenant shall not be in default beyond applicable notice and cure periods in the performance of any of its obligations under this lease, (ii) prior to such assignment, Tenant furnishes Landlord with the name of any such Related Entity, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such assignee is a Related Entity, (iii) the proposed occupancy shall not increase the office cleaning requirements, if any, (other than to a de minimis extent) or impose an extra burden (except for a de minimis amount) upon the building equipment or building services unless the assignee agrees to pay for the same and such extra burden does not otherwise adversely affect the Building equipment and/or services, (iv) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State, (v) in the reasonable judgment of Landlord, the proposed assignee is of a character comparable to the character of other tenants in the Building and (vi) Tenant and the Related Entity shall collectively have a demonstrable tangible net worth, as determined in accordance with generally accepted accounting principles, consistently applied, and certified to Landlord by an independent certified public accountant, at least equal to the net worth of Tenant immediately prior to the date of the assignment (the "Net Worth Requirement"). Within ten (10) days after Landlord's request from time to time, an officer of Tenant shall certify to Landlord that such assignee remains a Related Entity, failing which the provisions of Paragraph (M) shall apply retroactive to the date such assignee no longer was a Related Entity. Except as otherwise specifically provided in Paragraph (K) hereof, such assignment shall not relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the voting stock of any corporation or more than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

     (P) Tenant may, without Landlord's prior written consent, but upon not less than twenty (20) days' prior written notice to Landlord, assign or transfer its entire interest in this lease and the leasehold estate hereby created to a successor entity of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default beyond applicable notice and cure periods in any of the terms of this lease, (ii) the proposed occupancy shall not increase the office cleaning requirements, if any, (other than to a de minimis extent) or impose an extra burden (except for a de minimis amount) upon the building equipment or building services unless the assignee agrees to pay for the same and such extra burden does not otherwise adversely affect the Building equipment and/or services, and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State. A "successor entity" as used in this Paragraph (P) shall mean (a) an entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, or (b) an entity acquiring this lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets of Tenant, its successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its successors and assigns, or (c) any successor to a successor entity becoming such by either of the methods described in subdivisions (a) and (b) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transfer ring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have a demonstrable tangible net worth, as determined in accordance with generally accepted accounting principles, consistently applied, and certified to Landlord by an independent certified public accountant, at least equal to the net worth of Tenant immediately prior to the date of such merger or consolidation or such acquisition and assumption.

     (Q) Notwithstanding anything to the contrary herein above contained, in no event will there be permitted to be more than three (3) occupants (including Tenant and its related entities) on any one (1) of the floors constituting the demised premises.

     (R) It shall be deemed reasonable for Landlord to withhold its consent under this Article 11 if Tenant is then in monetary or material non-monetary default under this lease beyond any applicable notice or grace period or if the intended use is not for office use or is not similar and consistent with those then existing in the Building in Landlord's reasonable judgment.

     (S) With respect to any sublease (but not to any underletting by any subtenant) to which Landlord consents covering space which (i) constitutes a sublease of at least a full floor other than pursuant to Paragraphs (N) and (T),
(ii) is with a subtenant who has, in Landlord's good faith judgment, a financial worth comparable to the financial worth that Landlord is then requiring of direct tenants in the building for space that is comparable to the space sublet by such subtenant (but taking into account the rental obligations under such sublease or, if greater, under this lease (on a per rentable square foot basis)), and (iii) provides for a rental which is equal to or in excess (on a per rentable square foot basis) of the Fixed Rent and recurring additional rent payable hereunder by Tenant with respect to such space from time to time throughout the Term (or if less (on a per rentable square foot basis) than the Fixed Rent and recurring additional rent payable hereunder by Tenant, if such subtenant agrees, in the non-disturbance and attornment agreements hereinafter referred to, that such rental (on a per rentable square foot basis) will automatically and without condition become so equal, if, as and when the attornment provided for in such non-disturbance and attornment agreement becomes effective between Landlord (or a holder of a mortgage or ground lessor, as applicable) and the subtenant following the termination of this lease), Landlord shall, at Tenant's request, execute and deliver to such subtenant a non-disturbance and attornment agreement in the form of Exhibit J annexed hereto
                                                    ---------
(provided, that such non-disturbance and attornment agreement is first executed
---------
and delivered by all parties thereto other than Landlord, including Tenant) and shall use good faith efforts to obtain from the holder of any mortgage then encumbering the Building and the lessor under any ground lease then affecting the Building a non-disturbance or recognition agreement, as applicable, for the benefit of such subtenant. Notwithstanding anything to the contrary set forth in this Paragraph (S), any non-disturbance and attornment agreement delivered by Landlord or a holder of a mortgage or ground lessor pursuant to this Paragraph
(S) shall, pursuant to this lease, be conditional and by its terms expressly contain the condition such that, in the event of any termination of this lease other than by reason of Tenant's default (e.g., by reason of a casualty pursuant
                                          ----
to Article 9 or by reason of condemnation pursuant to Article 10), then any non-disturbance and attornment agreement to a subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date; provided, that if (a)
                                                       --------
this lease is terminated with respect to less than all of the premises, or (b) Tenant pursuant to Article 53 exercises its extension option with respect to less than all of the premises, only such non-disturbance and attornment agreements to subtenants who sublease any of such space with respect to which this lease is terminated or not extended, as the case may be, shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date or the day preceding the commencement of the applicable extension term, as the case may be. Tenant shall promptly reimburse Landlord, as additional rent, for all reasonable costs and expenses, including, but not limited to, reasonable attorney's fees, incurred by Landlord in connection with this Paragraph (S).

     (T) Anything herein to the contrary notwithstanding, Tenant shall not be required to provide a Tenant's Request and Landlord's consent shall not be required with respect to a sublease, or subleases in the aggregate, covering space which is less than one (1) full floor in the demised premises (a "Permitted Sublease(s)"), and Paragraphs (C), (D), (E), and (F) of this Article shall not be applicable thereto, subject however to compliance with Tenant's obligations under this lease and further provided that (i) Tenant shall not be in default in the performance of any of its obligations under this lease beyond any applicable notice and cure period, (ii) at least twenty (20) days prior to the occurrence of such subletting, Tenant furnishes Landlord with the name of any such subtenant and its proposed use of the demised premises which shall be solely for executive, administrative or general offices, (iii) such subletting, or series of subleases, shall be for a good business purpose and not for the purpose of obviating the provisions of this lease, and (iv) such subtenant shall be of a character as is then in keeping with the standards of Landlord for the Building.

     (U) Tenant will have the right to permit one or more business affiliates of Tenant to occupy one or more portions of the premises, for office use and/or any other permitted use specified in Article 2 hereof only, without the requirement of obtaining Landlord's consent, but Tenant shall give Landlord prompt notice thereof in each instance and Paragraphs (C), (D), (E), (F), (I), (J), (L) and
(M) and clause (ii) of Paragraph (B) of this Article shall not apply to any such occupancy, but such occupancy shall otherwise be subject to the terms and conditions of this lease. Any space occupied pursuant to this Paragraph (U) shall not be separated from the balance of the premises and shall be accessible only from a common entrance. For purposes of this subsection, the term "business affiliate of Tenant" shall mean a person or entity with whom Tenant has or expects to have a business relationship.

 12.  Electric Current
      ----------------

     (A) Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation, and Tenant will not overload such installations or interfere with the use thereof by other tenants of the Building.

     (B) From and after the applicable Commencement Date, Landlord agrees to furnish, and Tenant shall have available, up to eight (8) watts of electric current per usable square foot (demand load) for Tenant's use in the demised premises (in addition to that required for the base building air conditioning machinery as set forth in Exhibit B-3) upon and subject to the terms and conditions set forth in this Article 12. Tenant is to be responsible for the distribution of such electricity throughout the demised premises. From and after the Electric Commencement Date (as hereinafter defined), Tenant shall purchase from Landlord or Landlord's designated agent all electric current consumed in the applicable floor(s) of the demised premises. Tenant will pay to Landlord as additional rent a sum equal to (i) "Landlord's Average Cost" (as that term is hereinafter defined), for the relevant billing period, multiplied by (ii) the total kilowatt hours recorded on Tenant's sub-meter or submeters during such billing period. "Landlord's Average Cost" for all purposes of this lease shall be determined by dividing (y) the total dollar amount billed to Landlord for the Building by the entity providing electric current to the Building (the "Electric Company") for the relevant billing period (including, without limitation, all charges for "demand," fuel,

"on-peak" and "off-peak" usage, "time of day" usage and any and all other relevant adjustments and charges) by (z) the total kilowatt hours utilized by the Building for such billing period. Tenant's consumption of electrical energy at the demised premises will be measured by submeters to be installed by Landlord at Landlord's expense. "Electric Commencement Date" with respect to each floor of the demised premises shall mean the date on which the submeters measuring the usage of electric current consumed on such floor are made functional, provided that Landlord shall not have such submeters made functional until the date Tenant (or anyone claiming under or through Tenant) occupies all or any portion of such floor for the conduct of business. Tenant shall provide thirty (30) days prior written notice to Landlord of the date Tenant intends to occupy all or any portion of each floor of the demised premises (on a floor by floor basis) for the conduct of any business, and Tenant shall not, prior to Electric Commencement Date, consume any electric current on such floors except for bona fide construction or construction related purposes.

     (C) Where more than one submeter measures Tenant's electric service (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the service rendered through each submeter may be computed and billed as an aggregate total in accordance with the provisions hereof. Bills therefor may be rendered monthly and shall be payable within thirty (30) days after rendition of such billing accompanied by reasonable documentation, as additional rent.

     (D) Landlord is not in any way liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except to the extent resulting from Landlord's Negligence or Wilful Misconduct (but, in no event, will Landlord have any responsibility for consequential damages). Subject to Tenant's compliance with Articles 3 and 44 and all other applicable provisions of this lease, Landlord agrees, in principle, to Tenant obtaining, at Tenant's sole cost and expense, from the Electric Company additional electric capacity from the street (adjoining the Building) to the Building and such additional risers necessary to handle the same, provided there is no diminution of, or any other adverse effect upon, the Building or its electric system or the electrical capacity and, unless Tenant pays for such increased costs, no increase in the electrical cost for the balance of the Building. Except as set forth in Exhibits B and B-3, any riser or risers necessary to supply Tenant's electrical requirements in excess of those specified in Paragraph (B) will, upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant if the same is reasonably practicable and will not cause damage or injury to the Building or the operation thereof or the demised premises or the operations of other tenants or occupants of the Building, and will not cause or create a dangerous or hazardous condition. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions. All of such costs and expense which are payable by Tenant hereunder shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor which bill or statement is accompanied by reasonable documentation, as additional rent.

     (E) Provided Landlord does not discriminate against Tenant, Landlord may discontinue such service of electric current after the Electric Commencement Date upon thirty (30) days notice to Tenant without being liable to Tenant therefor and without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of Fixed Rent. Such discontinuance is not to be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. If Landlord so discontinues furnishing electric current to Tenant, or if Tenant at its option elects and notifies Landlord reasonably in advance, Tenant shall arrange to obtain electric current directly from the Electric Company. Such electric current may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain and to measure Tenant's consumption of electric current directly from the Electric Company shall be installed and maintained by Landlord, at Tenant's expense if Landlord is required by Law, the Electric Company or for any other reason to discontinue furnishing electricity to Tenant or if Tenant elects to purchase electricity directly from the Electric Company, and at Landlord's expense if Landlord voluntarily determines to discontinue furnishing electricity to Tenant. Provided Tenant proceeds promptly and diligently after receipt of Landlord's notice to arrange to obtain and to measure Tenant's consumption of electric current directly from the Electric Company, Landlord may not discontinue electric service until Tenant is able to obtain service directly from the Electric Company (unless Landlord is compelled to do so by Law or the Electric Company).

     (F) Tenant agrees not to make any material alterations or additions (which affect or may affect the building's electric system and which are not the installation of ordinary office equipment) to the electric equipment and/or appliances installed in the demised premises from and after the date of completion of Landlord's Work without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed), and only in accordance with all the applicable provisions of this lease.

     (G) If any tax is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, where permitted by law, Tenant agrees to pay Landlord within thirty (30) days after rendition of a bill therefor Tenant's pro-rata share of such taxes, as additional rent.

     (H) If during any time during the Term occurring on or after the Electric Commencement Date, it is determined that the submeters servicing the demised premises are or were malfunctioning, Tenant shall pay Landlord for such period an amount determined by Landlord's electrical consultant (subject to Tenant's right to dispute as provided in Paragraph (I) hereof), based upon the average of the submetered amounts during the same period for the immediate preceding two
(2) years (or if such malfunction occurs prior to the beginning of the third
(3rd) year of the Term, such amount shall be reasonably estimated by Landlord's electrical consultant based upon any prior usage under similar circumstances of occupancy and use, if any).

     (I) Anything in this Article to the contrary notwithstanding, if Tenant disputes any determination made by Landlord's electrical consultant or engineer ("Landlord's Electrical Consultant") pursuant to Paragraph (H) of this Article, Tenant may challenge such determination, within ninety (90) days after receipt thereof (time being of the essence), by submitting a different estimate made by Tenant's reputable independent electrical engineer or qualified consultant ("Tenant's Electrical Consultant"), which shall be paid by Tenant. If Landlord's Electrical Consultant and Tenant's Electrical Consultant agree on a determination, such agreement shall be conclusive upon the parties. If Landlord's Electrical Consultant and Tenant's Electrical Consultant cannot agree, they shall select a third reputable independent electrical engineer or qualified consultant, the cost of whom shall be shared equally by both parties, to make a binding determination with respect to such dispute. If Landlord's Electrical Consultant and Tenant's Electrical Consultant cannot select a third electrical engineer or consultant, the same shall be selected by the Presiding Judge of the Appellate Division of the Supreme Court of the State of New York, First Department. No delay in the resolution of any such dispute shall affect the effective date of any such determination.

     (J) The parties agree to cooperate with each other in the selection of a service provider of electricity to the demised premises (in the event Laws permit such a choice) that provides high quality service at a reasonable rate.

 13.  Access to Premises
      ------------------

     Landlord or Landlord's agents shall have the right (but shall not be obligated) (a) to enter all or any part of the demised premises and the terrace in an emergency at any time, but Landlord shall use reasonable efforts to furnish Tenant with prior or contemporaneous telephonic or other oral notice, and (b) to enter the demised premises and terrace (including the Security Areas, as hereinafter defined), upon such prior notice as hereinafter provided. Landlord shall be accompanied by a representative of Tenant, provided Tenant shall have furnished the name and telephone number of Tenant's representative(s) in writing to Landlord from time to time ("Tenant's Representative"). Except in emergencies, Landlord shall deliver Tenant not less than seven (7) business days notice (or such shorter period if such access is required to comply with Law) in the event Landlord is aware that any Building systems may be disrupted by reason of such access. If Tenant is required to discontinue operations in any portion of the demised premises, Landlord shall, except in emergencies, deliver to Tenant at least fourteen (14) days notice (or such shorter period if such access is required to comply with Law). All other access by Landlord or Landlord's agents shall be (except for emergencies as provided above) upon notice (which may be telephonic or oral) of no less than forty-eight (48) hours (or such shorter period if such access is required to comply with Law) during regular business or such other hours as are mutually agreeable to Landlord and Tenant, accompanied by Tenant's Representative, at Tenant's election and provided that Tenant shall make Tenant's Representative available promptly and at a time reasonably acceptable to Tenant. Such access shall be for the purposes of examining the demised premises and/or making such repairs, replacements and improvements as Landlord may deem necessary to the demised premises and the terrace or necessary or reasonably desirable to any other portion of the Building. If Tenant fails to make Tenant's Representative reasonably available and/or permit Landlord or Landlord's agents access to the demised premises and terrace as required hereunder, Tenant agrees, in addition to any other right or remedy of Landlord under this lease, to reimburse Landlord for the costs of any overtime labor or any other costs incurred by Landlord as a result thereof. Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy, including, without limitation, Tenant's occupancy of the terrace, while such work is in progress and shall cooperate with Tenant as to the scheduling of such work, but Landlord will not be required to use overtime labor unless either (i) necessary so as to prevent material disruption to Tenant's operations and/or to the conduct of its business or (ii) Tenant agrees to reimburse Landlord for the cost of such overtime labor. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, if required in Landlord's reasonable business judgment, provided they are concealed within the walls, floor or ceiling and they are placed in a location approved by Tenant, which approval shall not be unreasonably withheld or delayed. Upon the completion of such work, repairs and installations, there shall be no reduction (except to a de minimis extent not exceeding fifty (50) square feet per floor) in the rentable area of the demised premises and the affected portions of the demised premises shall have been restored at Landlord's expense to substantially their condition immediately prior to the performance of such work, repairs or installations. In the event of a reduction of the rentable area in excess of fifty (50) square feet per floor, the Fixed Rent and additional rent payable under Articles 36 and 37 hereof shall be appropriately reduced based upon the reduction of rentable square feet contained in the premises and, in the case of Fixed Rent, the then Fixed Rent per rentable square foot applicable to that portion of the floor no longer included within the demised premises in accordance with Paragraph 23(B) hereof. Landlord may, during the progress of any work in the demised premises, take all necessary materials and equipment into the demised premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise, subject to the provisions of this Article
13. Any such materials will be stored in an orderly fashion in a place reasonably designated by Tenant, but in a reasonable location. Throughout the Term hereof, Landlord shall have the right to enter the demised premises and terrace at reasonable business hours upon reasonable prior notice of at least forty-eight (48) hours which may be telephonic or oral to Tenant's Representative for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last twelve (12) months of the Term for the purpose of showing the same to prospective tenants; provided, however, there shall be no such entry into Security Areas unless such entry is necessary and specifically requested by the prospective purchaser, mortgagee or prospective tenant. If Tenant is not present to open and permit an entry into the premises in an emergency, Landlord or Landlord's agents may enter the same whenever such entry may be necessary by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the Term, Tenant shall have removed all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. As used herein, "Security Areas" shall mean those areas in the demised premises to which all of Tenant's personnel do not have access and which are designated in plans which have been submitted to Landlord or in a notice otherwise given to Landlord, as the same may be changed from time to time.

 14.  Occupancy
      ---------

     (A) Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the Building (the "C/O"), a copy of which is attached as Exhibit I or any amended C/O permitted under this lease. Landlord will not amend the C/O in any way that would adversely affect Tenant's use of the premises for its permitted use thereof. Tenant has inspected the premises and accepts them as is, subject to the work required to be performed by Landlord described in this lease and the riders annexed hereto with respect to Landlord's Work, if any, and except for latent defects. In any event, except as otherwise expressly provided herein, Landlord makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record, which have no adverse effect on Tenant's occupancy of the demised premises for the uses expressly permitted herein.

     (B) Landlord represents that, upon completion of Landlord's Work, (i) the premises will be in compliance with all Laws (including ADA) that are applicable to space in such condition (i.e., not including Laws that are applicable by reason of Tenant's Work or the fact that Tenant's Work has yet to be completed), and (ii) the premises will be free of asbestos that applicable Law requires to be removed or encapsulated, it being understood that Landlord will remove or encapsulate same at its cost and the need for such removal and/or encapsulation shall not be deemed to be a result of Tenant's Work.

     (C) Landlord agrees, at no expense to Landlord, to cooperate to the extent reasonably practicable with Tenant's efforts to amend the C/O to accommodate a use ancillary to Tenant's business which does not increase the cost to Landlord in operating the Building unless Tenant will pay for any such increased costs, subject, however, to the restrictions contained in Article 2 hereof and any other applicable provision of this lease and provided that Tenant obtains Landlord's prior written approval of such use, which approval will not be unreasonably withheld or delayed.

 15.  Bankruptcy
      ----------

     (A) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor which, if involuntary, is not discharged or stayed within ninety (90) days of the commencement thereof; or (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the demised premises but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 15 shall be applicable only to the party then owning Tenant's interest in this lease.

     (B) It is stipulated and agreed that in the event of the termination of this lease pursuant to Paragraph (A) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the Federal discount rate then in effect. If the premises or any part thereof be relet by the Landlord for the unexpired Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     (C) Landlord shall not have the right to terminate this lease pursuant to this Article 15 so long as Tenant is duly performing all of its obligations under this lease.

     (D) Without limiting any of the foregoing provisions of this Article 15 or Articles 16 or 17 hereof, if, pursuant to the Bankruptcy Code of 1978, as the same may be amended (the "Bankruptcy Code"), Tenant is permitted to assign this lease in disregard of the obligations contained in Article 11 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of two quarters of one year's Fixed Rent then reserved hereunder plus an amount equal to two quarters of all additional rent payable under this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. Landlord shall deposit such security in an interest-bearing account. To the extent not prohibited by Law, Landlord shall be entitled to receive and retain as an administrative expense a sum equivalent to one (1%) percent per annum upon such security deposit. The balance of the interest credited to such account by reason of such security deposit, after the deduction of such administrative expense, shall, at the end of each calendar year during the Term of this lease, after such deduction, be paid over by Landlord to the then Tenant promptly following the then Tenant's request during the succeeding calendar year during the Term; provided, however, that any undistributed accrued interest on such security deposit at the expiration of the Term shall be returned to the then Tenant promptly after such expiration. Subject to the provisions of the Bankruptcy Code, if Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (i) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment, and (ii) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the demised premises in excess of the fair market value thereof, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, sufficient in Landlord's judgment, considering the responsibility involved.

 16.  Default
      -------

     (A) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenant for the payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant and not dismissed within ninety (90) days; or if this lease be rejected under ' 235 of Title 11 of the U.S. Code (bankruptcy code), then, in any one or more of such events, upon Landlord serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty
(30) day period, and if Tenant shall not have diligently commenced during such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written ten (10) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said ten (10) days this lease and the Term shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this lease and the Term and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

     (B) If the notice provided for in Paragraph (A) hereof shall have been given, and the Term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required for more than fifteen (15) days after notice from Landlord, then and in any of such events, Landlord may, without notice, re-enter the demised premises and dispossess Tenant and the legal representative of Tenant or any other occupant of the demised premises by summary proceedings or any other lawful proceedings, and remove their effects and hold the premises as if this lease had not been made.

 17.  Remedies of Landlord and Waiver of Redemption
      ---------------------------------------------

     In case of any such default, reentry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, (b) Landlord may relet the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to relet the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for reletting through the balance of the Term. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency of any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Landlord, in Landlord's good faith judgment, considers advisable and necessary for the purpose of reletting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

 18.  Fees and Expenses
      -----------------

     (A) If Tenant shall default (after notice and the expiration of any applicable cure period) in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without further notice perform the obligation of Tenant thereunder and Tenant shall, within thirty (30) days after demand, reimburse Landlord for its reasonable out-of-pocket costs incurred in connection therewith as additional rent. If the Term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

     (B) Whenever this lease provides that a party shall be responsible for costs or expenses incurred by the other party, such responsibility shall be limited to reasonable out-of-pocket costs and expenses.

     (C) If any legal proceeding is brought by reason of the claimed default of either party hereto, the prevailing party shall be entitled to reimbursement by the other for its reasonable attorneys' fees.

     (D) If Landlord shall default in its obligations under this lease to perform repairs, maintenance or replacements to the demised premises required to be performed by Landlord or provide any service to the demised premises required to be provided by Landlord and shall not be diligently pursuing the cure of such default, then unless otherwise provided elsewhere in this lease, and provided that Tenant is then occupying at least 150,000 rentable square feet in the Building, Tenant may perform the same (provided the Building systems outside the demised premises and/or any other areas outside the demised premises, including without limitation the electrical, elevator, life-safety, plumbing, heating, ventilating or air conditioning systems, are not in any way adversely affected by such performance and further provided that Tenant complies with all of the applicable provisions of this lease, including, without limitation, Article 3 hereof) at the expense of Landlord immediately in an emergency (except in the event of an emergency, Tenant shall use reasonable efforts to furnish Landlord with prior telephonic or other oral notice followed promptly by written notice) or in all other circumstances if such default continues for thirty (30) days after a notice to Landlord (in which Tenant notifies Landlord that Tenant will undertake such performance and specifies in detail the repairs which Tenant will perform at Landlord's expense) and such default further continues for five (5) business days after the giving by Tenant to Landlord of a second notice following such thirty (30) day period (provided, that such thirty (30) day and
                                       --------
five (5) day periods shall be deemed extended (i) if prior to the expiration of such period, Landlord promptly commences and thereafter diligently prosecutes to completion all commercially reasonable steps necessary to cure such failure, or
(ii) if Landlord, acting in good faith, sends a notice to Tenant disputing that Landlord is in default in its obligations under this lease and electing to have such "Dispute" resolved by an informal hearing ("Hearing") upon and subject to the terms and conditions hereinafter set forth, in which event Tenant shall not undertake such performance unless and until such Dispute is resolved in its favor. If Tenant performs any of Landlord's obligations under this lease pursuant to the immediately preceding sentence, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs thereof incurred by Tenant, within thirty
(30) days after receipt by Landlord of reasonably detailed receipted statements itemizing the nature of the work and the amounts of such costs. If Landlord fails to so reimburse Tenant within the above thirty (30) day period, Tenant shall have the right upon not less than thirty (30) days notice to Landlord to offset such costs, together with interest on the unpaid balance thereof accruing at a rate equal to the Interest Rate (as defined in Paragraph 42(C) hereof), against future rental obligations hereunder unless Landlord prior to the expiration of such thirty (30) day period from receipt of said notice from Tenant notifies Tenant that it disputes the commercial reasonableness of the amount claimed by Tenant to be due and elects to have such Dispute resolved by a Hearing upon and subject to the terms and conditions hereinafter set forth, in which event Landlord shall pay any undisputed amount due Tenant and Tenant shall have the right to offset the costs which the Hearing Officer determines to be due to Tenant hereunder together with interest on the unpaid balance thereof at the Interest Rate, against future Fixed Rent obligations hereunder, unless Landlord reimburses Tenant in the amount determined to be due to Tenant hereunder within thirty (30) days after such determination is made. In addition, if the Hearing Officer determines that such Dispute was brought in bad faith, then interest shall accrue from date such sums were first due.

     (a) The Hearing shall be held at the offices of the hearing officer, who shall be selected pursuant to the then existing rules and procedures of the American Arbitration Association in New York City, and who shall be an architect or engineer duly licensed in New York, with at least ten (10) years experience in the operation of Manhattan office buildings ("Hearing Officer");

     (b) The Hearing shall be held within ten (10) days after the Hearing Officer is designated pursuant to substantive and procedural rules to be established by the Hearing Officer;

     (c) The determination by the Hearing Officer shall be conclusive upon the parties and shall be made within seven (7) days after the Hearing is completed;

     (d) If the Dispute involves whether or not Landlord is in default in its obligations under this lease, and (i) the Hearing Officer determines that Landlord was in default, then Landlord shall pay the fees of the Hearing Officer, or (ii) the Hearing Officer determines that Landlord was not in default, then Tenant shall pay the fees of the Hearing Officer; and

     (e) If the Dispute involves whether or not the amount claimed by Tenant to be due is commercially reasonable and (i) the Hearing Officer determines that the amount was commercially unreasonable, then Tenant shall pay the fees of the Hearing Officer, or (ii) if the Hearing Officer determines that such amount was commercially reasonable, then Landlord shall pay the fees of the Hearing Officer.

 19.  Building Alterations and Management
      -----------------------------------

     (A) Landlord shall have the right at any time in the exercise of its commercially reasonable business judgment without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the number or designation by which the Building may be known or the name of the Building (other than (a) to a name of another tenant in the Building unless such other tenant occupies space in the Building equal to or in excess of one and one-half (1 1/2) times the rentable square feet area then occupied by Tenant and related corporations of Tenant, or (b) if Tenant is then engaged primarily in the multi-media business, to a name of another tenant engaged primarily in the multi-media business (i) if Tenant and related corporations of Tenant are occupying a minimum of 200,000 rentable square feet in the Building, or (ii) Tenant uses the demised premises as the primary offices for its senior executives and occupies a minimum of one (1) full floor of the demised premises). Notwithstanding the foregoing, however, Landlord shall not (except if required to do so by Law or in the event of emergency) so long as Tenant and related corporations and subtenants of Tenant collectively occupy a minimum of 200,000 rentable square feet in the Building including at least one (1) full floor of the demised premises as the primary offices for its senior executives, exercise any such right in a manner that affects Tenant's dedicated entrance to the Building, the "Northern Elevator Passenger Bank" (as defined in Article 28(A) hereof), or affects the 28th Street Loading Dock Bays (as defined in
Article 28(A) hereof) or, if Tenant and related corporations of Tenant occupy a full floor of the demised premises, change the bathrooms serving said floors, all other than to a de minimis extent, except if the same constitutes part of Landlord's Work, without in each case obtaining Tenant's prior consent, which consent shall not be unreasonably withheld or delayed. Tenant will use reasonable and good faith efforts to respond within seven (7) business days to Landlord's request provided Landlord's notice specifies the requirement in bold-face 20 point type. The grounds for any disapproval must be stated in reasonable detail. The foregoing shall not prohibit Landlord or Landlord's other tenants from using, or permitting others to use, such entrance, elevator bank, or the 28th Street Loading Dock Bays if the Lease is terminated with respect to a portion of the demised premises. Except as otherwise specifically provided in this lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, in connection with all areas of the Building other than the entrance to the Z-D Lobby, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls of the manner of access to the Building by Tenant's social or business visitors as the Landlord may deem necessary for the security of the Building and its occupants. Landlord will not conduct Building alterations in such a manner as to deny Tenant access to the demised premises unless the same shall be required (i) by Law, or (ii) in the event access is denied on a temporary basis, by Casualty or emergency, and Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy and the conduct of its business by reason of such alterations. Landlord will not reduce the usable area of the demised premises (except to a de minimus extent) unless the same shall be required by Law or as otherwise permitted in this lease.

     (B) Tenant acknowledges and agrees that Landlord may, at its option, using plenum space of Concourse Level B-2 construct a pit in the location shown in Exhibit C annexed hereto and made a part hereof for the installation of an additional loading dock elevator to be used by NYL. If Landlord intends to perform such construction, Landlord shall commence the same within one (1) month following the date of execution and delivery of this lease by Landlord and Tenant and perform the same on a reasonably expedited schedule using reasonable efforts to minimize interference with Tenant.

 20.  No Representations by Landlord
      ------------------------------

     Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" except as herein provided and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises were in good and satisfactory condition at the time such possession was so taken, except for those portions of Landlord's Work to be completed after delivery of possession of the demised premises and, in connection with those portions of Landlord's Work to be performed before delivery of possession of the demised premises, except as to punchlist items with respect to Landlord's Work and latent defects. Landlord shall not be required to perform or pay for any work to prepare the demised premises for Tenant's occupancy, except as specifically otherwise provided in this lease.
All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

 21.  End of Term
      -----------

     Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property, subject to any applicable provisions of Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the Term or any renewal thereof falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

 22.  Quiet Enjoyment
      ---------------

     Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 30 and 41 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

 23.  Failure to Give Possession
      --------------------------

     (A) It is expressly understood that Tenant shall not be obligated to accept possession of any portion of the demised premises which does not constitute a full floor of the demised premises. If Landlord is unable to give possession of any full floor comprising a part of the demised premises on the date of the commencement of the Term hereof (such portion being hereinafter referred to as a "Delayed Portion"), because of the holding-over or retention of possession of any tenant, undertenant or occupants or for any other reason, Landlord shall not, except as hereinafter provided in this Article, be subject to any liability for failure to give possession on said date and the validity of this lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Term, but the Fixed Rent payable hereunder shall be abated with respect to the Delayed Portion as hereinafter provided in Paragraphs (B),
(C) and (D), and the performance of Tenant's other obligations hereunder with respect to such Delayed Portion will be stayed (provided Tenant is not responsible for Landlord's inability to obtain possession) until after Landlord shall have given Tenant notice in accordance with Article 55 that such Delayed Portion of the demised premises is substantially ready and delivered to Tenant for Tenant's occupancy in accordance with the provisions of this lease. The parties acknowledge and agree that the following floors are delivered on the date hereof and are not Delayed Portions except as provided in Paragraph (E):
                    ---
the 8th, 9th, 10th and 11th floors (the "Delivered Portions"). If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the Term, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

     (B) In the event that any full floor constituting a part of the demised premises [other than the 12th floor] is not vacant on or before the date hereof, Landlord shall use commercially diligent efforts to achieve such vacancy, including, without limitation, the commencement and diligent prosecution of a holdover proceeding, if permissible and commercially appropriate, and shall keep Tenant apprised of the status of such efforts. The parties acknowledge that by reason of the practices and procedures of the Civil Court of New York County, Landlord and Tenant Part, it may not be possible for Landlord expeditiously to recover vacant possession of all or a portion of such space from such occupant. In addition, subject to the provisions of Paragraph (E) hereof, if Landlord has not delivered a Delayed Portion of the demised premises by the date hereof with items 1 and 2 of Exhibit B substantially completed (which date shall be subject to extension by one (1) day for each day of any delay caused by the acts or negligence of Tenant or Tenant's employees, agents, contractors or subcontractors or by reason of Force Majeure and the date of this lease, as the same may be so extended, is herein referred to as the "Outside Delivery Date") then, in addition to the rights set forth in Article 55 hereof, Tenant shall be entitled to a credit against Fixed Rent otherwise payable under the lease after the Fixed Rent Commencement Date equal to the sum of (i) the product of (a) the "Daily Fixed Rent" (as hereinafter defined) applicable to the Delayed Portion (other than the 12th Floor), and (b) the number of days in the period (the "First Credit Period") from the Outside Delivery Date through the earlier to occur of (x) the date that Landlord delivers possession of such applicable Delayed Portion with items 1 and 2 of Exhibit B substantially complete or (y) thirty-one (31) days from the Outside Delivery Date, plus (ii) the product of
(a) twice the

Daily Fixed Rent applicable to the Delayed Portion (other than the
12th Floor) and (b) the number of days, if any, in the period (the "Second Credit Period") from the day immediately following expiration of the First Credit Period through the earlier to occur of (x) the date that Landlord delivers possession of such applicable Delayed Portion with items 1 and 2 of Exhibit B substantially complete or (y) two hundred forty (240) days from the expiration of the First Credit Period, plus (iii) the product of (a) thrice the Daily Fixed Rent applicable to the Delayed Portion (other than the 12th Floor) and (b) the number of days, if any, in the period from the day immediately following the expiration of the Second Credit Period through the date that Landlord delivers possession of such applicable Delayed Portion with items 1 and 2 of Exhibit B substantially complete. Daily Fixed Rent with respect to any floor of the demised premises which shall constitute a Delayed
Portion means the quotient obtained by dividing (x) the Fixed Rent applicable to such floor, determined by multiplying the annual Fixed Rent per rentable square foot applicable thereto (as hereinafter specified) by the number of rentable square feet contained therein (as hereinafter specified) by (y) 360. For purposes of this lease, including, without limitation, all offsets or rent decreases or increases provided for herein, (1) the Fixed Rent per rentable square foot applicable to each of the 8th through 15th floors of the Building shall mean $28.25 per annum during Rent Period 1, $32.35 per annum during Rent Period 2, $36.45 per annum during Rent Period 3 and $40.60 per annum during Rent Period 4, (2) the Fixed Rent per rentable square foot applicable to Concourse Level B-2 shall mean $13.90 per annum during Rent Period 1, $15.45 per annum during Rent Period 2, $17.25 per annum during Rent Period 3 and $19.30 per annum during Rent Period 4 and (3) the floors of the Building, to the extent demised hereunder, are deemed to contain the following number of rentable square feet:

     Floor                       Rentable Square Feet
     --------------------------  --------------------

     Concourse Level B-2                  62,120
     8th Floor                            49,140
     9th Floor                            49,140
     10th Floor                           49,140
     11th Floor                           49,140
     12th Floor                           48,714
     13th Floor                           30,609
     14th Floor                           30,885
     15th Floor                           30,885

     (C) Notwithstanding the foregoing provisions of Paragraph (B) hereof, solely with respect to Concourse Level B-2, if Landlord shall not have substantially completed removal of the escalator and staircase and re-flooring of the opening on the Concourse Level B-2 as described in Exhibit B annexed hereto (collectively the "Escalator Work") on or prior to the Outside Delivery Date, but shall have otherwise delivered Concourse Level B-2 with items 1 and 2 of Exhibit B substantially complete and shall have furnished Tenant with a segregated work area in Concourse Level B-2 (said date of partial completion, as the same may be extended by one (1) day for each day of any delay caused by the acts or negligence of Tenant or Tenant's employees, agents, contractors or subcontractors or by reason of Force Majeure being herein referred to as the "Partial Completion Date"), then in lieu of the credit against Fixed Rent set forth in Paragraph (B) above with respect to Concourse Level B-2 only, by reason of same being a Delayed Portion solely by reason of Landlord's failure to substantially complete the Escalator Work, Tenant shall be entitled to a credit against Fixed Rent otherwise payable under this lease equal to (x) the product of (1) one-half of the Daily Fixed Rent applicable to Concourse Level B-2 and
(2) the number of days in the period (the "First CLB Credit Period") from the Partial Completion Date through the earlier to occur of (a) the date of substantial completion of the Escalator Work or (b) sixty (60) days following the Partial Completion Date plus (y) the product of (1) the Daily Fixed Rent applicable to Concourse
Level B-2 and (2) the number of days, if any, in the period (the "Second CLB Credit Period") from the day immediately following the expiration of the First CLB Credit Period through the earlier to occur of (a) the date of substantial completion of the Escalator Work or (b) thirty (30) days following the expiration of the First CLB Credit Period plus (z) the product of (1) one and one-half the Daily Fixed Rent applicable to Concourse Level B-2 and (2) the number of days, if any, of the period from the day immediately following the end of the Second CLB Credit Period through the date of substantial completion of the Escalator Work. Notwithstanding anything to the contrary contained in this lease, Landlord may retain the portion of Concourse Level B-2 shown by the diagonal markings on Exhibit "C" annexed hereto and made a part hereof (the "FC Space") and permit NYL to use the same as a freight corridor until April 30, 1998. Landlord agrees to deliver the FC Space to Tenant in its then "as is" physical condition on May 1, 1998, and Landlord's retention of the FC Space shall not result in Concourse Level B-2 becoming a Delayed Portion or cause the Partial Completion Date with respect to Concourse Level B-2 to be postponed. During the period of the Landlord's retention of the FC Space, Tenant shall receive the following rent credits: (i) during the period from the Partial Completion Date through April 30, 1998, Tenant shall be entitled to receive a rent credit equal to $120.04 per business day until the FC Space is so delivered to Tenant, (ii) during the period from May 1, 1998 through July 31, 1998, Tenant shall be entitled to receive a rent credit equal to $240.08 per business day until the FC Space is so delivered to Tenant, and (iii) thereafter, Tenant shall be entitled to receive a rent credit equal to $360.12 per business day until the FC Space is so delivered to Tenant.

     (D) During the period, if any, from the Outside Delivery Date through the date Landlord delivers the 12th floor portion of the demised premises with items 1 and 2 of Exhibit B substantially complete (the "12th Floor Credit Period"), Tenant shall be entitled to a credit against Fixed Rent otherwise payable under the lease after the Fixed Rent Commencement Date equal to the product of (a) the Daily Fixed Rent applicable to the 12th floor and (b) the number of days of the 12th Floor Credit Period. In addition, in the event Landlord has not delivered the 12th floor portion of the demised premises with items 1 and 2 of Exhibit B substantially complete by May 1, 1998 (which May 1, 1998 date, as the same may be extended by one (1) day for each day of delay caused by the acts, omissions or negligence of Tenant or Tenant's employees, agents, contractors or subcontractors or by reason of Force Majeure is herein referred to as the "Outside 12th Floor Delivery Date"), then, in addition to the rights set forth in the first sentence of this Paragraph (D) and in Article 55 hereof, Tenant shall be entitled to a credit against rent otherwise payable hereunder equal to the sum of (i) the product of (a) $1,767.85 and (b) the number of days in the period (the "First 12th Floor Additional Credit Period") from the Outside 12th Floor Delivery Date through the earlier to occur of (x) the date Landlord delivers possession of the 12th Floor with items 1 and 2 of Landlord's Work substantially complete or (y) thirty-one (31) days from the Outside 12th Floor Delivery Date plus (ii) the product of (a) $5,892.83 and (b) the number of days, if any, in the period (the "Second 12th Floor Additional Credit Period") from the day immediately following the expiration of the First 12th Floor Additional Credit Period through the earlier to occur of (x) the date Landlord delivers possession of the 12th Floor with items 1 and 2 of Landlord's Work substantially complete or (y) one hundred twenty (120) days from the expiration of the First 12th Floor Fixed Rent Credit Period plus (iii) the product of (a) $11,468.09 and
(b) the number of days, if any, in the period from the day immediately following the expiration of the Second 12th Floor Additional Credit Period through the date Landlord delivers possession of the 12th Floor with items 1 and 2 of Landlord's Work substantially complete.

     (E) Notwithstanding the provisions of Paragraph (B) hereof, Tenant acknowledges that Landlord will demolish the bathrooms of the 8th, 9th, 10th, 11th, 13th, 14th and 15th floors of the demised premises after demolishing the balance of said premises and delivering possession of such premises to Tenant, and Tenant agrees that such floors, including the Delivered Portions which have been delivered to Tenant, may be delivered to Tenant, and shall not constitute Delayed Portions, solely by reason of Landlord's subsequent demolition of the bathrooms within the time periods hereinafter set forth. Landlord agrees to substantially complete demolition of the bathrooms of the Delivered Portions within seven (7) days from the date hereof and the bathrooms on floors 13, 14 and 15 of the demised premises within seven (7) days after delivery of such floors (which dates shall be subject to extension by one day for each day of any day caused by the acts or negligence of Tenant or Tenant's employees, agents, contractors or subcontractors or by reason of Force Majeure and such dates, as the same may be so extended, are herein referred to as the "Outside Bathroom Delivery Dates"). In the event Landlord fails to substantially complete demolition of the bathrooms on any of the aforesaid floors by the Outside Bathroom Delivery Dates, then any such floor shall constitute a Delayed Portion and Tenant shall receive with respect to each such floor, from and after the applicable Outside Bathroom Delivery Date, the same credits against Fixed Rent as if the applicable Outside Bathroom Delivery Date was the Outside Delivery Date as provided in Paragraph (B) hereof until the demolition of the bathroom on such floor is substantially completed. Landlord shall give Tenant at least 24 hours oral or telephonic notice of the date of substantial completion of the bathroom demolition. Landlord agrees that this Paragraph (E) shall not apply to Concourse Level B-2 and the 12th floor which portions of the demised premises shall be delivered with the bathrooms therein demolished in accordance with Exhibit B.

     (F) The rent credits set forth in this Article 23 shall be in addition to all other abatements, rent credits and offsets set forth in this lease.

 24.  No Waiver
      ---------

     (A) The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord or the payment by Tenant of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the premises prior to the termination of this lease and the delivery of keys to any such agent or employee shall not operate as a termination of this lease or a surrender of the premises.

     (B) No payment made pursuant hereto by Tenant to Landlord under protest shall be deemed to be a waiver of Tenant's rights to contest either the amount of, or the liability for, such payment.

     (C) If Landlord or Landlord's managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord's rights or Tenant's obligations under this lease including, without limita tion, the provisions relating to assignment and subletting and the condition of the demised premises.

 25.  Waiver of Trial by Jury
      -----------------------

     It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 unless such waiver will result under applicable law in the waiver of Tenant's right to bring such claim in a separate proceeding. The foregoing shall not prohibit Tenant from asserting any affirmative defenses permitted by Law.

 26.  Inability to Perform
      --------------------

     If either Tenant or Landlord is delayed or prevented from performing any of its non-monetary obligations hereunder by reason of Force Majeure (as said term is hereinafter defined), the period of such delay or of such prevention shall be added to the time herein provided within which such obligation may be performed. The term Force Majeure as used in this lease shall mean any period of delay which arises from or through Acts of God; strikes, lockouts or labor difficulty; sabotage, accident, riot or civil commotion; acts of war; and other similar extraordinary causes (not including the lack of money) beyond such party's reasonable control. The provisions of this Article 26 shall not apply in the case of a Casualty which is dealt with in Article 9 hereof.


 27.  Bills and Notices
      -----------------

     All notices, bills, statements and other communications which either party may be required or may desire to give to the other shall be in writing, except as otherwise provided in this lease. A notice which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if, delivered to the receptionist of Tenant personally against a receipt between 9:00 A.M. to 5:00 P.M. on business days or sent by registered or certified mail, return receipt requested, or by nationally recognized overnight courier,
Attention: Director of Corporate Real Estate and Facilities, addressed to Tenant, if prior to the date of Tenant's occupancy of the demised premises, at One Park Avenue, New York, New York 10016, with a copy by ordinary mail to Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attention: Joanne Feil, Esq., or if on or after the Trigger Commencement Date, at the Building with a copy by ordinary mail to Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attention: Joanne Feil, Esq., or to such other address as is designated by notice to Landlord in the manner provided herein, and the giving of such notice shall be deemed to be the time when the same is delivered to Tenant or delivery is refused, or three (3) days after being so mailed or the next business day after being sent by nationally recognized overnight courier (the above addresses, as the same may change from time to time, are hereinafter collectively referred to as "Tenant's Notice Address"). A notice which Tenant may desire or be required to give to Landlord shall be deemed sufficiently given or rendered if delivered to the receptionist of Landlord personally against a receipt between 9:00 A.M. to 5:00 P.M. on business days or sent by registered or certified mail, return receipt requested, or by nationally recognized overnight courier Attention: Mr. Peter Duncan, addressed to Landlord at the address first hereinabove given with a copy by ordinary mail to Stuart D. Byron, Esq., Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, or at such other address as Landlord shall designate by written notice and the giving of such notice shall be deemed to be the time when the same is delivered to Landlord or delivery is refused or three (3) days after being so mailed or the next business day after being sent by nationally recognized overnight courier (the above addresses, as the same may change from time to time, are hereinafter collectively referred to as "Landlord's Notice Address"). Anything herein to the contrary notwithstanding, a notice of default or termination which Landlord or Tenant may desire or be required to give to the other party shall be deemed sufficiently given or rendered only if given by registered or certified mail, return receipt requested, addressed to Tenant's or Landlord's Notice Address, as the case may be, and the giving of such notice shall be deemed to be three (3) days after being so mailed. See also Article 43 regarding notices to a mortgagee.

 28.  Services Provided by Landlord
      -----------------------------

     (A) As long as this lease is in full force and effect, Landlord shall provide: (i) except as required by Law or in the event of emergency or Casualty, and only so long as Tenant continues to lease the entire demised premises set forth in the Witnesseth clause on page one of this lease, and subject to Landlord's reasonable rules and regulations, dedicated use of the northern bank of passenger elevators as shown on Exhibit G (the "Northern Elevator Passenger Bank") for passenger use only or for deliveries solely during the performance of Tenant's Work as provided in Article 44 hereof (Tenant shall not have the right to use other passenger elevators in the Building except in the event of an emergency or a Casualty); (ii) subject to the reasonable rules and regulations of Landlord and so long as Tenant continues to lease the entire demised premises set forth in the Witnesseth clause on page one of this lease, the exclusive right to use the two (2) loading bays (the "28th Street Loading Dock Bays") within the easterly 28th Street loading dock area as shown on Exhibit H, provided, however that Landlord, after coordination with Tenant, may use or permit the use of the 28th Street Loading Dock Bays when either or both of the same is not in use by Tenant; (iii) heat to the demised premises and Z-D Lobby to maintain the conditions set forth in Exhibit B-3 and only on business days (Mondays through Fridays, holidays excepted) from 8:00 A.M. to 8:00 P.M. and on Saturday from 8:00 A.M. to 1:00 P.M.; (iv) water for ordinary lavatory and drinking purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (in Landlord's good faith determination), Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register Tenant's water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (v) cleaning service for the demised premises, the Z-D Lobby, passenger elevator cabs and freight elevator on business days at Landlord's expense (provided that the demised premises are kept in order by Tenant) in accordance with the cleaning specifications which are annexed hereto, made a part hereof and marked Exhibit D. Subject to Tenant's compliance with the applicable provisions of this lease and Landlord's prior written consent which will not be unreasonably withheld or delayed, Landlord shall permit Tenant to employ its own cleaning contractor solely for above building standard cleaning. Tenant shall pay Landlord the actual cost of removal of any Tenant's refuse and rubbish (other than ordinary office refuse and rubbish and that which is required to be removed by Landlord pursuant to Exhibit D annexed hereto) from the Building; (vi) air conditioning/cooling to the demised premises and to the Z-D Lobby as required pursuant to Exhibit B-3 annexed hereto on business days (Mondays through Fridays, holidays excepted) from 8:30 am to 5:30 pm and during an additional fifteen (15) hours per week as specified by Tenant from time to time on any days other than Sundays and holidays upon not less than 48 hours telephonic notice from Tenant to Landlord and ventilation to the demised premises on business days during the aforesaid hours and during an additional 15 hours per week as specified by Tenant from time to time on any days other than Sundays and holidays upon not less than 48 hours telephonic notice from Tenant to Landlord except when heat or air conditioning/cooling is being furnished as aforesaid.
If Tenant requires heat, air conditioning/cooling or ventilation for more extended hours or on Sundays or on holidays, as defined under Landlord's contract with Operating Engineers Local 94-94A, Landlord will furnish the same at Tenant's expense (except for Supplemental A/C furnished by Tenant as provided in Article 38); (vi) use of the freight elevator to be constructed during the hours set forth in Exhibit Q annexed hereto and made a part hereof; provided,
                                                                    --------
however, if the lease is terminated with respect to a portion of the demised
-------
premises, then the hours exclusively designated for Tenant as set forth in Exhibit Q shall be reduced proportionately and such deleted hours shall be used on a first come, first serve basis; and (vii) non-exclusive use of the loading dock elevator which services Concourse Levels B-1 and B-2 on a first come, first serve, basis.

     (B) Landlord reserves the right to stop services of the heating, elevators, plumbing, air conditioning, ventilation, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Landlord for as long as may be reasonably required by reason thereof; provided, however, Landlord agrees not to do so without giving Tenant at least fourteen (14) days prior notice except in the event of emergency, Casualty or when required by Law (provided that in the event of an emergency, Casualty or when required by Law, Landlord shall use reasonable efforts to give prior or contemporaneous telephonic or other oral notice). If the Building of which the demised premises are a part supplies manually operated elevator service, Landlord at any time may substitute automatic control elevator service and upon fourteen (14) days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

     (C) Anything in this lease to the contrary notwithstanding, if, as a result of Landlord's failure to provide a service that it is obligated to provide under this lease or as a result of any work performed by Landlord in the demised premises or to the Building, and such failure or work is not caused by the acts or omissions of Tenant, its employees, agents, contractors or subcontractors, the entire demised premises or any portion thereof (other than a de minimis
                                                                 -- -------
portion) becomes untenantable for Tenant's operation of its business for a period of five (5) consecutive business days after notice thereof by Tenant to Landlord specifying such failure by Landlord, then, provided Tenant shall not have used the affected portion of the demised premises during such period and thereafter continues not to do so, the Fixed Rent and additional rent shall abate with respect to the affected portion commencing on the sixth (6th) business day after the giving of the aforesaid notice until the date on which the affected portion of the demised premises becomes tenantable, regardless of any delay by Tenant in resuming such operations.

 29.  Captions
      --------

     The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

 30.  Definitions
      -----------

     (A) (a) The term "office" or "offices", wherever used in this lease, shall not be construed to means premises used as a store or stores, for the retail sale (or dealing with the general public) or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Landlord" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the Land and/or the Building (or the owner of a lease of the Building or of the Land and Building) of which the demised premises form a part, so that in the event of any sale or sales of the Land and/or the Building or of this lease, or in the event of a lease of the Building, or of the Land and/or Building or any transfer of said lease, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that, the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 28 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. As of the date hereof, the Building holidays consist of New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day.

     (B) The following terms contained in this Article 30 shall have the meanings hereinafter set forth as such terms are used throughout this lease, including the exhibits, schedules and riders hereto (if any).

                (i) "Commencement Date" with respect to each full floor of the demised premises including, without limitation, Concourse Level B-2, shall mean (a) the date hereof with respect to Delivered Portions of the demised premises, (b) the Partial Completion Date with respect to Concourse Level B-2 and (c) such later date as Landlord substantially completes the work required to be performed by Landlord pursuant to items 1 and 2 of Exhibit B, with respect to floors 12, 13, 14 and 15 of the demised premises, and tenders vacant possession of such full floors of the demised premises to Tenant.

               (ii) "Broker" shall mean collectively Insignia/Edward S. Gordon
                    Company, Inc. and George Comfort & Sons., Inc.

              (iii) "Trigger Commencement Date" shall mean the date on
                    which the Commencement Date has occurred with respect to the entire demised premises, including Concourse Level B-2, but for the 12th floor of the Building.

 31.  Adjacent Excavation Shoring
      ---------------------------

     If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall, after reasonable prior notice except in the event of emergency (provided that Landlord shall use reasonable efforts to give prior or contemporaneous telephonic or other oral notice in an emergency), afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem reasonably necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent except to the extent of Landlord's Negligence or Wilful Misconduct. If Landlord is performing such work, Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy while such work is in progress and shall cooperate with Tenant as to the scheduling of such work but Landlord will not be required to use overtime labor unless (i) required in order to prevent disruption of Tenant's operations and/or to the conduct of its business or (ii) unless Tenant agrees to reimburse Landlord for the costs of such overtime labor.

 32.  Rules and Regulations
      ---------------------

     Tenant and Tenant's servants, employees, agents, contractors, subcontractors, visitors and licensees shall observe faithfully, and comply with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt and uniformly enforce with respect to office tenants and that are not inconsistent with or derogate Tenant's rights under this lease and do not unreasonably interfere with Tenant's use of the demised premises as permitted hereby. Landlord agrees to act reasonably in its applications of the Rules and Regulations. Notice of any additional Rules or Regulations shall be given by sixty (60) days prior notice except in the event of emergency, Casualty or when required by Law in which events notice shall be given when commercially reasonable. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within sixty (60) days except in the event of emergency, Casualty or when required by Law in which events notice shall be given within twenty (20) days after the giving of notice from Landlord thereof and such events and notice period with respect to disputes shall be so specified in the notice from Landlord. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees unless such violation materially affects Tenant's use and occupancy of the demised premises and Tenant notifies Landlord of same and Landlord fails to use commercially reasonable efforts to notify such other tenant of such violation.

 33.  Security
      --------

     Tenant has not initially deposited with Landlord any security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease.

 34.  Successors and Assigns
      ----------------------

     The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

 35.  Rental Payments
      ---------------

     (A) The Fixed Rent shall be as follows:

          (i) for the period commencing on the date hereof and ending on last day of the six (6) year and five (5) month period commencing on the Trigger Commencement Date ("Rent Period 1"), TEN MILLION FOUR HUNDRED TWO THOUSAND ONE HUNDRED SIXTY-FIVE and 25/100 ($10,402,165.25) DOLLARS per annum;

          (ii) for the five (5) year period commencing on the day immediately succeeding the last day of Rent Period 1 ("Rent Period 2"), ELEVEN MILLION EIGHT HUNDRED EIGHTY-TWO THOUSAND EIGHT HUNDRED TWENTY-EIGHT and 55/100
($11,882,828.55) DOLLARS per annum;

          (iii) for the five (5) year period commencing on the day immediately succeeding the last day of Rent Period 2 ("Rent Period 3"), THIRTEEN MILLION THREE HUNDRED SEVENTY-NINE THOUSAND TWENTY-ONE AND 85/100
($13,379,021.85) DOLLARS per annum; and

          (iv) for the period commencing on the day immediately succeeding the last day of Rent Period 3 and ending on the Expiration Date ("Rent Period 4"), FOURTEEN MILLION NINE HUNDRED SEVEN THOUSAND SIX HUNDRED TWENTY-SEVEN and 80/100 ($14,907,627.80) DOLLARS per annum.

     (B) All payments other than Fixed Rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

     (C) All payments of Fixed Rent and additional rent (collectively, sometimes called "rent" or "rental" herein) to be made by Tenant pursuant to this lease shall be made by wire transfer or by checks payable in U.S. funds drawn upon a New York City bank which is a member of the New York Clearing House Association or any successor thereto.

     (D) If Landlord receives from Tenant any payment less than the sum of the Fixed Rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any Fixed Rent, any additional rent or to any combination thereof then due and payable hereunder.

     (E) Unless Landlord shall otherwise expressly agree in writing, acceptance of Fixed Rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obliga tions under this lease, including the obligation to pay Fixed Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Fixed Rent and additional rent payable hereunder directly to Landlord.

Furthermore, such acceptance of Fixed Rent or additional rent shall not be deemed to constitute Landlord's consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this lease, provided that Landlord shall accept payment from any permitted assignee of Tenant as payment by Tenant hereunder.

     (F) Landlord's failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the Term shall neither constitute a waiver of Landlord's right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed. Notwithstanding the foregoing, Tenant shall have no obligation to pay amounts that have not been billed (i) two (2) years after the date on which such amounts would have been due had Landlord timely billed Tenant therefor or (ii) in connection with payments of additional rent under Articles 12, 36 and 37 of this lease, by the later to occur of (x) two (2) years after the date on which such amounts would have been due had Landlord timely billed Tenant therefor or (y) ninety (90) days following Tenant's delivery of a reminder notice to Landlord. If any such amount is billed before the expiration of said two (2) year period, but later than seven (7) months after the date on which such amount would have been due had Landlord timely billed Tenant therefor, then, if such amount exceeds $24,000.00, Tenant may, at its option, defer payment until a date which is not later than January 31st of the calendar year immediately following the date when Landlord first rendered the statement for such amount which is due. For purposes of this Paragraph (F), the amounts payable under Article 12 hereof shall be billed not less frequently than quarterly, the amounts payable under Article 37 hereof shall be billed not more than nine (9) months following the end of the applicable Operational Year and the amounts payable under Article 36 shall be billed not more than six (6) months following the end of each fiscal tax year.

     (G) Anything herein to the contrary notwithstanding, provided this lease shall be in full force and effect and whether or not the Commencement Date shall have occurred with respect to any portion of the demised premises and except for the first month's Fixed Rent paid on execution of this lease, the Fixed Rent shall abate completely during the period commencing on the date hereof and expiring on July 9, 1999 [the day immediately following said July 9, 1999 date (i.e., July 10, 1999) is herein referred to as the "Fixed Rent Commencement Date"). All other terms and conditions of this lease shall be in full force and effect during such period. Such abatement is in addition to any other abatement, offset or rent credit specifically set forth in this lease.

     (H) If on the Commencement Date, or at any time during the Term, the Fixed Rent or additional rent reserved in this lease is not fully collectible by reason of any Law, Tenant agrees to take such steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by Law, an amount equal to (i) the Fixed Rent and additional rent which would have been paid pursuant to this lease but for such legal rent restriction, less (ii) the Fixed Rent and additional rent paid by Tenant to Landlord during the period such legal rent restriction was in effect. If such amount is in excess of $25,000, Tenant may pay the excess in installments over the remaining term of the lease with interest at the "base rate" of Citibank, N.A. from time to time in effect, any amount remaining unpaid to be accelerated in the event this lease is terminated prior to the scheduled Expiration Date.

 36.  Tax Escalation
      --------------

     (A)  For purposes hereof:

          (i) "Real Estate Taxes" shall mean all real estate taxes and any general or special assessments, vault taxes, government levies, municipal taxes, county taxes or any governmental charge, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever levied, assessed or imposed by any governmental authority having jurisdiction upon or with respect to the Building and the Land (including, without limitation, assessments for public benefits to the Land or Building and Business Improvement District taxes or assessments and similar impositions and taxes resulting from the sale of the Land or Building); provided, however, that if, because of any change in the method of taxation of real estate, any increase or any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Land or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Real Estate Taxes or for an increase in any of the foregoing Real Estate Taxes, such increase or other tax or assessment shall be deemed part of Real Estate Taxes computed as if Landlord's sole asset were the Land and the Building. Anything contained herein to the contrary notwithstanding, Real Estate Taxes shall not be deemed to include (a) unincorporated business or corporation taxes of Landlord, (b) franchise taxes, (c) estate, gift, succession, transfer or inheritance taxes,
(d) gross receipts or income taxes, or (e) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Real Estate Taxes. Further, Real Estate Taxes shall not be deemed to include (1) penalties and interest incurred by reason of Landlord's failure to make timely payment of Real Estate Taxes except to the extent Tenant fails to make timely payment of Real Estate Taxes, or (2) mortgage, recording and capital gains taxes.

          (ii) "Base Tax Year" shall mean the New York City fiscal tax year commencing July 1, 1999 and ending June 30, 2000.

          (iii) "Base Year Taxes" shall mean the Real Estate Taxes as finally determined for the Base Tax Year.

          (iv) "Subsequent Tax Year" shall mean any New York City fiscal tax year commencing after June 30, 2000.

          (v) "Tax Year" or "fiscal year" or "fiscal tax year" shall mean the fiscal tax year for which for Real Estate Taxes are levied by the City of New York (i.e. presently from July 1 of a given calendar year through the following June 30), any portion of which occurs during the Term.

          (vi)  "Tenant's Proportionate Share of Taxes" shall mean 50.14%.

     (B) If the Real Estate Taxes for any Subsequent Tax Year during the Term exceed the Base Year Taxes, Tenant shall pay Landlord Tenant's Proportionate Share of Taxes of such excess on or before the later to occur of (i) fifteen
(15) days prior to the date on which the Real Estate Taxes for such Subsequent Tax Year are due to the applicable taxing authority without the imposition of interest or penalty charges thereon or to a Holder, or (ii) within thirty (30) days after Landlord shall furnish to Tenant a statement (the "Tax Statement") setting forth the amount thereby due and payable by Tenant including a computation thereof. If Real Estate Taxes are payable by Landlord to the applicable taxing authority or to a Holder in installments, then Landlord shall bill Tenant for Tenant's Proportionate Share of such excess Real Estate Taxes in corresponding installments, such that Tenant's payment is due on or before the later to occur of (a) thirty (30) days after Landlord shall furnish a Tax Statement therefor to Tenant, or (b) fifteen (15) days prior to the date when Landlord is obligated to pay the excess Real Estate Taxes to the applicable taxing authority without the imposition of interest or penalty charges thereon or to a Holder. If the actual amount of Real Estate Taxes is not known to Landlord as of the date of the Tax Statement, then Landlord may nevertheless bill Tenant for such installment on the basis of a good faith estimate, which estimate shall presume that the Real Estate Taxes have not increased by more than five (5%) percent per annum over those payable for the fiscal year immediately preceding the Subsequent Tax Year in question unless Landlord furnishes Tenant with a reasonable explanation that Landlord's estimate is otherwise reasonable, in which event Tenant shall pay the amount so estimated on or before the later to occur of (i) fifteen (15) days prior to the date on which the Real Estate Taxes for such Subsequent Tax Year are due to the applicable taxing authority without the imposition of interest or penalty charges thereon or to a Holder, or (ii) within thirty (30) days after receipt of such bill, subject to prompt refund by Landlord, or payment by Tenant, upon a supplemental billing by Landlord once the amount actually owed by Tenant is determined. Except as provided in the immediately preceding sentence, Landlord shall provide Tenant with a copy of the current tax bill used in the preparation of the Tax Statement with such Tax Statement.

     (C) If Landlord receives any refund of Real Estate Taxes for any Subsequent Tax Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all reasonable expenses incurred in connection therewith) pay to Tenant, within thirty (30) days after receipt, Tenant's Proportionate Share of Taxes of the net refund; provided, however, (i) the
                                                --------  -------
amount of such refund payable to Tenant for such Tax Year shall not exceed the amount of Tenant's Proportionate Share of Real Estate Taxes for the same Tax Year and (ii) such refund shall be appropriately prorated based upon the portion of the Tax Year for which Tenant makes a payment with respect to Real Estate Taxes in accordance with this Article 36. Landlord shall, during each Subsequent Tax Year occurring during the Term, commence and prosecute to completion proceedings to reduce the assessed valuation of the Land and Building unless Landlord elected, on a reasonable good faith basis, not to commence the same and/or prosecute the same to completion if such election is not for the primary purpose of reducing the assessed valuation of other properties owned or managed by Landlord or the partners or other principals of Landlord. Within thirty (30) days after Landlord shall furnish Tenant a bill therefor accompanied by supporting documentation, Tenant shall pay Landlord Tenant's Proportionate Share of the costs and expenses of any nature (including, without limitation, consulting, appraisal, legal and accounting fees) incurred by Landlord in good faith in connection with any tax protest or other proceeding or arrangement leading to a reduction in Real Estate Taxes, whether before or after the initial assessment thereof.

     (D) If any Subsequent Tax Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Subsequent Tax Year which is within the Term. Except as limited by
Article 35(F): (i) Tenant's obligation to make the payments required by Paragraphs (B) and (C) of this

Article 36 shall survive the Expiration Date or any sooner termination of this lease; and (ii) Landlord's obligation to make the payments required by Paragraphs (B) and (C) hereof shall survive the Expiration Date or any sooner termination of this lease.

     (E) Except as limited by Article 35(F), each Tax Statement given by Landlord pursuant to Paragraph (B) shall be binding upon Tenant unless, within the earlier to occur of (i) six (6) years after its receipt of such Tax Statement or (ii) the later to occur of (a) two (2) years after the end of the Term or (b) two (2) years after Tenant's receipt of such Tax Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Any dispute hereunder shall be resolved in a manner specified in Paragraph 37(J) hereof. Pending resolution of such dispute, subject to Paragraph 35(F), Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination; provided, however, that if Landlord fails to make such refund within thirty (30) days after the dispute is resolved, Landlord shall pay interest thereon at the Interest Rate (as defined in Paragraph (C) of Article 42 hereof) from the 31st day until the date paid.

     (F) Landlord represents that as of the date of this lease (i) there are no tax abatements, deferrals or phase-ins (except for those phase-ins reflected on the bill for the 1997-1998 fiscal tax year) of real estate taxes in effect, (ii) Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses are equal to a fraction, the numerator of which is the number of rentable square feet contained in the demised premises, and the denominator of which is the number of rentable square feet contained in the Building, and (iv) the denominator for purposes of calculating Tenants' Proportionate Share of Taxes and Operating Expenses is currently 797,377 in both this lease and the existing lease in the Building between Landlord, as landlord, and New York Life Insurance Company, as tenant.

37.  Operating Expense Escalation
     ----------------------------

     (A)  For all purposes of this lease:

          (1) (i) "Operating Expenses" means all commercially reasonable costs and commercially reasonable expenses (including sales, use and excise taxes thereon) paid (without any mark-up by Landlord and without duplication) by or on behalf of Landlord (whether directly or by way of payment to the Board of Managers as hereinafter defined in subsection 5 of this Paragraph (A)) in respect of the operation, servicing, safety, cleaning, security, maintenance, repair and management of the Building, its loading docks, receiving areas, sidewalks, curbs, plazas and streets in front of or adjacent to the Building (collectively, "Landlord's Property") which are properly chargeable thereto on a cash accounting basis together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, landscaping, electricity, HVAC and other utilities furnished to the Building and utility taxes, the costs of maintaining and repairing toilet rooms [(for which Landlord (or the Board of Managers) has any responsibility)] in the Building, and the expenses incurred in connection with the maintenance, repair and management of the Landlord's Property such as insurance premiums, auditing and other professional fees and expenses, but specifically excluding (or deducting, as the case may be):

          (a) Real Estate Taxes or any increases thereof,

          (b) transfer, gains, franchise, inheritance, estate, succession, gift, corporation, unincorporated business, gross receipts, profit, income and mortgage taxes or taxes resulting from the sale of the Land or Building or Business Improvement District taxes or assessments imposed upon Landlord (or the Board of Managers), other than sales taxes on items or services otherwise includable in Operating Expenses,

          (c) mortgage interest and amortization,

          (d) all leasing costs, including, without limitation, leasing and brokerage commissions and similar fees, and accounting and appraisal fees relating to determinations of fair market rent and rental concessions,

          (e) the cost of electrical energy furnished to any space leased or available for lease in the Building,

          (f) the cost of tenant installations and decorations incurred in connection with preparing space for a tenant, and any other contribution by Landlord (or the Board of Managers) to the cost of tenant improvements,

          (g) salaries, fringe benefits and other compensation of Landlord's (or the Board of Managers') personnel above the grade of building manager,

          (h) ground rent or any other payments paid under ground leases (other than payments which, independent of the ground lease, would constitute an Operating Expense hereunder),

          (i) depreciation and amortization, except as provided herein,

          (j) advertising, entertainment and promotional costs for the Building,

          (k) except to the extent the following costs and expenditures are competitive in the marketplace, costs and expenditures payable to any affiliate of Landlord (i.e., controlling, controlled by or under common control with Landlord), or (A) to an entity in which Landlord directly or indirectly owns at least a 20% interest or (B) to any shareholder owning at least 20% of the common stock, any general partner, any officer or member of any board of directors of Landlord or of any entity described in this clause (k) or (C) to any person who is a relative by blood or marriage of any such persons, in case of each of subclauses (A), (B) and (C) above in excess of the amount which would be paid in the absence of such relationship (it being agreed that the competitive portion of such fees and expenditures may only be included if Landlord shall notify Tenant and specify in reasonable detail in its Operating Statement which fees and expenditures were payable to any such affiliate or other such person with such a relationship to Landlord),

          (l) costs incurred with respect to a sale or transfer of (A) all or any portion of the Building or any interest therein or in any person or entity of whatever tier owning an interest therein, or (B) any interest in Landlord,

          (m) financing and refinancing costs, including, without limitation, legal and accounting fees and expenses and prepayment penalties incurred in respect thereof,

          (n) except as otherwise provided herein, the cost of any improvement, repair, alteration, addition, change, replacement or other item which under GAAP is properly classified as a capital expenditure, including, without limitation, rental payments for any equipment ordinarily considered to be of a capital nature,

          (o) lease takeover or takeback costs incurred by Landlord in connection with leases in the Building,

          (p) costs for which Landlord receives compensation through the proceeds of insurance or for which Landlord would have been compensated by insurance had it carried the coverage required to be carried by Landlord under this lease or for which Landlord receives compensation or reimbursement from any other source, including a service contract or warranty,

          (q) expenses incurred in connection with services or other benefits
(A) of a type not provided to Tenant (or provided to Tenant at separate or additional charge) but that are provided to another tenant or occupant of the Building or (B) provided to other tenants or occupants of the Building at a level greater than that provided to Tenant without separate or additional charge, in which case such expenses shall be excluded from Operating Expenses to the extent such expenses exceed the amount which would have been incurred to provide such services or other benefits to such other tenant or occupants at the same level as such services or other benefits are provided to Tenant,

          (r) legal fees, expenses and disbursements incurred in connection with leasing, sales, financing or refinancings or disputes with current or prospective tenants, real estate brokers, and/or the enforcement of leases,

          (s) amounts otherwise includable in Operating Expenses but reimbursed to Landlord directly by Tenant or other tenants (other than through provisions similar to this Article 37),

          (t) to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitations, salaries, fringe benefits and other compensation of Landlord's (or the Board of Managers') personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is not properly allocable to the Land and/or Building,

          (u) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord (other than a liability for amounts otherwise includable in Operating Expenses hereunder) and all expenses incurred in connection therewith,

          (v) the cost of providing any service customarily provided by a managing agent and the cost of which is customarily included in management fees (e.g., bookkeeping and accounting costs and wages of executive personnel of the managing agent),

          (w) the cost of acquiring or replacing any separate electrical meter Landlord may provide to any of the tenants in the Building,

          (x) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or other similar law,

          (y) the cost of constructing, installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, child care or similar facility, cafeteria or dining facility or conference center or garage, including, without limitation, salaries and benefits of any attendants, unless such specialty facility is approved in writing by Tenant (not to be unreasonably withheld or delayed) and is available for use by Tenant and Tenant's employees, subtenants and assignees,

          (z) any interest, fine, penalty or other late charges payable by Landlord (or the Board of Managers), incurred as a result of late payments, except to the extent the same was with respect to a payment, part or all of which, was the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all, but only on such part as was due but was not paid in a timely fashion or not paid by Tenant at all,

          (aa) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord,

          (bb) costs of acquiring, leasing, installing, maintaining, restoring, displaying, insuring or protecting (A) sculptures, (B) paintings and (C) other objects of fine art located within or outside the Building,

          (cc) expenditures for repairing and/or replacing any defect in any work performed by Landlord pursuant to the provisions of this lease except to the extent Landlord exercised reasonable judgment in the price paid by Landlord (or the Board of Managers) without a warranty,

          (dd) costs incurred to remedy violations of law that arise by reason of Landlord's negligence in failing to construct, maintain or operate the Building or any part thereof in compliance with laws,

          (ee) costs incurred in connection with making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building,

          (ff) costs incurred in connection with the acquisition or disposition of (A) air rights, (B) transferable development rights, (C) easements or (D) other real property interests,

          (gg) any insurance costs that are not customary for office buildings in Manhattan similar to the Building (unless the insurance costs in question are required by a holder of a mortgage or ground lease), and any increased insurance costs reimbursed directly to Landlord by a tenant, including, without limitation, Tenant, pursuant to their respective leases,

          (hh) costs incurred by Landlord which result from Landlord's or other tenant's breach of a lease or Landlord's Negligence or Wilful Misconduct (as defined in Article 4 hereof) including any penalty or interest incurred by Landlord as a result thereof (provided, that if and to the extent that such costs would have been incurred by Landlord even in the absence of such breach of lease, negligence or misconduct and would otherwise be includable in Operating Expenses, then such costs shall nevertheless be included in Operating Expenses),

          (ii) the cost of repairs or replacements or restorations by reason of fire or other casualty or condemnation above the commercially reasonable insurance deductible which deductible shall not be in excess of one half of one (0.5%) percent of the applicable insurance coverage unless only higher deductibles are commercially available at reasonable costs,

          (jj) costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any Building tenant (including Tenant) pursuant to its lease or otherwise; provided, that if and to the extent that such costs and expenses would have been incurred by Landlord even in the absence of such indemnity obligation and would otherwise be includable in Operating Expenses, then such costs and expenses shall nevertheless be included in Operating Expenses,

          (kk) the cost paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any asbestos, PCB's or other hazardous materials in the Building (provided that (A) any such costs paid or incurred in connection with any such hazardous materials which Tenant brings or causes to be brought to the demised premises after the date hereof and
(B) any costs paid or incurred in connection with any hazardous materials (other than any hazardous materials which existed in the Building prior to the Commencement Date) if and to the extent such costs are paid or incurred by reason of the performance by Tenant of Alterations shall be the responsibility of Tenant but shall not constitute an Operating Expense),

          (ll) management fees in excess of the greater of (A) 2% of gross revenues (exclusive of reimbursements for capital work performed for a tenant and security deposits except to the extent applied to the rent), or (B) management fees charged by first class management firms at buildings comparable to the Building for services comparable to those services being provided at the Building; provided, that in no event shall the management fee included in Operating Expenses in years subsequent to the Base Operational Year be computed at a rate greater than that used to compute the management fee included in Operating Expenses in the Base Operational Year,

          (mm) any profits Landlord earns or receives on so-called sundry charges to individual tenants,

          (nn) the cost of electricity and overtime HVAC furnished to the demised premises or any other rentable space in the Building whether or not leased to tenants,

          (oo) the amount of any actual incremental costs incurred by Landlord in the operation, maintenance or repair of any Building system or facility within any portion of the Building core or any other portion of the Building common areas as the result of non-standard installations (including, without limitation, raised flooring) made by other Building tenants within such portion of the Building core and/or common areas,

          (pp) all costs of Landlord's general corporate or partnership and general administrative and overhead expenses,

          (qq) any bad debt loss, rent loss or reserves for bad debts or rent loss,

          (rr) all costs associated with Landlord's voluntary political contributions, voluntary civic contributions or voluntary charitable contributions,

          (ss) the cost of temporary exhibitions located at or within the Landlord's Property,

          (tt) all costs associated with any management office in the Building if and to the extent such costs are for items of general and administrative overhead (e.g., costs of telephone, copy and fax machines, limited miscellaneous supplies, but not including salaries and wages of management and employees of the Building which are subject to the other provisions of this Article 37),

          (uu) all costs associated with any off-site offices of Landlord,

          (vv) the cost of purchasing insurance on the personal property of any tenant,

          (ww) any fee or expenditure in excess of commercially reasonable amounts for materials or services of comparable quality,

          (xx) costs incurred in installing, operating and maintaining any specialty equipment not normally installed, operated, and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair, maintenance, and providing of required services for the Building,

          (yy) any increase in insurance premiums reimbursable by any tenant of the Building in accordance with the terms of their lease,

          (zz) reserves unless and until expended for items or services otherwise included in Operating Expenses, and

          (aaa) any other expense which would not be rendered as a normal maintenance or operating expense for a commercial office building in New York City.

          (ii) Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operational Year in which such proceeds are received. All Operating Expenses shall be without any profit whatsoever to Landlord or any affiliate of Landlord (except to the extent permitted under clause (k) above).

          (iii) Notwithstanding that Operating Expenses are otherwise charged on a cash basis in accordance with this Article 37, if any capital improvement is made during any Operational Year for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the amortized cost of such improvement (i.e., the cost of such improvement amortized over the useful life thereof in accordance with GAAP) shall be included in Operating Expenses for the Operational Year in which such improvement was made and each Operational Year thereafter until fully reimbursed; provided, that the amount of any such costs attributable to such capital improvement relating to any particular Operational Year that may be included in Operating Expenses for such Operational Year shall not exceed the actual savings realized for such Operational Year as a result of such expenditures by Landlord (or the Board of Managers), which actual savings shall be as determined by a reputable, licensed engineer or other professional consultant having expertise in the area (whose commercially reasonable fees are to be included in Operating Expenses), who shall be retained by Landlord (or the Board of Managers) and approved by Tenant (such approval not to be unreasonably withheld or delayed), and a copy of whose professional opinion and analysis shall be furnished to Tenant (the "Savings Report") together with the Statement for the first Operational Year in which such capital improvement is included in Operating Expenses. If Landlord shall fail to deliver a Savings Report to Tenant together with said Statement, then Tenant shall have no obligation to pay to Landlord that portion of Operating Expenses attributable to such capital improvement until such time as Landlord shall deliver such Savings Report to Tenant. Nothing contained in this subdivision (iii) shall be deemed to allow Landlord to include in Operating Expenses the cost of a capital improvement solely to replace a capital item or other item not otherwise includable as an Operating Expense.

          (iv) If the cost of any energy saving device or program installed or implemented shall have been included in Operating Expenses in accordance with this Article 37, any payment received by Landlord by reason of such device or program shall be deducted from Operating Expenses in the Operational Year in which such payment is received by Landlord.

          (2) "Base Operating Expenses" shall mean the Operating Expenses for calendar year 2000 ("Base Operational Year").

          (3) "Operational Year" shall mean each calendar year all or partly within the Term commencing with the calendar year 2001.

          (4) "Tenant's Proportionate Share of Operating Expenses" shall be 50.14%.

          (5) "Board of Managers" shall mean the board of managers of any Condominium in the Building pursuant to Article 59 hereof.

     (B) In determining the amount of the Base Operating Expenses or the Operating Expenses for any Operational Year, if less than one hundred (100%) percent of the rentable area of the Building shall have been occupied by office tenants at any time during any such year, the Base Operating Expenses or the Operating Expenses for any such Operational Year shall be adjusted to an amount equal to the like expenses which would normally be expected to have been incurred had the Building had an office occupancy of one hundred (100%) percent throughout the applicable year. This provision shall not be applied so as to result in a profit to Landlord.

     (C) If Landlord (or the Board of Managers) is not furnishing any particular work or service (the cost of which if performed by Landlord (or the Board of Managers) would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord (or the Board of Managers), the Operating Expenses for each Operational Year during which such situation exists (and also during the calendar year 2000, if such situation exists during the calendar year 2000) shall be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord (or the Board of Managers) if it had at its own expense furnished such service or services to such tenant. This provision shall not be applied so as to result in a profit to Landlord (or the Board of Managers).

     (D) In any Operational Year in which Operating Expenses exceed Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Expenses of such excess in accordance with the provisions of this lease.

     (E) Within the first nine (9) months after the end of each Operational Year (and within eighteen (18) months after the end of the last Operational Year), Landlord shall endeavor to forward to Tenant an itemized statement prepared by Landlord's accountants ("Statement") of the Operating Expenses for the prior Operational Year (or for the Base Operational Year, in the case of the first Operational Year) and a computation of the amount payable by Tenant pursuant to this Article for such Operational Year.

     (F) (1) With each installment of Fixed Rent payable during the first Operational Year (i.e., calendar year 2001), Tenant shall pay to Landlord the monthly sum of $10,000 (or such lesser monthly sum as shall be appropriate assuming that Operating Expenses increase over those applicable to the Base Operational Year at a rate of four (4%) percent per annum) on account of the amount due pursuant to this Article for such Operational Year.

          (2) With each installment of Fixed Rent payable during the Term during and after the second Operational Year, Tenant shall pay to Landlord on account of the amount payable pursuant to this Article for the then Operational Year:

          (a) until Landlord forwards the applicable Statement for the preceding Operational Year, the amount of the monthly payment due during December of the preceding Operational Year; and

          (b) after Landlord forwards the applicable Statement for the preceding Operational Year, one-twelfth (1/12th) of 104% of the amount payable pursuant to this Article for such preceding Operational Year.

     (G) Once Landlord forwards the applicable Statement for the preceding Operational Year, Landlord and/or Tenant, as the case may be, promptly, within thirty (30) days thereafter, shall make appropriate payment to the other (without interest) of any amount overpaid by Tenant or owing to Landlord for such Operational Year based on the amount due pursuant to such Statement and amounts theretofore paid by Tenant for such preceding Operational Year.

     (H) Subject to Article 35(F), Tenant's obligation to make any payment pursuant to this Article shall survive the Expiration Date or any sooner termination of this lease and shall be appropriately prorated for any Operational Year which is only partially within the Term.

     (I) Subject to Article 35(F) hereof, each Statement given by Landlord pursuant to Paragraph (E) shall be binding upon Tenant unless, within the earlier to occur of six (6) years after its receipt of such Statement or three
(3) years after the Expiration Date (or, with respect to any Statement given after the end of the Term, three (3) years after such Statement is received by Tenant), Tenant, acting in good faith, notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Tenant shall have the right, upon reasonable notice, to audit Landlord's records regarding Operating Expenses, but not more frequently than once a year and only during the period in which Tenant is entitled to send a notice of disagreement, plus ninety (90) days (as may be extended by any delay in Landlord's making such records available to Tenant) or such longer period as may be required to resolve such dispute pursuant to Paragraph (J) below provided that Tenant's notice of disagreement is sent in a timely manner pursuant to the provisions of this Paragraph (I). Any disputes regarding Operating Expenses shall be resolved by arbitration in accordance with Paragraph (J). Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to refund by Landlord (without interest) upon any contrary determination. If Landlord fails to make such refund within thirty (30) days after Landlord's receipt of the Hearing Officer's written determination specifying the amount due to Tenant pursuant to such arbitration, Tenant shall have the right to offset such amounts from the next installments of additional rent due under this Article 37 provided that if, at the end of such thirty (30) day period, this lease has theretofore expired or has otherwise been terminated other than as a result of the fault or acts of Tenant, then, notwithstanding the foregoing provisions of this Paragraph (I), such sums shall bear interest at the Interest Rate (as defined in Paragraph 42(C) hereof) from the date same are so determined to be due to Tenant hereunder to and including the date paid Tenant together with all accrued interest thereon. If any dispute is resolved in Tenant's favor, Tenant shall be entitled to dispute the same specific item in prior years, provided the time to dispute such prior year's Statement under Law has not expired. If the Hearing Officer (as defined below) determines that Tenant has underpaid the additional rent payable under this Article 37, then said sums shall be paid by Tenant to Landlord within thirty (30) days after such determination has been rendered.

     (J) Whenever Tenant disputes Landlord's calculation of additional rent payable by Tenant under Article 36 or under this Article 37, Tenant's sole remedy therefor shall be to send a notice to Landlord ("Hearing Notice") before the expiration of the time period to dispute the applicable Statement as set forth in Paragraph (I) above, or, with respect to Real Estate Taxes, before the expiration of the time period to dispute the applicable statement as set forth in Paragraph 36(E) hereof, specifying the specific item or items of Operating Expense or Real Estate Taxes, as applicable, that it disputes ("Additional Rent Dispute") and electing to have the Additional Rent Dispute resolved by an informal hearing ("Additional Rent Hearing") upon and subject to the terms and conditions hereinafter set forth:

          (1) The Additional Rent Hearing shall be held at the offices of the Additional Rent Hearing Officer, who shall be designated by the American Arbitration Association in accordance with the then existing procedure of its New York City office and who shall be a certified public accountant with at least ten (10) years experience in New York City real estate accounting including operating escalations under office leases.

          (2) The Additional Rent Hearing shall be held within ten (10) days after the date on which the Additional Rent Hearing Officer is designated pursuant to substantive and procedural rules to be established by the Additional Rent Hearing Officer;

          (3) The determination by the Additional Rent Hearing Officer shall be conclusive upon the parties and shall be made within seven (7) days after the Additional Rent Hearing is completed; and

          (4) If the Additional Rent Hearing Officer determines that the amount overcharged to Tenant is equal to or less than the greater of (a) three (3%) percent of the amount properly payable by Tenant hereunder, or (b) $25,000.00, whichever is higher, or if the Additional Rent Hearing Officer determines that Tenant was not overcharged hereunder, Tenant shall pay the fees of the Additional Rent Hearing Officer and the costs of any audit in connection with such dispute. If the Additional Rent Hearing Officer determines that the amount overcharged to Tenant is more than the greater of (a) three (3%) percent of the amount properly payable by Tenant hereunder, or, (b) $25,000.00, whichever is higher, Landlord shall pay such fees and reasonable out-of-pocket audit costs including that of the Additional Rent Hearing Officer.

 38.  Air Conditioning
      ----------------

     (A) Whenever the Building air conditioning system is in operation, Tenant shall use its best efforts to close the venetian blinds and/or drapes in the demised premises. Tenant shall comply with reasonable regulations promulgated by Landlord in connection with heating, ventilating and air conditioning the Building.

     (B) Landlord agrees that Tenant shall have the right, as part of Tenant's Work (as defined in Article 44 hereof) or otherwise, but in all instances subject to the terms, covenants and conditions of Article 3 and the other applicable provisions of this lease, to arrange for the installation at Tenant's sole cost and expense, of supplemental air conditioning units ("Supplemental A/C") in the demised premises. Landlord shall have no responsibility for the operation, maintenance, repair or replacement of any such Supplemental A/C, all of which shall be the responsibility of Tenant.

 39.  Brokerage
      ---------

     Tenant and Landlord each represents that it did not deal with any broker or finder in connection with this lease other than the Broker. Tenant shall indemnify Landlord against any liability and expense (including reasonable attorney's fees) for any brokerage commission or finder's fee claimed by anyone other than the Broker based on the actions of Tenant or its agents or representatives. Landlord will pay Broker a commission pursuant to a separate agreement between Landlord and Broker and shall indemnify Tenant against any liability and expense (including reasonable attorney's fees) for any brokerage commission or finder's fee claimed by anyone based on the actions of Landlord or its agents or representatives and for any brokerage commission or finder's fee claimed by the Broker hereunder regardless of the actions of Tenant or its agents and representatives. The parties' liability hereunder shall survive any expiration or termination of this lease.

40.  13th Floor Setback
     ------------------

     (A) As long as Tenant and/or its related corporations are occupying the entire thirteenth (13th) floor of the Building, Tenant may (if and to the extent permitted by Law but subject to all the covenants, agreements, terms, conditions and provisions of this lease, including, but not limited to this Article 40) during the Term (except as otherwise provided herein), have and enjoy, at Tenant's risk, the use, for dignified leisure purposes in connection with Tenant's business, of the setback roof area on the thirteenth (13th) floor of the building (the "terrace"), subject to the full use by Landlord of the terrace in order to enable Landlord to fulfill its obligations hereunder or to otherwise operate and maintain the Building and its systems. Free access to the terrace through the demised premises in order that Landlord (or its agents) may fulfill its obligations hereunder or otherwise operate and maintain the Building and its systems is expressly reserved to Landlord in an emergency at any time (provided that Landlord shall use reasonable efforts to give Tenant prior or contemporaneous telephonic or other oral notice in an emergency) or in all other cases upon not less than forty-eight (48) hours prior notice (or such shorter period if access is required to comply with Law) to Tenant's Representative (which notice may be oral or telephonic followed promptly by written notice) during normal business hours and accompanied by Tenant's Representative if Tenant elects and Tenant's Representative is available. Landlord shall attempt to coordinate such access with Tenant so as to minimize interference with Tenant's use of the demised premises. So long as Tenant shall have the right to use the terrace or shall actually use the terrace, Tenant, at Tenant's sole expense, shall clean the terrace and keep the terrace clear and free from debris, water, ice and snow to the extent necessary for Tenant's use thereof, except Landlord shall, at its expense (subject to reimbursement as an Operating Expense pursuant to Article 37 hereof) remove ice and snow which Landlord, in its reasonable discretion determines, block the roof's drainage or as otherwise required for the maintenance or safety of the Building. Landlord shall not at any time be obligated to clean or free the terrace from debris, water, ice and snow, except as may be required in the immediately preceding sentence. Nothing contained herein shall be deemed or construed to constitute a representation by Landlord that the terrace may, as a matter of Law, be so used by Tenant. In the event of any discontinuance or reduction of the use by Tenant of the terrace, Tenant shall not be entitled to any compensation or diminution or abatement of rent, nor shall such discontinuance or reduction be deemed constructive or actual or partial eviction. Tenant agrees that it shall not do anything or omit to do anything or permit anything to be done on or in the terrace or any part thereof which shall, in Landlord's reasonable judgment, detract from the appearance of the building, impair the dignity of the building, interfere with the comfort of other tenants and occupants of the building, or physically change the terrace or any part thereof.

     (B) Tenant shall indemnify and save harmless Landlord and each Holder and Landlord's managing agent against all loss, damage, claim, liability and expense (including, but not limited to, reasonable counsel fees) directly or indirectly arising out of and/or in connection with the use of the terrace by Tenant, its officers, employees, contractors and invitees and/or the activities thereon except to the extent such costs arise by reason of Landlord's maintenance responsibilities set forth in Paragraph (A) above or elsewhere in this lease.

     (C) So long as Tenant has the right to use the terrace or actually uses the terrace, Tenant shall, at Tenant's cost and expense, provide and keep in force for the benefit of Landlord, its managing agent and each Holder of which Tenant has been provided the name and address the same, insurance coverage as is required under Article 45 with respect to, and in connection with, the terrace and the use thereof and installations thereon. Tenant shall also pay Landlord, as additional rent, within thirty (30) days after receipt of a statement (which statement shall include reasonable documentation therefor) for any increased insurance premium costs to Landlord as a result of the provisions of this Article.

     (D) Tenant will, within five (5) business days after demand by Landlord and as often as each such demand shall occur, forthwith discontinue any use of the terrace to which Landlord shall reasonably object and/or remove any decoration visible from outside the demised premises or installation for which Landlord has not previously provided written consent to which Landlord in its reasonable discretion shall reasonably object but, with respect to such decoration or installation which is not possible to remove within such five (5) business day period, commence to remove same immediately and thereafter proceed with diligence to complete the removal of same. On or before the Expiration Date, Tenant shall, upon Landlord's request, at Tenant's cost and expense, remove all installations, furnishings and personal property of Tenant and/or anyone claiming under or through Tenant from the terrace and repair all damage to the terrace and any part thereof caused by such removal. Tenant agrees that Tenant will conform to and comply with all applicable laws and regulations with respect to use of the terrace and with such reasonable Rules and Regulations as Landlord may in its reasonable judgment deem necessary or proper and from time to time adopt for the safety, care, cleanliness, appearance and/or maintenance of the terrace.

     (E) During the Term, if Tenant is then actually using the terrace, Landlord shall take commercially reasonable appropriate measures to ensure that Landlord's terrace drainage system and window washing rigs will function without material, adverse interference to Tenant's normal use of the terrace.

 41.  Exculpatory and Hearing Clause
      ------------------------------

     (A) Anything herein to the contrary notwithstanding, the liability of Landlord and any prior landlord hereunder and the partners of Landlord and any prior landlord hereunder for negligence, failure to perform lease obligations or otherwise under or in connection with this lease shall be limited to their respective interests in the Land and Building. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord or any partner of Landlord or any party that holds any interest in Landlord. Notwithstanding the foregoing, Tenant shall have the right to enforce any final and unappealable judgment against Landlord which is not paid by Landlord within fifteen (15) days after entry thereof by offsetting amounts payable by Landlord to Tenant under this lease against any amounts payable by Tenant hereunder. Nothing contained in this paragraph shall preclude Tenant from exercising any right of offset, including any interest due Tenant, against rent or additional rent that is expressly permitted and set forth in any other provision of this lease.

     (B) Anything in this lease to the contrary notwithstanding, wherever any provision is made in this lease for Landlord's consent or approval, or exercise of judgment or imposition of a requirement, rule, regulation or designation, or any determination by Landlord's agent, such consent or approval shall not be withheld or delayed unreasonably or in bad faith and such judgment or imposition of a requirement, rule, regulation or designation or determination of Landlord's agent, shall be exercised reasonably and in good faith. Tenant hereby waives any claim against Landlord which it may have (including, without limitation, a claim for damages) based upon any assertion that Landlord or its agent unreasonably withheld or delayed any such consent or approval, or exercised its judgment or imposed a requirement, rule, regulation or determination or designation or otherwise acted unreasonably (but Tenant does not waive any claim that Landlord acted in bad faith). Whenever either party hereto alleges that the other party has acted unreasonably with respect to a matter arising under this lease (but not in bad faith), the sole remedy of the party making such allegation therefor shall be to send a notice to the other party hereto ("Section 41(B) Hearing Notice"), specifying the matter with respect to which it alleges that such other party has acted unreasonably ("Section 41(B) Dispute") and electing to have the Section 41(B) Dispute resolved by an informal hearing ("Section 41(B) Hearing") upon and subject to the terms and conditions hereinafter set forth:

        (i) The Section 41(B) Hearing shall be held at the offices of the hearing officer, who shall be selected pursuant to the then existing rules and procedures of the American Arbitration Association in New York City, and who shall be an attorney, duly admitted in New York, with at least ten (10) years experience in Manhattan office leasing ("Section 41(B) Hearing Officer");

        (ii) The Section 41(B) Hearing shall be held within ten (10) days after the Section 41(B) Hearing Officer is designated pursuant to substantive and procedural rules to be established by the Section 41(B) Hearing Officer;

        (iii) The determination by the Section 41(B) Hearing Officer shall be conclusive upon the parties and shall be made within seven (7) days after the
Section 41(B) Hearing is completed; and

        (iv) If the party alleged to have acted unreasonably is determined to have acted properly, the party making such allegation shall pay the fees of the
Section 41(B) Hearing Officer. If the party alleged to have acted unreasonably is determined to have acted improperly, such party shall pay such fees.

 42.  Submission to Jurisdiction, Etc.
      --------------------------------

     (A) Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity (or, in the alternative, Tenant hereby irrevocably and unconditionally waives diplomatic and/or sovereign immunity if Tenant is entitled thereto). This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, SOFTBANK Holdings Inc. and SBH Delaware, Inc., jointly and severally as guarantors (jointly and severally, "Guarantor") and their respective successors and assigns hereby irrevocably subject themselves to the jurisdiction of any state or federal court located within such county.

     (B) Whenever any default, request, action or inaction by either party reasonably causes the other party to incur attorneys' fees and/or any other costs or expenses, the party in default or making such request, action or inaction agrees that it shall pay and/or reimburse the other party for any such reasonable, out-of-pocket fees, costs or expenses within thirty (30) days after being billed therefor. If any legal proceeding is brought by reason of a claimed default by either party hereunder, the prevailing party shall be reimbursed by the other for its reasonable attorneys' fees.

     (C) Except as otherwise specifically provided in this lease, if any monies owing by Tenant or Landlord to the other party under this lease are paid more than fifteen (15) days after the date such monies are payable pursuant to the provisions of this lease, the party which is late in its payments shall pay the other party interest thereon, at a rate (the "Interest Rate") equal to the lesser of the then maximum lawful rate or one (1) percentage point above the "base rate" or "prime rate" of Citibank, N.A. from time to time in effect, for the period from the date such monies were payable to the date such monies are paid.

     (D) The submission of this lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease with Tenant and is made subject to Landlord's and Tenant's acceptance, execution and delivery thereof and is not binding upon either party until same is executed and delivered by Landlord and Tenant and the Non-Disturbance Agreement is executed and delivered by the holder of the Fee Mortgages as provided in Article 7 hereof.

     (E) Each person executing this lease hereby covenants, represents and warrants that he or she is duly authorized to execute, acknowledge and deliver this lease.

     (F) As a special inducement to Landlord to enter into this lease, Tenant undertakes, covenants and agrees to deliver to Landlord (i) from each Guarantor simultaneously with its execution of this lease a duly executed and acknowledged guaranty in the applicable form annexed hereto as Exhibit N and (ii) a subordination agreement in the form annexed hereto as Exhibit O. It is specifically understood and agreed that a default which is not cured prior to the expiration of any applicable notice and cure period under the guarantees or either of them or a default which is not cured prior to the expiration of any applicable notice and cure period under the subordination agreement or any other documents related to the guaranties or subordination agreement shall be deemed a material default under this lease.

     (G) The provisions of this Article shall survive the expiration of this lease.

 43.  Modifications Requested by Mortgagee, Etc.
      ------------------------------------------

     (A) If any present or prospective mortgagee of the Land or the Building or any leasehold interest therein requires, as a condition precedent to extending or issuing its loan, the modification of this lease in such manner as does not lessen Tenant's rights or increase its obligations hereunder or lessen Landlord's obligations or increase Landlord's rights (except, in each case, to a de minimis extent), Tenant shall not unreasonably delay or withhold its consent to such modification and shall execute and deliver such confirming documents in form and substance reasonably acceptable to Tenant therefor as such mortgagee reasonably requires.

     (B) Tenant agrees to send a copy of all notices of any default by Landlord under the lease or any other circumstance which would entitle Tenant to cancel or terminate the lease or to claim a partial or total eviction or to exercise any self-help remedy or to receive any rent offset, abatement or credit, (other than abatements of rent, offsets or credits set forth in Articles 23 and 35G of this lease) to Landlord hereunder to the holder(s) of the Fee Mortgages provided Tenant is furnished with the name and address of the holder(s) of the Fee Mortgages and Tenant agrees to accept any cure of such default by the holder(s) of the Fee Mortgages (but nothing herein shall require the holder(s) of the Fee Mortgages to cure any such default).

 44.  Tenant's Work
      -------------

     (A) Tenant shall, at its expense, and in compliance with the further provisions of this Article 44, the "Alteration Rules" annexed as Exhibit F and other applicable provisions of this lease, make such alterations, improvements and decorations in the demised premises as Tenant may consider necessary or desirable to prepare the same for Tenant's occupancy ("Tenant's Work"). In addition, Tenant shall, at Tenant's expense, make all modifications and additions and replacements to the alarm systems within the demised premises as may be necessitated by Tenant's Work.

     (B) Tenant shall have prepared by a licensed architect, at Tenant's expense, and shall submit to Landlord for its approval, complete, detailed and fully dimensioned architectural, electrical, mechanical and engineering plans and drawings (1/8" scale), and specifications for Tenant's Work ("Tenant's Plans"). Tenant's Plans shall conform to the existing physical condition of the Building, the filed plans and specifications for the Building, and all applicable laws and requirements of law and public authorities and the rules and regulations implementing the same.

     (C) Upon Landlord's written approval of Tenant's Plans, which shall not be unreasonably withheld and which shall be granted or withheld within the time periods set forth in Article 3 of this lease, Tenant, at its expense, shall cause Tenant's Plans (including necessary mechanical plans and specifications) to be filed with the governmental agencies having jurisdiction thereof, in order to obtain, and shall obtain, all governmental permits, approvals, licenses, authorizations, waivers, consents and certificates (collectively "Permits") which may be required in connection with the performance of Tenant's Work. Such plans shall be delivered to Landlord by personal delivery in accordance with
Article 27 hereof or electronically (in which case the date of delivery shall be deemed to have occurred upon Landlord's receipt thereof). Landlord shall within two (2) business days after Tenant's request and Landlord's actual receipt of the applications, sign the applications for such Permits (including without limitation, the plans to be filed in connection therewith) prepared by Tenant which require Landlord's signature and Tenant shall indemnify and hold Landlord harmless against any claim, cost, liability or expense resulting from any error, omission or other impropriety or deficiency in any such application and the plans to be filed in connection therewith (it being understood and agreed that such signing of the Permits shall not constitute approval of Tenant's Work). Tenant's Work shall be governed by the provisions of Articles 3 and 6 with respect to Alterations, as if Tenant's Work were Alterations, as modified and supplemented by this Article. Landlord shall permit Tenant's contractors, subcontractors and suppliers to move construction materials, supplies and equipment for Tenant's Work to the demised premises and to remove construction waste and debris therefrom, by (i) the Northern Passenger Elevator Bank, (ii) the new freight elevator to be installed pursuant to Exhibit B, (iii) and the loading dock elevator on a first come, first serve basis. Tenant's contractors, subcontractors and suppliers shall pay Landlord's specified regular charges (which shall not be in excess of Landlord's out-of-pocket cost) for the use of such loading dock elevator at such times. Tenant shall, and shall cause its contractors, subcontractors and suppliers to, comply with the Alteration Rules and Landlord's reasonable directions for the coordination and control of construction activities in the Building and the protection and security of the Building and its systems, facilities and occupants.

     (D) Tenant shall have the right to install and use a hoist during the performance of Tenant's Work, and Landlord agrees to reimburse Tenant for one-half of the reasonable installation costs of such hoist and such hoist shall not be used on the 27th Street Side of the building. Thereafter, such hoist shall be used at Tenant's sole expense (except
(i) Landlord shall pay for electric current in connection with the use of the hoist and (ii) if the new freight elevator is not installed and operational (with all permits and other governmental approvals required with respect thereto obtained and duplicate copies of all such permits and approvals delivered to Tenant) and Landlord has not satisfied all fire alarm requirements therefor by July 31, 1998 as provided in Exhibit "B" hereof (time of the essence), then Landlord shall be responsible for the reasonable operational costs in connection with the Tenant's use of the hoist from and after August 1, 1998 to and including such date as such new freight elevator shall be installed and operational (with all permits and other governmental approvals required with respect thereto obtained and duplicate copies of all such permits and approvals delivered to Tenant and Landlord has satisfied all fire alarm requirements therefor). The hoist shall be used for construction purposes only in compliance with Law and at such times and in such a manner as Landlord may from time to time reasonably designate. Tenant shall, at its expense (i) obtain and maintain all permits, approvals and certificates required by any governmental or quasi-governmental bodies in connection with the use of such hoist and shall deliver duplicates thereof to Landlord, and (ii) obtain and deliver to Landlord standard insurance industry certificates (or their equivalents) of workmen's compensation insurance in the amounts required by Law and comprehensive liability insurance under either basic or an umbrella policy in an amount not less than $50,000,000 combined single limit per occurrence for bodily injury and property damage arising out of the use and operation of the hoist and with an insurance company and in a form reasonably satisfactory to Landlord. If Landlord fails to pay any sums due from it pursuant to this Paragraph (D) within thirty (30) days after Tenant's bill therefor accompanied by supporting documentation is received by Landlord, Tenant shall have the right to offset such sums, together with interest thereon at the Interest Rate, against amounts payable by Tenant under this lease.

     (E) Tenant shall, reasonably promptly after completion of Tenant's Work, furnish Landlord with (i) final "as built" plans of the demised premises (or final plans with field notations) showing Tenant's Work, (ii) Building Department filing documents, permits and final approvals and other evidence reasonably satisfactory to Landlord that Tenant's Work is in compliance with all applicable legal requirements, and (iii) evidence reasonably satisfactory to Landlord that all laborers, materialmen and mechanics have been paid, including duly executed and acknowledged releases of liens against the demised premises, the Building, and the materials and improvements therein from the general contractor and all electrical, mechanical and plumbing contractors involved with the installation in form and substance reasonably acceptable to Landlord covering all of Tenant's Work.

     (F) If, by reason of the existence of a violation in the Building (that was not caused by Tenant, its contractors, subcontractors, agents or employees), or for any other act or omission of Landlord, its agents, employees, contractors or subcontractors that is not permitted by this lease, and that results in Tenant being delayed in the substantial completion of Tenant's Work, the Commencement Date applicable to each floor of the demised premises so affected will be delayed by one day for each day of any such delay in the substantial completion of Tenant's Work to the extent caused by the existence of such violation or act or omission. Any such delay in the Commencement Date applicable to each floor shall be in addition to any other credits, offsets and abatements as specifically provided in this lease. Landlord will, as promptly as reasonably practicable after receipt of notice of any such violation from Tenant, use all reasonable efforts to remove or cure any such violation.

 45.  Insurance
      ---------

     (A) During the Term, Tenant shall pay for and keep in force general liability policies in standard form protecting against any and all liability occasioned by accident or occurrence, subject to customary exclusions and a deductible of $250,000 or such other deductible as Landlord shall reasonably approve (it being understood and agreed that Tenant shall be solely responsible for all losses, liabilities and costs which are under such deductible), such policies to be written on an occurrence basis, by recognized and well-rated insurance companies authorized to transact business in the State of New York, having a policyholder's rating of no less than "A-" and a financial size category of not less than "VIII" in the most current edition of Best's Insurance Reports. Landlord hereby approves, as of the date hereof and subject to the standards set forth above, Tenant's right to use (i) for property insurance, Tokio Marine and Fire Insurance Company, Ltd. and (ii) for liability insurance, American Home Insurance Company (basic policy), AIU Insurance Company (Umbrella-1st layer), Transcontinental Insurance Company (Umbrella-2nd layer), Travelers Indemnity of Illinois (Umbrella-3rd layer) and National Surety Corporation (Umbrella-4th layer). The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $10,000,000 for injury (or death) and damage to property (which may be carried under a basic $1,000,000 policy and an umbrella policy for the balance provided that at all times during the Term there is no less than $10,000,000 coverage with respect to the demised premises and those portions of the Building then designated for Tenant's primarily exclusive use). If at any time during the Term it appears that public liability or property damage limits in the City of New York for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then, upon written notice from Landlord, Tenant shall increase the foregoing limits accordingly, but not more often than once every five (5) years. Landlord, its managing agent and each mortgagee and ground lessor, if any, of whom Tenant has received notice shall be named as additional insureds in the aforesaid insurance policies. Tenant shall also secure and keep in force "all risk" property insurance, including loss by fire and, by means of the standard extended coverage endorsement, loss or damage by such other casualties as may be covered thereby, covering all of its personal property, machinery, equipment, trade fixtures, goods, merchandise, furniture, furnishings and other items removable by Tenant located in the demised premises and/or on the terrace (but only so long as Tenant has the right to use the terrace pursuant to Article 40 hereof or actually uses the terrace) in the case of each such item for the full replacement value thereof from time to time. Such policies shall also provide that Landlord and each Holder shall be afforded thirty (30) days prior notice of cancellation of said insurance (provided, however, that Tenant shall be excused from compliance with this sentence if such provision is not obtainable from any insurance company at commercially reasonable rates or if it is not then commonly required of tenants in buildings similar to the Building in Manhattan so long as Landlord and each such Holder shall be afforded at least ten (10) days prior notice of cancellation of said insurance). Tenant shall deliver standard insurance industry certificates (or their equivalents) evidencing such policies. All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may, after giving Tenant at least thirty (30) days notice, make it and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord, be added to and become a part of the additional rent payable hereunder; provided, however, if the notice afforded
                                   --------  -------
Landlord in the immediate preceding sentence is less than thirty (30) days, then the above thirty (30) day time period may be reduced to the amount of notice given to Landlord of such cancellation. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

     (B) Landlord will maintain liability and "all risk" full replacement property insurance, including loss by fire and standard extended coverage endorsement, in conformity with that maintained with respect to other similar buildings in the vicinity and as required by the Fee Mortgage(s) covering the Building, including, without limitation, Tenant Improvements, provided that (i) the limits of Landlord's liability policies (which may be an umbrella policy) shall be no less than $10,000,000.00 for combined single limit per occurrence for bodily injury and property damage, and (ii) the limits of such casualty insurance shall in all events be sufficient to avoid any co-insurance requirement. Landlord shall, upon Tenant's request, deliver certificates of such insurance to Tenant evidencing such policies.

 46.  Estoppel Certificate
      --------------------

     Each party, at any time, and from time to time, upon at least twenty (20) days' prior notice by the other, shall execute, acknowledge and deliver to the requesting party, and/or to any other person, firm or corporation specified by the requesting party, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent and additional rent have been paid, stating whether or not there exists any default by the requesting party under this lease, and, if so, specifying each such default, and any other matters reasonably requested by the requesting party or the recipient. Notwithstanding the foregoing, neither party hereto shall be required to furnish such a statement more frequently than three times per year and each party thereto shall be entitled to give such statement to the best of its knowledge and to take an exception for items of additional rent that have not yet been billed.

 47.  Holdover
      --------

     If Tenant holds over after the expiration of the Term for a period in excess of one (1) month with respect to all or any portion of the demised premises, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the Term shall be upon all of the terms set forth in this lease except that from and after the first month succeeding the expiration or sooner termination of the Term, Tenant shall pay as use and occupancy for each month (or portion thereof) of the holdover period an amount equal to one and one-half (1-1/2) times the sum of (i) the average monthly Fixed Rent (excluding any abatements) payable by Tenant during the last twelve (12) months of the Term for both (x) the portion of the demised premises in which Tenant is holding over (the "Occupied Portion") and (y) any portion of the demised premises in which Tenant is not holding over but is adversely affected by Tenant's holding over as a result of Landlord's agreement to deliver such portion of the demised premises to another tenant or other occupant in accordance with a written lease or other occupancy agreement with such tenant or occupant (the "Adversely Affected Portion"), and (ii) the average monthly additional rent (excluding any abatements) payable by Tenant during the last year of the Term for both (x) the Occupied Portion and (y) the Adversely Affected Portion. Such use and occupancy charge shall be in lieu of consequential damages.

 48.  Rooftop Communications Equipment
      --------------------------------

     (A) Landlord agrees that, subject to Landlord's prior written approval, not to be unreasonably withheld or delayed in accordance with the applicable provisions of this lease, including Articles 3 and 44, and subject to applicable Laws and the terms and conditions hereinafter stipulated, Tenant may install and thereafter maintain and operate satellite dishes, antennae, wireless cable and other conduit communications devices and equipment systems as shall be utilized by a multi-media technology company from time to time for communications purposes (collectively, the "Roof Equipment"), together with any reasonably required support structures (including, without limitation, supporting materials, concrete pads and a direct connection to Building steel) and related equipment, including, without limitation, electrical and telecommunication conduit lines connecting the Roof Equipment to the demised premises (such support structures and related equipment, together with the Roof Equipment, being herein collectively called the "Communications Equipment") on a portion of the rooftop of the Building to be reasonably designated by Landlord and reasonably acceptable to Tenant, and in any event not to exceed Tenant's pro rata share of the area of the rooftop, as determined, from time to time, by a fraction, the numerator of which is the number of rentable square feet contained in the demised premises and the denominator of which is the total number of rentable square feet contained in the Building. Tenant's use of the rooftop of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation (including Landlord) for any use, including the installation of other satellite dishes, antennae and support equipment, so long as the existence, use, operation and location of any such item, other than those items which are presently installed, or any replacement(s) thereof, does not interfere with the use, operation or maintenance of the Communications Equipment. The Communications Equipment is to be used solely for Tenant's own business purposes and not for the benefit of any subtenant, assignee, licensee or other occupant of the demised premises (unless Tenant permits such use at no additional charge except for reimbursement to Tenant for any out-of-pocket expenses incurred by Tenant in connection therewith).

     (B) Tenant shall have access to the rooftop of the Building without notice to Landlord for the purpose of installing, maintaining, servicing or repairing the approved Communications Equipment and/or maintaining, servicing or repairing other equipment or systems of Tenant permitted under this lease.

     (C) Tenant shall comply with all applicable Laws, in any manner affecting or relating to Tenant's installation, repair, maintenance and operation of the Communications Equipment. Tenant shall secure all permits and licenses required for the installation and operation of the Communications Equipment as well as all permits and licenses required for the use and operation of the Communications Equipment, including, without limitation, any approval, license or permit required from the Federal Communications Commission. Landlord will cooperate with Tenant, at Tenant's expense, in Tenant's efforts to obtain such permits and licenses including the execution and return to Tenant of applications therefor which require Landlord's signature within two (2) business days after Tenant's request therefor and Landlord's actual receipt of such applications (including without limitation, the plans to be filed in connection therewith) for such permits and licenses which were prepared by Tenant and which require Landlord's signature, and Tenant shall indemnify and hold Landlord harmless against any claim, cost, liability or expense resulting from any error, omission or other impropriety or deficiency in any such application and the plans to be filed in connection therewith.

     (D) Tenant shall pay for all electrical service required for Tenant's use of the Communications Equipment pursuant to the applicable provisions of Article
12. Such electrical service shall be measured by a submeter acceptable to Landlord and installed and maintained by Tenant at Tenant's expense. In the alternative, upon Tenant's compliance with all applicable provisions of this lease, including, without limitation, Landlord's approval of the plans therefor, which approval will not be unreasonably withheld in accordance with the applicable provisions of this lease, including Articles 3 and 44, Tenant will be permitted to connect at Tenant's sole cost and expense the Communications Equipment to Tenant's electrical supply in the demised premises.

     (E) Tenant shall promptly repair all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance, repair, operation or removal of the Communications Equipment except to the extent the same results from Landlord's Negligence or Wilful Misconduct (as defined in Article 4 hereof).

     (F) Tenant agrees that, except as provided in Paragraph (D), Landlord shall not be required to provide any services whatsoever to the rooftop of the Building and/or the Communications Equipment.

     (G) All installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article shall be at the sole risk of Tenant and neither Landlord nor Landlord's agents or employees shall be liable for any damage or injury thereto caused in any manner, except to the extent the same results from Landlord's Negligence or Wilful Misconduct. The Communications Equipment (including, without limitation, the electrical service supply lines to make operable the Communications Equipment) shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

     (H) Tenant shall indemnify and save harmless Landlord from and against: (i) all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Communications Equipment, and (ii) all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys' fees and expenses), arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance, operation and repair of the Communications Equipment, except, in each case, to the extent the same results from Landlord's Negligence or Wilful Misconduct.

     (I) All work and installations (including, without limitation, electrical lines and equipment) to be done and made by Tenant pursuant to the provisions of this Article shall be performed in accordance with the terms, covenants, conditions and provisions of this lease. All plans and specifications of Tenant's work and installations to be done and made by Tenant pursuant to the provisions of this Article shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld or delayed in accordance with the applicable provisions of Articles 3 and 44 of this lease, and such work and installations shall be further subject to inspection and reasonable supervision by Landlord or Landlord's outside architect or engineer as provided in paragraph
(C) of Article 3.

     (J) The Communications Equipment shall be Tenant's personal property, shall be maintained and kept in repair by Tenant and, upon the expiration of the Term or upon the earlier termination of this lease in any manner, if Tenant so elects or, if Landlord so directs by written notice to Tenant (given, in the case of the termination of this lease on the scheduled Expiration Date, at least ninety
(90) days prior thereto, and, in the case of the earlier termination of this lease, not later than ninety (90) days thereafter), shall be removed by Tenant (other than in-the-wall cabling and wiring) and Tenant shall repair any damage to the rooftop of the Building or any other portion or portions of the Building caused by or resulting from said removal.

     (K) All installations made by Tenant shall not interfere with or adversely affect any existing equipment (including existing rooftop antennae), installations, lines or machinery of the Building or any other tenant or occupant of the Building. Any additional installations made after the date of this lease by Landlord or by others with Landlord's permission (except those the location of which is mandated by law or other like circumstance as to which Landlord has no control) shall not interfere with or adversely affect the Communications Equipment or the operation thereof.

     (L) Landlord, at its sole risk, cost and expense, upon at least forty-five
(45) days prior written notice to Tenant (or such shorter period of notice if such relocation is required by Law or as a result of an emergency), may relocate the Communications Equipment to other areas of the Building and rooftop thereof reasonably designated by Landlord, so long as such relocation is required by Law or necessary for the operations and maintenance of the Building, and the Communications Equipment is placed in an area which will result in the Communications Equipment being least likely to be adversely affected thereby. Such relocation shall be performed in a manner and at a time so as to minimize to the maximum extent reasonably practicable any disruption of Tenant's normal business activities and such relocation shall not impair Tenant's data reception via such Communications Equipment.

49.  Signage
     -------

          (A) Tenant shall have the right to install and maintain, at its own expense, subject to the written approval of Landlord as to dimensions, material, content, location and design, which approval shall not be unreasonably withheld or delayed, a canopy on the 28th Street facade of the Building. Tenant shall clean, repair and maintain said canopy and other Signage installed in accordance with this Article in good order and condition and replace the same, if necessary. Tenant shall in connection with such canopy and other Signage comply with all of the laws, orders, rules and regulations of the governmental authorities having jurisdiction thereof, including zoning laws, building codes and as required by insurance underwriters and shall obtain and pay for all permits required therefor. Tenant expressly agrees that such canopy and other Signage shall not be manufactured and/or installed on the building until all approvals and permits are first obtained and copies thereof delivered to Landlord with evidence of payment for any fees pertaining thereto. Tenant agrees to pay all annual renewal fees pertaining to Tenant's canopy and other Signage. In no event shall Tenant install (i) any Signage on the 27th Street side of the Building or (ii) any Signage on the exterior of the Building of a competitor of NYL so long as NYL is a tenant in the Building.

     (B) In the event Landlord or Landlord's representatives shall deem it necessary to remove any such canopy in order to make any repairs, alterations or improvements in or upon the demised premises, or the Building wherein same is situated, or any part thereof, Tenant shall, at its sole cost and expense, promptly following Landlord's request therefor, remove said canopy and replace the same whenever the said repairs, alterations or improvements shall have been completed, provided that Tenant shall have the right to dispute the reasonableness of Landlord's request for such removal pursuant to Section 41(B) hereof, in which event Tenant shall not be required to comply with Landlord's request unless and until such Section 41(B) Dispute is resolved in Landlord's favor.

     (C) Except as provided in Article 48 hereof and in Paragraph (D) of this
Article 49, Tenant shall not, without the prior written consent of Landlord in each instance (not to be unreasonably withheld or delayed), (i) place or install or suffer to be placed or installed or maintained in the demised premises, the terrace or any place visible from the exterior of the demised premises any sign, awning, canopy, banner, flag, decoration, lettering, advertising matter or the like (collectively, "Signage") and (ii) place or maintain on any glass of any window of the demised premises any Signage. Landlord shall have the right to remove any Signage which is installed without Landlord's prior written consent in violation of this Article and to charge Tenant for the reasonable cost of such removal and any repairs necessitated thereby. Tenant shall not place any free standing signs on the terrace or on the 27th Street Side of the Building.

     (D) Notwithstanding the foregoing: (i) Landlord hereby consents to Tenant's right to install and maintain directional signage on Madison Avenue as shown on Exhibit "M" annexed hereto and made a part hereof or such Signage on Madison Avenue of such greater dimensions as are permitted to be used for directional Signage installed by any other existing tenant of the Building solely for its directional signage installed on Madison Avenue; (ii) Tenant shall not in any circumstances install any Signage on the 27th Street side of the Building, and
(iii) Landlord hereby approves an entrance sign above the 28th Street entrance which is commensurate with a first class office building which is in compliance with all applicable Laws.

 50.  Access to the Demised Premises
      ------------------------------

     Subject to Landlord's security regulations, circumstances beyond Landlord's reasonable control and the provisions contained in Article 58 hereof, Tenant shall have access to the demised premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

 51.  Hazardous Materials
      -------------------

     (A) Tenant shall not cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in or from the demised premises, except that inflammable or combustible (but not explosive) items may be brought into and used within the demised premises as may be needed for the maintenance and operation of equipment found in an office building, so long as done in compliance with all laws and governmental requirements. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable, explosive or radioactive materials, hazardous or toxic substances or wastes, asbestos or any material containing asbestos, and any other substance or material defined as hazardous by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resources Conservation and Recovery Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, or by the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article, Landlord, in addition to all of its rights and remedies under this lease and pursuant to Law, may require Tenant to remove any such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of Law. The provisions of this Article shall survive the expiration or sooner termination of this lease. Notwithstanding anything in this lease to the contrary, Tenant shall have no obligation or liability under this lease based upon the presence of Hazardous Materials within the demised premises and/or the Land (i) not introduced, caused or permitted by Tenant or anyone acting under or through Tenant, its agents, suppliers, contractors, licensees or invitees, or (ii) prior to the date Tenant first has access to all or any portion of the demised premises, including, without limitation, the performance of any Alterations by or on behalf of Tenant.

     (B) Landlord warrants and represents that no Hazardous Materials that is required under presently existing laws to be removed or friable asbestos that is not encapsulated will exist in the demised premises on the Commencement Date, except for a de minimis amount permitted by law. In the event of a breach of said representations (other than if caused by materials introduced to the demised premises by or on behalf of Tenant), as Tenant's sole and exclusive remedy, and at Landlord's sole cost and expense, Landlord shall cause such Hazardous Materials or asbestos to be removed or encapsulated in accordance with all applicable Laws and the Commencement Date with respect to the applicable floors and other floors adversely affected shall be delayed by one day for each day that the completion of Tenant's Work with respect to the applicable floor is delayed solely by reason of the presence of asbestos or Hazardous Materials that Landlord is required to remove or encapsulate.

 52.  Recording and Memorandum of Lease
      ---------------------------------

     Landlord and Tenant agree not to record this lease. The parties shall, contemporaneously with the execution of this lease, execute, acknowledge and deliver a short form or memorandum of this lease in recordable form and otherwise in the form annexed hereto as Exhibit K. Recording, filing and like charges imposed by any governmental agency to effect such recording shall be paid by Tenant. Upon the expiration or termination of this lease, Tenant, at Landlord's request, shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this lease and sufficient to discharge any memorandum hereof of record, and Tenant shall pay for all recording, filing and like charges imposed by any governmental agency to effect such recording.

 53.  Options to Extend
      -----------------

     (A) So long as Tenant is occupying at least two (2) full contiguous floors in the Building, Tenant may elect to extend the Term for two (2) additional consecutive periods of ten (10) years each, the first commencing on the day immediately following the Expiration Date and ending on the last day of the calendar month occurring ten (10) years thereafter (the "First Extension Term") and the second commencing on the day immediately following the expiration of the First Extension Term and ending on the last day of the calendar month occurring ten (10) years thereafter (the "Second Extension Term"); each of the First Extension Term and the Second Extension Term being sometimes referred to as an "Extension Term" herein) unless sooner terminated pursuant to any of the terms, conditions or covenants of this lease or pursuant to law, in each case the First Extension Term and the Second Extension Term shall be with respect to all of the then demised premises or, if and as Tenant shall specify in its Extension Notice described hereinbelow, a contiguous portion of the then demised premises consisting of no less than two (2) full contiguous floors of the Building situated on contiguous floors commencing from the uppermost or lowermost floors of the then demised premises, provided that:

          (i) Tenant shall give Landlord notice by registered or certified mail, return receipt requested or by nationally recognized overnight courier (hereinafter called "Extension Notice") of its election to extend the Term for the First Extension Term not later than the later to occur of (i) eighteen (18) months prior to the expiration of the initial Term, or (ii) ninety (90) days after Landlord shall give a notice to Tenant reminding Tenant of its option to extend (the "Reminder Notice"), and, of its election to extend for the Second Extension Term not later than the later to occur of (i) eighteen (18) months prior to the expiration of the First Extension Term, or (ii) ninety (90) days after Landlord shall give the Reminder Notice to Tenant, time being of the essence in both cases, provided that any Reminder Notice (a) given by Landlord to Tenant earlier than twenty-four (24) months prior to the expiration of the Initial Term or the First Extension Term, as the case may be, shall have no force or effect hereunder, and (b) shall specify in not less than 20 point type that Tenant shall be deemed to have waived its rights to extend the Term hereunder if Tenant fails to give its Extension Notice by the later to occur of
(x) eighteen (18) months prior to the expiration of the initial Term or First Extension Term, as applicable, or (y) ninety (90) days after the Reminder Notice is given, and

          (ii) Tenant is not in monetary or material non-monetary default under this lease beyond any applicable notice or grace period as of the time of the giving of an Extension Notice and on the commencement date of the First Extension Term or the Second Extension Term, as the case may be.

     (B) (i) The fixed annual rent payable by Tenant to Landlord during the First Extension Term is to be a sum equal to the fair market rent for the premises to be demised for the entire First Extension Term determined as of the first day of the calendar month that shall be four (4) months prior to the commencement of the First Extension Term and during the Second Extension Term is to be a sum equal to the fair market rent for the premises to be demised for the entire Second Extension Term determined as of the first day of the calendar month that shall be four (4) months prior to the commencement of the Second Extension Term (each of such dates is hereinafter called "Determination Date") and which determination shall be made within a reasonable period of time after the occurrence of the applicable Determination Date pursuant to the provisions of Paragraph (C).

          (ii) For the purposes hereof, fair market rent shall take into account all relevant factors, including without limitation, (a) the actual condition of the demised premises as of the applicable Determination Date, the base years applicable to Articles 36 and 37 as provided in paragraph (E) hereof, and Tenant's options pursuant to this Article and Article 56 and (b) that Landlord shall receive savings since there are no advertising costs, brokerage commissions (other than the then managing agent for the Building, if any), rental abatements, tenant improvement allowances or work to be performed by Landlord in connection with the applicable Extension Term and that there will be no loss of rent by reason of the demised premises being vacant and (c) that Tenant shall receive savings as a result of not having to incur any moving, installation, stationery, announcement or other similar costs and no disruption of Tenant's business as a result of a relocation to another building and the search for new premises and (d) that the net effective rent, taking all of the foregoing factors into account, paid by existing tenants may be higher than the rent paid by new tenants for comparable space in the same building.

     (C) (i) Landlord and Tenant shall use their best efforts to agree upon the fair market rent for the demised premises during the thirty (30) day period following the applicable Determination Date. If Landlord and Tenant cannot reach an agreement within thirty (30) days after the applicable Determination Date, Landlord and Tenant respectively shall select a reputable, qualified, licensed real estate broker with at least ten (10) years experience in midtown New York County office leasing, having an office in midtown New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker"), who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the fair market rent of the demised premises. If Landlord's Broker and Tenant's Broker cannot reach agreement within sixty (60) days after the applicable Determination Date, and, if the fair market rent determined by Landlord's Broker's and the fair market rent determined by Tenant's Broker's differ by less than $2.00 per rentable square foot per annum, then the Fixed Rent payable for the applicable Extension Term shall be one hundred percent (100%) of the average of the fair market rent determined by Landlord's Broker and the fair market rent determined by Tenant's Broker. If the fair market rent determined by Landlord's Broker and the fair market rent determined by Tenant's Broker differ by at least $2.00 per rentable square foot per annum, then, within twenty (20) days thereafter, they shall designate a third reputable, qualified, licensed real estate broker with at least ten (10) years experience in New York County, having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by another court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's

Broker respectively shall submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the fair market rent of the demised premises (respectively, "Landlord's Broker's Letter" and "Tenant's Broker's Letter").

          (ii) If an Independent Broker is appointed hereunder, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within thirty (30) days after the date of his designation, choose either the rental set forth in Landlord's Broker's Letter or that set forth in Tenant's Broker's Letter to be the fair market rent and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

     (D) In the event Landlord or Tenant initiates the arbitration process and as of the commencement date of either the First Extension Term or the Second Extension Term the amount of the fair market rent has not been determined, Tenant shall continue to pay the Fixed Rent and additional rent in effect under this lease for the last month of the initial Term in the case of the First Extension Term or the last month of the First Extension Term in the case of the Second Extension Term (without giving effect to any temporary abatement thereof) reduced on a pro rata per rentable square foot basis in the event Tenant has elected to have the Extension Term apply to less than all of the demised premises as permitted in Paragraph (A) hereof; and when such determination has been made, an appropriate retroactive adjustment in the Fixed Rent shall be made as of the commencement date of the First Extension Term or the Second Extension Term, as the case may be.

     (E) All of the same terms, conditions, covenants and agreements contained in this lease are to continue in full force and effect during the First Extension Term and the Second Extension Term, including, without limitation, Articles 36 and 37 hereof, except (i) the Fixed Rent shall be determined pursuant to Paragraphs (B) and (C) of this Article, (ii) the Base Tax Year for the First Extension Term will be the New York City fiscal tax year in which the First Extension Term commences, the Base Tax Year for the Second Extension Term will be the New York City fiscal tax year in which the Second Extension Term commences, Base Operating Expenses for the First Extension Term will be the Operating Expenses for the full calendar year during which the First Extension Term commences, and Base Operating Expenses for the Second Extension Term will be the Operating Expenses for the full calendar year during which the Second Extension Term commences, (iii) in the case of the First Extension Term, Tenant will have no other or further right to extend or renew the Term except for the Second Extension Term and, in the case of the Second Extension Term, Tenant will have no other or further right to extend or renew the Term, (iv) Tenant agrees to accept the demised premises in their condition existing as of the commencement date of the First Extension Term and the Second Extension Term, as the case may be, subject to any obligations under this lease then existing and which have not then been complied with by Landlord, (v) Exhibit B and Articles 23, 39, 44, 54 and 55 will be deemed deleted and there is to be no Landlord's Contribution or rent concession, credit or abatement, and (vi) in the event such extension is not with respect to the entire demised premises, Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses shall be reduced on a pro-rata basis effective as of the commencement of the applicable Extension Term, the demised premises shall be reconfigured, if necessary, to provide, access to the new freight elevator and 28th Street Loading Dock Bays to Landlord and its tenants, and Tenant's exclusive hours for use of the new freight elevator as set forth in Exhibit Q shall be reduced in accordance with Article 19 hereof, and Tenant shall deliver to Landlord vacant possession of that portion of the demised premises to which such Extension Term shall not apply in accordance with the terms and conditions of this lease.

     (F) If Tenant does not duly and timely give an Extension Notice pursuant to the provisions of Paragraph (A) hereof, this Article will have no force or effect and be deemed deleted from this lease and Tenant's options to extend the Term pursuant to this Article will be deemed waived. Tenant may not exercise its option for the Second Extension Term unless it previously exercised or simultaneously exercises its option for the First Extension Term.

     (G) If this lease is extended for the First Extension Term or the Second Extension Term, then Landlord and Tenant agree to execute, acknowledge and deliver an instrument confirming the exercise of Tenant's right to extend the Term, the last day of the First Extension Term or the Second Extension Term, as the case may be, and setting forth the fixed annual rental for the First Extension Term or the Second Extension Term, as finally determined, but failure to do so will not affect the respective rights and obligations of the parties.

     (H) If Tenant exercises its right to extend the Term for the First Extension Term or the Second Extension Term pursuant to this Article, the phrases "the term of this lease" or "the term hereof" or "the Term" as used in this lease, are to be construed to include, when practicable, the First Extension Term or the Second Extension Term, as the case may be.

 54. Landlord's Contribution
     -----------------------

     (A) Following Landlord's approval of Tenant's Plans and prior to Tenant's commencement of Tenant's Work, Tenant shall provide Landlord with a certified statement from Tenant's Chief Financial Officer setting forth in reasonable detail the then reasonable estimate of the Reimbursable Costs (as hereinafter defined).

     (B) Subject to the terms and conditions set forth below, Landlord agrees to reimburse Tenant (i) up to a maximum amount of $16,436,785.00, to be used solely for the demised premises, plus (ii) an amount, up to a maximum amount of $1,500,000.00, to be used soley for the Z-D Lobby renovation pursuant to item 8 of Exhibit B, plus (iii) an amount, up to a maximum amount of $1,250,000, for all additional costs pursuant to (i) and/or (ii) above, plus (iv) the amounts for passenger elevator cabs and bathroom renovation work set forth in Exhibit B (said amounts described in (i), (ii), (iii) and (iv) hereof are collectively "Landlord's Contribution") for costs ("Reimbursable Costs") incurred by Tenant for leasehold improvements made in and to the demised premises, the Northern Passenger Elevator Bank, bathrooms on the floors of the demised premises and the Z-D Lobby, as the case may be, within the first two years of the Term as part of Tenant's Work approved by Landlord. No part of Landlord's Contribution may be utilized by Tenant for so-called "soft costs" in connection with Tenant's Work, except that up to but not exceeding twenty (20%) of Landlord's Contribution may be utilized for ordinary and reasonable out-of-pocket costs and fees of Tenant's architect, engineer and construction manager (provided that each of them are independent and not related to or employees of Tenant or any of its affiliated or related entities), and filing fees. Landlord agrees to disburse to Tenant (or, at Tenant's option, not more than five of the persons named in the certificate set forth in subdivision (a) of this paragraph (B) and designated by Tenant in Tenant's requisition) from time to time, but not more often than once in any thirty (30) day period, within ten (10) business days of receipt of each Tenant's request, except as otherwise provided in Paragraph (C) below that portion of Landlord's Contribution equal to ninety-five (95%) percent of the amount set forth in Tenant's requisition for Reimbursable Costs, provided, however, that Landlord will not be obligated to make any advance if, and for so long as, a material default under this lease for which notice has been given remains uncured. Landlord will also not be obligated to make any advance until receipt of a request therefor from Tenant and the submission by Tenant of the following:

          (a) A certificate signed by Tenant and Tenant's architect dated not more than ten (10) days prior to such request setting forth (i) the attached list contains all of the contractors, subcontractors and materialmen who furnished labor, supplies and materials to the demised premises and the aggregate amount of monies that each contractor, subcontractor and materialman received up to the date of Tenant's request, (ii) that the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure contained in the current requisition, was the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, (iii) that except for the amount, if any, stated pursuant to the foregoing subdivision (ii) in such certificate to be due to the date of Tenant's request for services or materials, there is no outstanding indebtedness (except for withholding such amount as permitted in the applicable contract) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with Tenant's Work which, if unpaid, might immediately become the basis of a vendors, mechanic's, laborer's or materialmen's statutory or similar lien upon such work or upon the Land and Building or any part thereof or upon Tenant's leasehold interest, (iv) that the work described in the certificate has been completed substantially in accordance with the Tenant's Plans, (v) that to the best of Tenant's knowledge, there has not been filed with respect to the demised premises or the building or any part thereof or any improvements thereon, any vendor's, mechanic's, laborer's, materialmen's or other like liens arising out of Tenant's Work which has not been bonded or discharged of record, and (vi) that Tenant has substantially and materially complied with all of the conditions set forth in Articles 3, 6 and 44 and the Alteration Rules of this lease.

          (b) Landlord agrees to disburse two and one-half (2.5%) percent of the remaining five (5%) percent balance of the portion of Landlord's Contribution for which Tenant has submitted payment requests upon (i) substantial completion of Tenant's Work in accordance with Tenant's Plans and a certificate signed by Tenant and Tenant's architect certifying thereto has been delivered to Landlord, and (ii) Landlord's receipt of original, duly executed and acknowledged releases of liens from the general contractor and all electrical, mechanical and plumbing contractors, paid receipts or such other proof of payment as Landlord reasonably requires for all work done and materials supplied.

          (c) Landlord agrees to disburse the remaining two and one-half (2.5%) percent balance of the portion of Landlord's Contribution for which Tenant has submitted payment requests upon full compliance by Tenant with the provisions of
Article 44, except that final approval from the New York City Fire Department will not be required provided Tenant has applied for such final approval and diligently pursues the same until obtained and Tenant's architect has furnished a written certificate to Landlord stating that to the best of his knowledge all of Tenant's Work has been completed in full compliance with the requirements of the New York City Fire Department.

     (C) Following Landlord's approval of Tenant's Plans and prior to the commencement of Tenant's Work, Tenant shall provide Landlord with a copy of the Construction Management or General Contractor's Contract without the prices (the "Contract") which shall be certified by Tenant and the construction manager or general contractor, as the case may be, as being true and complete (except for the omission of the prices). Landlord agrees that if the Contract shall specifically provide for Tenant to withhold five (5%) percent or more of all payments to Tenant's contractor(s) with whom Tenant has privity of contract, and the certificates set forth in Paragraph B(a) establish and confirm that the Tenant has withheld from each payment to such contractor(s) five (5%) percent or more of all of the amounts paid to the contractor(s) as required in the Contract, then Landlord shall pay one hundred (100%) percent of the amount set forth in Tenant's requisitions and the provisions of subparagraph (b) and (c) of said Paragraph (B) shall not apply to such requisitions.

     (D) It is expressly understood and agreed that Tenant shall diligently complete, at its sole cost and expense, Tenant's Work, whether or not Landlord's Contribution is sufficient to fund such completion and notwithstanding the provisions of subparagraphs (b) and (c) of Paragraph (B) of this Article. Any costs to complete Tenant's Work in excess of Landlord's Contribution shall be the sole responsibility and obligation of Tenant.

     (E) If Landlord shall fail to disburse to Tenant any portion of Landlord's Contribution to which Tenant is entitled when due as a result of Tenant's full compliance with the foregoing provisions of this Article, then Tenant may give Landlord notice of such failure and if Landlord shall continue to fail to make such disbursement to Tenant within thirty (30) days after Landlord's receipt of notice, then Tenant shall have the right to offset the amount of such disbursement, plus interest at the Interest Rate from the original due date thereof until paid, against the Fixed Rent and additional rent next becoming due under this lease. Notwithstanding the foregoing, Tenant shall not have such offset right with respect to any portion of such reimbursement as to which Landlord shall give Tenant notice that Landlord disputes Tenant's claim with respect thereto unless Landlord continues to fail to reimburse Tenant for such portion, together with interest thereon as provided above, within ten (10) business days after Tenant has obtained an arbitration determination in its favor. If it is determined that Landlord's dispute was not brought in good faith, then, notwithstanding the foregoing, the aforesaid interest shall accrue from the date of Landlord's failure to pay.

 55.  Landlord's Work
      ---------------

     (A) Landlord agrees to perform the work required to be performed by Landlord pursuant to Exhibit B, and in accordance with the schedule of completion dates set forth in Exhibits B and E annexed hereto (hereinafter called "Landlord's Work") at Landlord's cost and expense except as otherwise provided in Exhibit B, in building standard manner, in keeping with normal construction practices, using building standard materials, which shall be good and workmanlike and in compliance with law.

     (B) With respect to items 1 and 2 of Landlord's Work as set forth in Exhibit B, Landlord and Tenant acknowledge and agree (i) that the Delivered Portions are delivered on execution of this lease (other than the bathrooms which shall be delivered thereafter as provided in Paragraph E of Article 23 upon at least 24 hours oral or telephonic notice to Tenant) (iii) floors 13, 14 and 15 of the demised premises shall be delivered following execution of this lease with items 1 and 2 substantially complete (other than the bathrooms which shall be delivered thereafter as provided in Paragraph E of Article 23 upon at least 24 hours oral or telephonic notice to Tenant) upon at least twenty-four (24) hours oral or telephonic notice to Tenant and (iii) Concourse Level B-2 and the 12th floor shall be delivered following execution of this lease with items 1 and 2 substantially complete upon at least seven (7) days written notice to Tenant. With respect to all other items of Landlord's Work as set forth in Exhibit B, Landlord shall provide Tenant at least twenty (20) days prior written notice of the date anticipated by Landlord to be the date on which such item of Landlord's Work shall be substantially complete. Landlord and/or Landlord's architect shall, upon Tenant's request and promptly after the date of such substantial completion, meet with Tenant and/or Tenant's architect to conduct an inspection of the demised premises and the establishment of a list of punchlist items. Landlord shall use diligent efforts to complete all such punchlist items within thirty (30) days after the date of such inspection. In the event of any dispute as to whether the substantial completion date has occurred which is not resolved by parties within five (5) business days after such inspection, the same shall be resolved by arbitration, in accordance with the rules then obtaining of the American Arbitration Association (or any successor thereto), and the parties shall equally share the cost of any such arbitration. Upon agreement by Landlord and Tenant or upon the resolution of such dispute, the parties shall confirm in writing the substantial completion date and applicable Commencement Date, as the case may be, provided that the failure of either party to request and/or execute such agreement shall not affect the applicable substantial completion date and Commencement Date as determined as aforesaid.

     (C) In the event that any item of Landlord's Work is not substantially completed by the deadlines set forth in the schedule set forth in Exhibit "E" (the "Rent Credit Dates"), which Rent Credit Dates shall be extended one (1) day for each day of any delay on the part of Tenant, its agents, contractors or employees, or by reason of Force Majeure, then Tenant shall be entitled to the credit(s) set forth in said Exhibit "E" for the period commencing on the applicable Rent Credit Date with respect to the item of Landlord's Work which was not substantially completed through the earlier to occur of (x) substantial completion of the applicable item(s) of Landlord's Work or (y) the date specified by Tenant to Landlord in the Tenant Completion Notice that Tenant intends to commence performance of the applicable item(s) of Landlord's Work (the "TCN Date"), which shall not be less than forty-five (45) days after the giving of such notice by Tenant to Landlord. Upon at least forty-five (45) days prior written notice (the "Tenant Completion Notice") from Tenant to Landlord (to be given on or after the Rent Credit Date), Tenant may elect to substantially complete the item(s) of Landlord's Work specified in such Tenant notice, and, if Landlord shall fail to substantially complete the same by the TCN Date, Tenant shall, unless Landlord elects, at its option and prior to the TCN Date, to Dispute such failure and have a Hearing in accordance with the procedures set forth in Article 18 (in which event Tenant shall not undertake such performance and the TCN Date shall be deferred unless and until such Dispute is resolved pursuant to said Paragraph 18(D)), complete such items of Landlord's Work that Landlord has so failed to substantially complete, on Landlord's behalf. Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant to unrelated parties in order to complete such portions of Landlord's Work within thirty (30) days after Landlord's receipt of itemized bills therefor. In the event that Landlord shall fail to make all or any portion of such reimbursement within thirty (30) days after delivery of such bills, then, as Tenant's sole remedy, Tenant shall have the right to offset such amounts, together with interest thereon from the due date thereof until so offset at a rate equal to the Interest Rate, against the next items of Fixed Rent coming due under this lease unless Landlord shall Dispute such reimbursement amount and elect to have a Hearing in accordance with the procedures set forth in Article 18, in which event Tenant shall have the right to offset the amounts not in dispute and those amounts which the Hearing Officer determines to be due to Tenant hereunder, together with interest thereon at the Interest Rate, against future Fixed Rent obligations hereunder, unless Landlord reimburses Tenant in the amount determined to be due to Tenant hereunder within thirty (30) days after such determination is made. If it is determined that Landlord's dispute was not brought in good faith, then, notwithstanding the foregoing, the aforesaid interest shall accrue from the date of Landlord's failure to pay. It is understood and agreed that Tenant's right to perform any applicable item of Landlord's Work under this Paragraph (C) shall apply to all of Landlord's Work, whether inside or outside of the demised premises, and whether or not such Work affects Building systems or structural elements of the Building.

 56.  Expansion Rights
      ----------------

          (A) The following terms contained in this Article 56 shall have the meanings hereinafter set forth as such terms are used throughout this lease, including the exhibits, schedules and riders hereto (if any):

          (i) "Expansion Space" shall mean any space that Tenant leases pursuant to this Article 56 and shall consist of one or more Partial Floors, provided that, if the Offered Space consists of more than one Partial Floor, then, unless physically impossible, the Expansion Space shall be (i) contiguous to the uppermost or lowermost floor of the then demised premises and (ii) internally contiguous.

          (ii) "Expansion Space Commencement Date" for any Expansion Space shall mean the date on which Landlord delivers vacant possession of such Expansion Space to Tenant. The term "Commencement Date," as used throughout this lease, shall mean, for each Expansion Space, the applicable Expansion Space Commencement Date with respect thereto, unless otherwise specified.

          (iii)"Offered Space" shall mean space that Landlord is required to offer to Tenant pursuant to this Article only.

          (iv) "Landlord's Offer Notice" shall mean a notice from Landlord to Tenant offering to lease Offered Space to Tenant.

          (v) "Tenant's Acceptance Notice" shall mean a notice from Tenant accepting an offer contained in a Landlord's Offer Notice to lease the Expansion Space specified in Tenant's Acceptance Notice.

          (vi) "Business Terms" shall mean the material economic business terms contained in a Landlord's Offer Notice, including, without limitation, the rental rate to be paid, any escalation payment obligations and the applicable base years, any other additional rent, the duration of the term thereof (including any renewal options) (the "Offered Space Term"), any tenant improvement allowance for any tenant improvement work to be paid for by Landlord, or, at Tenant's option, a rent concession which is equal to such allowance, and the amount and duration of any other rent concessions and lease take-over obligations. The Business Terms shall be comparable to the terms that Landlord is then willing to lease such Offered Space to other prospective tenants.

          (vii) "Net Effective Rental" shall mean the constant net effective rental payable for the Offered Space for the Offered Space Term, taking into account all applicable Business Terms and calculated on the basis of an interest factor of the then current Interest Rate.

          (viii) A "Partial Floor" shall mean one-half of a full floor (or less than one-half of a full floor if less than one-half of a full floor is Available and Landlord desires to lease same as an independent premises to an independent third party) which is configured in a manner reasonably acceptable to Landlord.

        (B) Promptly after the terms and conditions of any leasing of Expansion Space have been established pursuant to the applicable provisions of this
Article 56, the parties will execute and deliver an amendment to this lease setting forth the addition of such Expansion Space in and to the demised premises and the terms and conditions applicable thereto.

        (C) Except with respect to base building work which constitutes part of the Business Terms, Landlord shall deliver the Expansion Space "as is"; it being understood and agreed that Landlord shall not be obligated to perform any other work to prepare the Expansion Space for Tenant's occupancy. Upon such delivery by Landlord, (i) the Expansion Space Commencement Date shall be deemed to have occurred, (ii) the Fixed Rent, Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses shall be increased as provided in the Article appropriate to such Expansion Space but prorated based on the size of the Expansion Space and (iii) Tenant shall have available to it any tenant improvement allowance or rent concession which constitutes part of the Business Terms applicable to the Expansion Space based upon the same being delivered to Tenant in its "as is" condition and any other rent concession constituting part of the Business Terms applicable to the Offered Space, in each case prorated based on the size of the Expansion Space as compared with the size of the Offered Space.

        (D) If any occupant of Expansion Space does not vacate its space on or before the expiration or termination of the existing lease therefor, if any, Landlord shall diligently pursue all commercially reasonable remedies in order to obtain vacant possession of such space, including, without limitation, the commencement and diligent prosecution of a holdover proceeding, if permissible, and shall keep Tenant apprised of the status of such efforts. The parties acknowledge that by reason of the practices and procedures of the Civil Court of New York County, Landlord and Tenant Part, it may not be possible for Landlord expeditiously to recover vacant possession of all or a portion of such space from such occupant. Therefore, no such holdover by such occupant shall entitle Tenant to recover damages or any other amount from Landlord or to terminate this lease with respect to such Expansion Space except as specifically hereinafter provided in this Paragraph D, nor shall Landlord be required to make any payment to, or enter into any agreement with, such occupant to facilitate or accomplish the recovery of vacant possession of such space. Notwithstanding the foregoing, Tenant shall have the right to terminate this lease with respect only to the Expansion Space which Tenant shall then have elected to lease hereunder if such Expansion Space is not delivered to Tenant as required hereunder within one hundred thirty (130) days after the date that Landlord expects the Offered Space is or will be Available (as hereinafter defined) as set forth in Landlord's Offer Notice or as otherwise agreed upon by the parties, provided Tenant gives notice of such termination to Landlord no later than twenty (20) days following the expiration of said one hundred thirty (130) day period (time being of the essence with respect to the last day such notice may be given). The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

          (E) If at any time any office space in the Building becomes "Available," as hereinafter defined, Landlord shall promptly deliver a Landlord's Offer Notice with respect to all of such Available office space. Tenant shall thereupon have the right, to be exercised by a Tenant's Acceptance Notice given to Landlord no later than the seventy-fifth (75th) day after Landlord gives such Landlord's Offer Notice to Tenant (as to which time shall be of the essence provided that Landlord's Offer Notice specifies in not less than 20 point type that Tenant shall be deemed to have waived its rights to lease the Offered Space pursuant to such Landlord's Offer Notice if Tenant shall fail to respond to such Landlord's Offer Notice within seventy-five (75) days after same is given to Tenant) to lease Expansion Space as specified by Tenant in Tenant's Acceptance Notice on the Business Terms contained in such Landlord's Offer Notice (as revised on a pro-rata basis in the event the Expansion Space which Tenant elects to lease consists of less than all of the Offered Space and subject to the requirements that the Offered Space be delivered "as is" as provided in Paragraph (C) hereof and that the term of the Expansion Space (the "Expansion Space Term") be determined in the manner set forth in Paragraphs
(A)(ii) and (J) hereof) and otherwise as herein set forth. Notwithstanding the foregoing, Landlord shall have no obligation to deliver a Landlord's Offer Notice (i) if Tenant is then in monetary or material non-monetary default after notice and the expiration of any applicable cure period, or (ii) if Tenant is not then occupying for its own use and the use of its Related Entities at least two (2) full contiguous floors in the Building.

          (F) Space shall be deemed "Available" only if Landlord then desires to market it and either (i) (a) the then existing tenant thereof has not exercised an option to renew or extend the term of its lease and the time by which such tenant must exercise such option has expired and (b) the then existing occupant thereof is not negotiating with Landlord for a lease or renewal thereof, or (ii) Landlord reasonably expects that, within the succeeding six (6) months, the lease therefor will be terminated and Landlord will receive vacant possession thereof, free of any claims or rights of any third party.

          (G) If Tenant timely delivers Tenant's Acceptance Notice, then, as of the Expansion Commencement Date for the applicable Expansion Space, such Expansion Space shall become part of the demised premises upon all of the terms and conditions that are applicable to the initial demised premises, except as hereinafter set forth.

          (H) The Expansion Space shall be leased to Tenant upon the Business Terms contained in Landlord's Offer Notice to which it pertains (adjusted, as applicable, as provided in Paragraphs (C), (E) and (J) hereof) and otherwise upon all the terms and conditions set forth in this lease with respect to the initial demised premises.

          (I) If Tenant fails to timely deliver Tenant's Acceptance Notice with respect to Offered Space under this Article, Tenant shall be deemed to have waived its rights with respect to such Offered Space and Landlord shall be free to lease such Offered Space to any third party on such terms and conditions as Landlord shall determine, provided, however, (i) if Landlord fails to enter into a lease within nine (9) months after the earlier to occur of (x) the last date that Tenant was permitted to deliver Tenant's Acceptance Notice with respect to such Offered Space or (y) the date Tenant delivers a notice to Landlord rejecting the entire

Offered Space or (ii) if Landlord decides to enter into a lease within such nine
(9) month period at less than ninety-five (95%) percent of the Net Effective Rental contained in Landlord's Offer Notice with respect to such Offered Space, then Landlord shall give Tenant a new Landlord's Offer Notice upon terms comparable to those offered to other prospective tenants during such period (unless either (a) Landlord is not required to do so pursuant to Paragraph
(E)(i) or (ii) hereof or Paragraph (J) or Paragraph (K) hereof or (b) the Offered Space is no longer Available as provided in Paragraph (F) hereof) as if the latest Landlord's Offer Notice had not been given and Tenant shall have the right, to be exercised by Tenant's Acceptance Notice given to Landlord no later than the sixtieth (60th) day after Landlord gives such new Landlord's Offer Notice to Tenant (if such new Landlord Offer Notice is given to Tenant within two (2) years after the prior Landlord's Offer Notice with respect to such Offered Space was given to Tenant, and otherwise no later than the seventy-fifth
(75th) day after same is given to Tenant) (as to which time shall be of the essence provided that Landlord's Offer Notice specifies in not less than 20 point type that Tenant shall be deemed to have waived its right to lease the Offered Space pursuant to such Landlord's Offer Notice if Tenant shall fail to respond to such Landlord's Offer Notice within sixty (60) (or, as applicable,seventy-five (75)) days after same is given to Tenant), to lease the Offered Space on the terms herein set forth including, without limitation, those of Paragraph (A)(i).
          (J) Landlord and Tenant agree that the Expansion Space Term shall be co-terminous with that applicable to the initial demised premises (subject to Tenant's rights to extend the Term with respect to the initial demised premises and any Expansion Space in accordance with Article 53 hereof), and the fixed annual rental payable by Tenant to Landlord for both the Expansion Space and the balance of the demised premises during any applicable Extension Term which commences after the Expansion Space Commencement Date shall be a sum equal to the fair market rent for both such premises as determined in accordance with
Article 53 hereof, provided that, anything herein to the contrary notwithstanding:

          (i) Landlord shall have no obligation to offer what would otherwise be Offered Space to Tenant hereunder if (a) such Offered Space consists of less than a full floor and the Term hereof (including any available Extension Term(s)) is less than three (3) years or (b) such Offered Space consists of exactly one floor and the Term hereof (including any available Extension Term(s)) is less than five (5) years or (c) such Offered Space consists of more than one floor and the Term hereof (including any available Extension Terms(s)) is less than seven (7) years;

          (ii) If the Term hereof giving effect to only previously exercised Extension Term(s) is less than the minimum number of years set forth in (i) above, it shall be a condition precedent for Tenant to exercise its rights with respect to any Offered Space that Tenant elect in Tenant's Acceptance Notice to exercise its rights with respect to an available Extension Term if the Term of this lease but for such Extension Term would otherwise be less than the minimum number of years set forth in (i) above; and

          (iii) the Business Terms applicable to the Expansion Space and the Expansion Space Term shall be revised as required to encompass the same Net Effective Rental which is set forth in the applicable Landlord's Offer Notice, taking into account that the fixed annual rent payable by Tenant to Landlord for both the Expansion Space and the balance of the demised premises during any applicable Extension Term which shall commence after the Expansion Space Commencement Date has occurred shall be a sum equal to the fair market rent for both such premises as determined in accordance with Article 53 hereof.

          (K) Notwithstanding anything to the contrary contained in this Article 56, Landlord shall have no obligation to offer Tenant Offered Space in accordance with this Article 56 (i) during the initial Term or the First Extension Term, if Tenant's right to elect to extend the Term for the First Extension Term or Second Extension Term, as applicable, has expired in accordance with the terms of Article 53 of this lease; and (ii) during the last three (3) years of the Second Extension Term. If Tenant delivers Tenant's Acceptance Notice as and when required hereunder, the Expansion Space shall be leased by Tenant for the Expansion Space Term as determined in accordance with Paragraphs (A)(ii) and (J) hereof, subject to Tenant's rights pursuant to Paragraph (D) hereof.

 57.  Consequential Damages
      ---------------------

     Each of Landlord and Tenant mutually waive the right to seek consequential damages from the other (or the other's affiliates, related corporations, partners, members, shareholders, officers, employees and agents) with respect to any matter arising under this lease except that the foregoing shall not release Tenant from any liability in connection with any claim by any other tenant or other occupant of the Building or any Holder. The provision of this Article 57 shall not apply to the indemnification obligations of Tenant as set forth in Paragraph (G) of Article 3 hereof; provided, however, any consequential damages
                                   --------  -------
which arise by reason of the indemnification obligations of Tenant as set forth in Paragraph (G) of Article 3 hereof shall not exceed the sum of $5,000,000.00 with respect to any occurrence.

 58.  The Z-D Lobby
      -------------

     (A) So long as Tenant continues to lease the initial demised premises as set forth in the witnesseth clause on page one of this lease, Tenant shall have exclusive use of the portion of the lobby identified on Exhibit L, subject to access, ingress and egress by Landlord and others in the event of an occurrence which materially interferes with access, ingress or egress through the lobby located on the 27th Street side of the Building, or is necessary for the operations of the Building and its systems or if such access, ingress or egress is otherwise determined by Landlord to be reasonably necessary. Landlord shall have no obligation to provide any services to the Z-D Lobby other than electricity as provided in Article 12 and cleaning service in accordance with
Article 28 hereof. Tenant shall, at Tenant's expense, keep such area in compliance with Law, and in good repair in accordance with the standards of the Building. If Tenant shall elect upon not less than thirty (30) days prior written notice to Landlord, Tenant shall employ and maintain security personnel and a security desk for the purpose of screening Tenant's visitors and shall be responsible for the security of the demised premises and the Z-D Lobby, otherwise, Landlord shall employ and maintain such security personnel and security desk and Tenant shall, on or before the first day of each month during the Term, reimburse Landlord for all of the commercially reasonable actual costs thereof, as additional rent hereunder.

     (B) Tenant shall indemnify and save harmless Landlord, each Holder and Landlord's managing agent against all loss, damage, claim, liability and expense (including, but not limited to, reasonable counsel fees) directly or indirectly arising out of and/or in connection with the use of the Z-D Lobby by Tenant, its officers, employees, agents, contractors and invitees and/or any activities conducted thereon including, without limitation, the acts or omissions of Tenant's security personnel and any of Tenant's security obligations as set forth in Paragraph A above, unless arising out of or in connection with Landlord's Negligence or Wilful Misconduct.

     (C) So long as Tenant has the right to use the Z-D Lobby on a primarily exclusive basis or actually uses the Z-D Lobby on a primarily exclusive basis, Tenant shall, at Tenant's cost and expense, provide and keep in force for the benefit of Landlord, its managing agent and each Holder of which Tenant has been provided the name and address of the same, insurance coverage with respect to, and in connection with, the Z-D Lobby, and the use thereof and the installations thereon as is required under Article 45. Tenant shall also pay Landlord, as additional rent, within thirty (30) days after receipt of a statement (which statement shall include reasonable documentation therefor) for any increased insurance premium costs to Landlord as a result of the provisions of this Article.

     (D) Tenant will, within five (5) business days after demand by Landlord and as often as each such demand shall occur, but subject to Tenant's right to Dispute as provided in Section 41(B) hereof, forthwith discontinue any use of the Z-D Lobby to which Landlord shall reasonably object and/or remove any installation for which Landlord has not previously provided consent to which Landlord in its reasonable discretion shall reasonably object but, with respect to such installation which is not possible to remove within such five (5) business day period, commence to remove same immediately and thereafter proceed with diligence to complete the removal of same. On or before the Expiration Date, Tenant shall, at Tenant's cost and expense, remove all furnishings and personal property of Tenant and/or anyone claiming under or through Tenant from the Z-D Lobby and repair all damage to the Building, Z-D Lobby and any part thereof which is caused by such removal. Tenant agrees that Tenant will conform to and comply with all Laws and regulations with respect to use of the Z-D Lobby and with such reasonable Rules and Regulations as Landlord may in its reasonable judgment deem necessary or proper and from time to time adopt for the safety, care, cleanliness, appearance and/or maintenance of the Z-D Lobby.

     (E) Tenant shall have the right to use that portion of the Z-D Lobby shown in Exhibit L as "Messenger Center" for Tenant's messenger center (the "Messenger Center") and for no other purpose, but subject to the last sentence of Paragraph (D). Subject to all of the applicable terms, covenants and condition of this lease, Landlord shall not be obligated to furnish any services to the Messenger Center (other than electric current if furnished as hereinafter provided) and the Messenger Center, for purposes of this lease, shall not be deemed part of the demised premises, but shall constitute part of the Z-D Lobby. If and so long as Landlord shall furnish electric current to the Messenger Center for Tenant's use for ordinary office lighting and light office equipment, Tenant shall pay to Landlord, as additional rent, the sum of $1,596.00 per annum ($123.30 per month) to compensate Landlord for obtaining and redistributing electric current to the Messenger Center (the "MC Electric Charge") subject to increases as hereinafter provided. The MC Electric Charge shall be paid on the first date of each month of the Term, together with each monthly installment of Fixed Rent, commencing on the date Tenant first conducts business from the Messenger Center. If Landlord's Average Cost shall be increased subsequent to the date hereof by change in Landlord's electric rates, charges of any kind imposed thereon, or for any other reason, then the aforesaid MC Electric Charge shall be increased in the same percentage. In no event is the original $1,596.00 per annum MC Electric Charge (as adjusted by any electricity costs increases of Landlord) to be reduced.

     (F) Except as otherwise provided in this Article, Tenant's use of the Z-D Lobby and its obligations with respect thereto, including, without limitation, the Alterations to the Z-D Lobby, shall be in accordance with all of the terms, provisions, conditions and agreements contained in this lease.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Landlord:                   63 MADISON ASSOCIATES, L.P.


----------------------                  By: Comfort 63 Madison, Inc.,
                                            a general partner


                                        By:_____________________________________
                                            Name: Peter S. Duncan
                                            Title: President

                                        By:  Loeb Partners Realty and
                                             Development Corp., a
                                             general partner


                                        By:____________________________________
                                             Joseph S. Lesser
                                             Title: President


Witness for Tenant:                     ZIFF-DAVIS INC.


______________________                  By:____________________________________
                                             [Vice] President

                                ACKNOWLEDGEMENTS

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

          On this 15th day of January, 1998, before me appeared Joseph S. Lesser, to me personally known, who being by me duly sworn, did say that he resides at 155 East 72nd Street, New York, New York, that he is the President of Loeb Partners Realty and Development Corp., a general partner of 63 Madison Associates L.P., the partnership that executed the foregoing instrument, that he had authority to sign the same in such capacity and that he executed said instrument on behalf of said corporation and partnership pursuant to said authorization.


                                              __________________________________
                                              Notary Public


STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

          On this 15 day of January, 1998, before me appeared Peter S. Duncan, to me personally known, who being by me duly sworn, did say that he resides at 101 Monterey Avenue, Pelham, New York 10803, that he is the Executive Vice President of Comfort 63 Madison, Inc., a general partner of 63 Madison Associates, L.P., the partnership that executed the foregoing instrument, that he had authority to sign the same in such capacity and that he executed said instrument on behalf of said corporation and said partnership pursuant to said authorization.


                                              __________________________________
                                              Notary Public



CORPORATE TENANT

STATE OF NEW YORK,  )
                    :    ss.
COUNTY OF NEW YORK  )


     On this 15th day of January , 1998, before me personally came Thomas L. Wright to me to me known, who being duly sworn, did depose and say that he resides ____________________ in ____________ ____________________________ that he is the Treasurer of ZIFF-DAVIS INC., the corporation described in and which executed the foregoing instrument, as TENANT, by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                              __________________________________
                                              Notary Public

                            IMPORTANT - PLEASE READ

                       RULES AND REGULATIONS ATTACHED TO
                         AND MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 32.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building, and no tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors, halls, or elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than seeing-eye dogs) or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators and common areas of the Building is prohibited.

     4. Except as otherwise provided in this lease, no awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     5. Except as otherwise specifically provided in this lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises or the Building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord which will not be unreasonably withheld or delayed, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or tenants violating this rule. Interior signs on doors and directory tablet or multi-tenanted floors shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant.

     6. No tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the Building. No boring, cutting or stringing of wires shall be permitted, except as provided in Article 3. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. Each tenant must, upon the termination of his tenancy, restore to Landlord one set of keys to the entrance door of all offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost thereof.

     8. Except as otherwise specifically provided in this lease, freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord.

     9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Except for the Z-D Lobby as provided in this lease, Landlord reserves the right to exclude from the Building (other than the 28th Street entrance) between the hours of 6 p.m. and 8 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts of such person.

     11. Landlord shall have the right to prohibit any advertising by any tenant containing the name or address of the Building which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance (except for lawful quantities of normal office supplies), or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

     13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all reasonable Rules and Regulations issued by the Landlord with respect to such services.

     14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of areas of the Building which are not reserved to Tenant on a primarily exclusive basis as set forth in the lease without Landlord's prior written consent which will not be unreasonably withheld. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and the movement thereof into and out of areas of the Building which are not reserved to Tenant on a primarily exclusive basis shall be done during such hours as Landlord may reasonably designate.

                                   EXHIBIT B

                                   EXHIBIT C

                           FREIGHT ELEVATOR CORRIDOR

                                   EXHIBIT D

                            CLEANING SPECIFICATIONS

                                   EXHIBIT E

                             INTENTIONALLY OMITTED

                                   EXHIBIT F

Dear :

          Regarding the proposed alteration indicated by your provided plan for filing with the Building department, the Landlord approves same only for the purpose of required approval under the lease and for filing purposes. Please be advised that the following provisions apply to this and future approvals of final construction plans when provided.

          1. All costs and expenses in connection with or arising out of the performance of the work shall be borne by Tenant subject to Landlord's reimbursement as provided in Article 54 of the lease. At no time shall Tenant do or permit, anything to be done whereby our property may be subject to any mechanics' or other liens or encumbrances arising out of the work; and our consent herein shall not be deemed to constitute any consent or permission to do anything which may create or be the basis of any lien or charge against the estate of the Landlord in the demised premises or the real estate of which they are a part.

          2. Tenant will perform this work in a safe and lawful manner complying with applicable laws and all requirements and regulations of municipal and other governmental or duly constituted bodies exercising authority, including but not limited to required compliance with the applicable Americans with Disabilities Act of 1990.

          3. Tenant will hereby indemnify and agree to defend and hold us harmless from and against any and all suits, claims, violations, actions, loss, cost on personal injury or property damage caused in the performance of this work by you, and your employees, agents, servants or contractors engaged by you; and you will repair or replace, or at our election reimburse us for the cost of repairs, or replacing any portion of the building or item of equipment, or any of our real or personal property so damaged, lost or destroyed in the performance of this work.

          4. Workmen's Compensation in statutory limits and Comprehensive Liability, Bodily Injury and Property Damage Insurance in at least the amount of $10,000,000.00, Combined Single Limit (CSL) with companies and on forms satisfactory to us, shall be provided and at all times maintained by Tenant and your contractors engaged in the performance of the work, and before proceeding with the work, insurance industry standard certificates (or their equivalent) of such insurance shall be submitted to us.

          5. We shall have no responsibility for, or in connection with, the work and you will remedy at your expense, and be responsible for any and all defects in all such work that may appear during or after the completion thereof whether the same shall affect premises in particular or any part of the building in general.

          6. The Landlord or its agents shall not be responsible for any disturbances or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the building as a result of the alteration performed by or on behalf of Tenant (other than by Landlord or Landlord's agents, contractors, and/or employees) unless due to a pre-existing defect or system inadequacy. If such disturbances or deficiencies result (other than by reason of Landlord's Negligence or Wilful Misconduct (as defined in your lease with us), it shall be the Tenant's entire responsibility to correct the resulting conditions, and to restore the services to the complete satisfaction of the Landlord, its architect and engineers.

          7. (a) Tenant's contractors shall comply with the rules of the building and the manner of handling materials, equipment and debris to avoid conflict and interference with building operation.

          (b) The delivery of materials and equipment must be arranged to avoid any inconvenience and annoyance to other tenants. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent Tenant or mechanical areas.

          8.   We expressly reserve the right to revoke this consent upon three
(3) days notice to you in the event of the breach of any of the terms or conditions hereof that is not cured with such three-day period, or, in the case of such term or condition which cannot be cured within such three (3) day period, in the event you fail to commence the cure within such three (3) day period and/or fail to proceed thereafter with diligence to complete the cure thereof.

          9. Except as otherwise provided in your lease with us, any cost incurred by landlord pursuant to this agreement shall be payable by tenant as additional rent as and when billed.

          10. Submit all permits prior to starting work, approved plans, electrical approvals, and final inspections for our records.

          11. Submit final approval by Building Department, Fire Department and Architect's Write-offs for the work.

          12. In the event of any inconsistency between this letter and the lease, the lease shall prevail.

          Please sign and return one (1) copy to our office prior to commencement of work.

                                                 Very truly yours,

                                                 63 MADISON ASSOCIATES, L.P.



                                                 By:__________________________


ACCEPTED & AGREED TO:



By:__________________________

Date:________________________

                                   EXHIBIT G


                        NORTHERN PASSENGER ELEVATOR BANK

                                   EXHIBIT H

                         28TH STREET LOADING DOCK BAYS

                                   EXHIBIT I

                            CERTIFICATE OF OCCUPANCY

                                   EXHIBIT J

                          FORM OF NON-DISTURBANCE AND
                          ---------------------------
                  ATTORNMENT AGREEMENT FOR TENANT'S SUBTENANTS
                  --------------------------------------------


          AGREEMENT, dated as of ______________, ____ between 63 Madison Associates. L.P., a Delaware limited partnership having an office at 200 Madison Avenue, New York, New York 10016 ("Lessor") and _________________________, a
                                   ------
____________________ having an office at  ____________________________

("Subtenant").
-----------

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Lessor is the lessor under that certain Lease, dated ____________, made by Lessor, as landlord, and Ziff-Davis Inc., as tenant

("Sublandlord") (the "Lease"), which Lease covers certain space (the "Premises")
-------------         -----                                           --------
in the building located at 63 Madison Avenue, New York, New York (the

"Property") and more particularly described on Exhibit A annexed hereto; and
 --------                                      ---------

          WHEREAS, Sublandlord and Subtenant have entered into a certain agreement of sublease, dated as of ___________, ____ [DESCRIBE ANY AMENDMENTS] (the "Sublease") initially covering a portion of the Premises (the "Subleased
      --------                                                      ---------
Premises") in the building forming a part of the Property.
--------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          (i) The Sublease and Subtenant's interest thereunder is now and at all times shall continue to be unconditionally subject and subordinate in each and every respect to the Lease and to any and all renewals, amendments, modifications, supplements, extensions, and replacements of the Lease.

          (ii) Provided that the Subtenant is not in default under any of the terms, covenants and conditions of the Sublease beyond any applicable notice and cure period, (a) the enforcement or termination of the Lease shall not terminate the Sublease, nor shall Lessor disturb, interfere with or otherwise affect Subtenant's leasehold estate, use and possession of the Subleased Premises in accordance with the terms of the Sublease or any rights of Subtenant (and any person or entity claiming through or under Subtenant) under the Sublease, in each case by reason of the subordination of the Sublease to the Lease or in any action or proceeding instituted under or in connection with the Lease or by reason of a transfer of the Sublandlord's interest under the Lease in lieu of termination of the Lease, whether in connection with a bankruptcy proceeding or otherwise and (b) neither Subtenant nor any person or entity claiming through or under Subtenant shall be named or joined in any action or other proceeding to enforce or terminate the Lease unless such joinder shall be required by law; provided, that either (i) such joinder shall not result in the termination of
--------
the Sublease or (ii) if such joinder shall result in the termination of the Sublease, Lessor or any other Successor Landlord (as hereinafter defined) (as the case may be) shall enter into a new lease with Subtenant upon the same terms and conditions as were contained in the Sublease, except that (x) the obligations and liabilities of Lessor or other Successor Landlord (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement (or a new agreement then entered into identical to this Agreement), and (y) the expiration date of such new lease shall coincide with the original expiration date of the Sublease. Subtenant shall execute any such new lease and shall attorn to Lessor or the other Successor Landlord (as the case may be) so as to establish direct privity between Lessor or such other Successor Landlord (as the case may be) and Subtenant.

          (iii) If the interest of the Sublandlord under the Lease shall be transferred by reason of termination of the Lease or pursuant to an assignment in lieu thereof (or similar device) whether in connection with a bankruptcy proceeding or otherwise, the Sublease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Subtenant and Lessor or any other person acquiring, or succeeding to, the interests of Sublandlord in the Property as a result of any such proceeding or assignment (Lessor, any such other person, their successors and assigns are hereinafter collectively called the "Successor Landlord") and Subtenant shall be
                                     ------------------
bound to the Successor Landlord, and the Successor Landlord shall be bound to Subtenant, under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining, with the same force and effect as if the Successor Landlord were the Sublandlord, and Subtenant does hereby (i) agree to attorn to the Successor Landlord, including Lessor if it be the Successor Landlord, as its landlord, (ii) affirm its obligations under the Sublease, and
(iii) agree to make payments of all sums due under the Sublease to the Successor Landlord, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor Landlord succeeding to the interest of the Sublandlord under the Sublease (provided that if the Successor Landlord requests, without implying any obligation to do so on the Successor Landlord's part. Subtenant will confirm the attornment described herein to the Successor Landlord in writing); provided, that any Successor Landlord shall not be:

               (a) bound by any rent or additional rent which Subtenant might have paid for more than one (1) month in advance to any prior landlord (including Sublandlord), unless such prepayment shall have been made with Lessor's prior written consent; nor

               (b) liable for any damages or other relief attributable to any prior landlord (including Sublandlord) or liable for any act or omission of any prior landlord (including Sublandlord) except as expressly provided in this Agreement, it being understood that the foregoing is not intended to (i) relieve a Successor Landlord of any liability arising by reason of its acts or omissions from and after the date the Successor Landlord succeeds to the rights of the prior landlord, including liability arising by reason of a continuation of the failure of the prior landlord (including Sublandlord) to perform its obligations under the Sublease, in which case the Successor Landlord upon receipt of notice of such continuation from Subtenant shall have a reasonable period of time to remedy same (it being agreed that to the extent a time period is granted Sublandlord in the Sublease for such remedy such time period shall be deemed a reasonable period of time for purposes of this clause (i)), or (ii) deny Subtenant the benefit of any rent offset right, abatement or credit to which Subtenant is entitled pursuant to the express provisions of the Sublease (notwithstanding that such offset right, abatement or credit accrued against a prior landlord (including Sublandlord)); nor

               (c) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord; nor

               (d) liable for any consequential damages attributable to any act or omission of any prior landlord (including Sublandlord); nor

               (e) liable for any damages or other relief attributable to any breach of any representation or warranty contained in the Sublease by any prior landlord (including Sublandlord) relating to the identity or status of any prior landlord thereunder (including Sublandlord); nor

               (f) subject to any offset or defense not specifically provided for in the Sublease and which Subtenant may have against any prior landlord (including Sublandlord); nor

               (g) bound by any modification of the Sublease which either increases the obligations of Lessor, reduces the rights of Lessor, decreases the obligations of Subtenant, or increases the rights of Subtenant and in each such instance made without the written consent of Lessor, including without limitation any agreement by Subtenant to surrender the Sublease. Lessor agrees that (i) if Lessor has consented under the terms of the Lease to a particular modification of the Sublease, Lessor shall be deemed, without further action on the part of Lessor, to have consented to such modification for purposes of this Agreement (and, upon request by Subtenant, Lessor shall confirm in writing such consent, but Lessor's failure to so confirm in writing shall not negate Lessor's deemed consent hereunder) and (ii) if Lessor's consent to a particular modification of the Sublease shall not be required under the terms of the Lease, then Lessor shall not unreasonably withhold, delay or condition its consent under this Agreement to such modification of the Sublease.

          (iv) Subtenant agrees that to the extent that the Sublease provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the Subtenant may be entitled thereunder, is less (on a per rentable square foot basis) than the Fixed Rent and recurring additional rent (as such terms are defined in the Lease) payable by Tenant under the Lease with respect to the Subleased Premises (the "Overlease Rent") from
                                                       --------------
time to time throughout the term of the Sublease, Subtenant agrees that the rental payable under the Sublease will automatically and without condition become equal to the Overlease Rent on a per rentable square foot basis, if, as and when the attornment provided for herein becomes effective between Lessor or any other Successor Landlord and Subtenant.

          (v) If (i) Sublandlord, as debtor-in-possession, or any trustee appointed in a bankruptcy case of Sublandlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Sublease in accordance with '365 of the Bankruptcy Code (as hereinafter defined), and Subtenant elects to retain its rights under the Sublease in accordance with '365(h) of the Bankruptcy Code, (ii) Lessor or any other Successor Landlord shall acquire title to the Property upon termination of the Lease or by the acceptance of an assignment in lieu thereof or by any other means, and (iii) the Sublease is in full force and effect, then, in such event, Lessor or any other Successor Landlord (as the case may be) shall enter into a new lease with Subtenant upon the same terms and conditions as were contained in the Sublease, except that (x) the obligations and liabilities of Lessor or other Successor Landlord (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement (or a new agreement then entered into identical to this Agreement), and (y) the expiration date of such new lease shall coincide with the original expiration date of the Sublease. Subtenant shall execute any such new lease and shall attorn to Lessor or the other Successor Landlord (as the case may be) so as to establish direct privity between Lessor or such other Successor Landlord (as the case may be) and Subtenant.

          (vi) Subtenant shall notify Lessor of any default by Sublandlord under the Sublease or any other circumstance which would entitle Subtenant to cancel or terminate the Sublease or to claim a partial or total eviction. If Sublandlord fails to cure any default as to which Subtenant is obligated to give notice pursuant to the preceding sentence within the time provided for in the Sublease (or if no such period of time is provided in the Sublease, within a reasonable period of time), then Lessor shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, Lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event the Sublease shall not be terminated and Subtenant shall not exercise any other rights or remedies under the Sublease or otherwise while such remedies are being so diligently pursued, other than Subtenant's right to (a) any abatement, deduction, counterclaim or setoff of any rent or additional rent expressly set forth in this Sublease, (b) self-help in accordance with the applicable provision-of the Sublease or (c) terminate the Sublease pursuant to and in accordance with the applicable provision of the Sublease in the case of a casualty or condemnation with respect to the Property. Nothing herein shall be (i) deemed to imply that Subtenant has any right to terminate the Sublease or any other right or remedy, except as may be otherwise expressly provided for in the Sublease, or (ii) construed as a promise or undertaking by Lessor to cure any default of Sublandlord.

          (vii) This Agreement may not be modified except by an agreement in writing signed by Subtenant and Lessor or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

          (viii) Subtenant and Lessor agree that this Agreement satisfies all conditions and requirements in the Sublease relating to the granting of a non-disturbance agreement by Lessor. Lessor and Subtenant further agree that in the event there is any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Sublease dealing with nondisturbance by Lessor, the terms and provisions of this Agreement shall be controlling.

          (ix) All notices, demands, consents, approvals, advices, waivers or other communications (each, a "Notice") which may or are required to be given by
                               ------
either party to the other under this Agreement shall be in writing and, unless otherwise required by law, shall be sent (a) by hand, (b) by United States Mail, certified or registered, postage prepaid, return receipt requested or (c) by a nationally-recognized overnight carrier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Agreement (in the case of any Notice to Subtenant, to the attention of _________________, [with a copy (by ordinary mail) to _____________]) and in the case of any Notice to Lessor, to the attention of Peter Duncan [with a copy (by ordinary mail) to _____________]), or to such other place in the continental United States as the party to be notified may from time to time designate by Notice to the notifying party (with copy, in the case of each Notice to Lessor, to Stuart D. Byron, Esq. c/o Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, and in the case of each Notice to Subtenant, to _________,
Attention: ________), with a copy of each Notice to

Subtenant to _____________, Attention:___________. Each Notice shall be deemed to have been given (i) in the case of hand delivery, on the date such Notice is actually received as evidenced by a written receipt therefor or refusal to accept delivery, as of the date of such failure, (ii) three (3) days after the date sent by United States mail, certified or registered, postage prepaid, return receipt requested,or (iii) one (1) business day after sent by a nationally recognized overnight courier.

          (x) Anything herein or in the Sublease to the contrary notwithstanding, if Lessor or a Successor Landlord shall become the Sublandlord under the Sublease, Lessor and any such Successor Landlord shall have no obligation, nor incur any liability, beyond Lessor's or such Successor Landlord's then interest, if any, in the Property and Subtenant shall look exclusively to such interest, if any, of Lessor or such Successor Landlord in the Property for the payment and discharge of any obligations imposed upon Lessor or such Successor Landlord hereunder or under the Sublease. Subtenant shall look solely to the estate or interest owned by Lessor or such Successor Landlord in the Property and Subtenant shall not collect or attempt to collect any such judgment out of any other assets of Lessor or such Successor Landlord. Nothing contained in this Section (x) shall be construed to diminish or impair Subtenant's abatement, offset, credit or self-help rights as expressly set forth in the Sublease.

          (xi) This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together, will be deemed to be one and the same instrument.

          (xii) If, after the date of this Agreement, Subtenant acquires any option or right to purchase the Property or an interest therein, Subtenant agrees that such option shall be subject and subordinate to the lien or charge of the Lease.

          (xiii) Nothing in this Agreement shall be deemed or construed to be an agreement or obligation by Lessor to perform any covenant of any prior landlord (including Sublandlord) under the Sublease unless and until Lessor becomes the Sublandlord under the Sublease, and then only during the time when Lessor is the Sublandlord.

          (xiv) Subtenant agrees that during the term of the Sublease, without Lessor's prior written consent, Subtenant shall not cancel, terminate or surrender the Sublease, except (a) at the normal expiration of the Sublease term, (b) otherwise pursuant to and in accordance with the express terms of the Sublease or (c) in the event of a default by Sublandlord under the Sublease which gives Subtenant the right (whether pursuant to the Sublease, at law or in equity) to terminate the Sublease, provided Subtenant shall have complied with the provisions of Section (vi) above.

          (xv) Subtenant and Lessor agree that unless Lessor shall otherwise consent in writing, the estate of Sublandlord in and to the Property and the leasehold estate created by the Sublease shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Sublandlord or Subtenant or any third party by purchase, assignment or otherwise.

          (xvi) (a) Subtenant represents to Lessor that, as of the date of this Sublease, a true and complete copy of the Sublease has heretofore been delivered to Lessor.

          (b) Subtenant has no right or option of any nature whatsoever, whether arising out of the Sublease or otherwise, to purchase the Premises or the Property, or any interest or portion in or of either of them, to expand into other space in the Property or to extend or renew the term of the Sublease, except as provided for in the Sublease, or expressly set forth on Exhibit B.
                                                                  ---------

          (c) Subtenant represents to Lessor that as of the date of this Agreement, (i) the Sublease is in full force and effect, (ii) except as set forth in the recitals to this Agreement, the Sublease has not been modified or amended and (iii) to the best of Subtenant's knowledge, there exist no events of default, or events which, with notice or the passage of time or both, would be events of default, under the Sublease, on either the Subtenant's part or the Sublandlord's, nor is there any right of offset, abatement, credit or self-help against any of Subtenant's obligations under the Sublease, other than as provided for in the Sublease.

          (d) Subtenant acknowledges that Lessor is relying on the representations, certifications and undertakings made by Subtenant in this Agreement in executing and delivering this Agreement.

          (e) Within 20 days after Lessor's request, Subtenant shall deliver to Lessor and to any person designated by Lessor, an estoppel certificate executed by Subtenant certifying (if such is the case), as of the date of such certificate, to the matters set forth in Section (xvi)(c) above and such other related information about Subtenant or the Sublease as Lessor may reasonable request solely to clarify the matters set forth in Section (xvi)(c) above.

          (xvii) Subtenant waives the provisions, if any (i) contained in the Sublease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect, which provisions may give or purport to give to Subtenant any right or election, by reason of a termination by the Lessor of the Lease, to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder other than in accordance with the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

          Lessor:             63 MADISON ASSOCIATES, L.P.

                              By:_________________________________
                                    Name:
                                    Title:

          Subtenant:                _______________________________


                              By:__________________________________
                                    Name:
                                    Title:



                    [ADD NOTARY FORMS AND EXHIBITS A AND B]

                                   EXHIBIT K

                              MEMORANDUM OF LEASE



     THIS MEMORANDUM OF LEASE ("Memorandum") is executed as of the _____ day of ______________, 1998, to evidence for recording purposes the execution of a certain lease dated as of ____________, 1997 (the "Lease"), the relevant terms of which are set forth below:

     1.   Name and Address of Landlord.
          ----------------------------

          The landlord is 63 MADISON ASSOCIATES, L.P., ("Landlord"), a Delaware limited partnership, having an office c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016.

     2. The Tenant is ZIFF-DAVIS INC. ("Tenant"), a Delaware corporation having an office at One Park Avenue, New York, New York 10016.

     3.   Term.
          ----

          The term of the Lease is for approximately twenty-one (21) years and five (5) months, subject to Tenant's options to extend the same for two (2) consecutive ten (10) year periods pursuant to the terms and conditions provided in the Lease.

     4.   Description of Leased Premises.
          ------------------------------

          The leased premises consisting of Concourse Level B-2 and the entire eighth (8th), ninth (9th), tenth (10th), eleventh (11th), twelfth (12th), thirteenth (13th), fourteenth (14th) and fifteenth (15th) floors of the building known as 63 Madison Avenue, New York, New York (the "Building") (collectively, the "Premises"), subject to certain expansion options available to Tenant as specified more particularly in the lease. Schedule A attached hereto and incorporated herein by reference is a legal description of the land upon which the Building is situated.

     5.   Related Documents.
          -----------------

          The Lease is supplemented by the following documents (collectively, the "Supplemental Documents"):

          (a) Subordination Agreement dated as of ______________, 1998 among Landlord, Tenant and SBH Delaware, Inc.;

          (b) Guaranty dated __________________, 1998 by SBH Delaware, Inc. in favor of Landlord; and

          (c) Guaranty dated ________________, 1998 by SOFTBANK Holdings Inc. in favor of Landlord.

     6.   Conflict.
          --------

          In the event of any conflict between the terms hereof and the terms of the Lease or the Supplemental Documents, the terms of the Lease and the Supplemental Documents shall govern.

After recording, this Memorandum
should be returned to:

Rogers & Wells
200 Park Avenue
New York, New York  10166

Attn:  Joanne Feil, Esq.


          IN WITNESS WHEREOF, the parties have executed this

Memorandum of Lease on the respective dates as set forth on the acknowledgments below:


                                    63 MADISON ASSOCIATES, L.P.


                                    By: Comfort 63 Madison, Inc.,
                                        a general partner


                                    By:________________________________________
                                        Name: Peter S. Duncan
                                        Title: President

                                    By: Loeb Partners Realty and
                                        Development Corp., a
                                        general partner


                                    By:________________________________________
                                        Joseph S. Lesser
                                        Title: President

                                    ZIFF-DAVIS INC.


                                    By:________________________________________
                                        Name:__________________________________
                                        Title:  [Vice] President


1083297.23

                                ACKNOWLEDGEMENTS



STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

          On this ____________ day of ____________________, 1998, before me appeared Joseph S. Lesser, to me personally known, who being by me duly sworn, did say that he resides at 155 East 72nd Street, New York, New York, that he is the President of Loeb Partners Realty and Development Corp., a general partner of 63 Madison Associates L.P., the partnership that executed the foregoing instrument, that he had authority to sign the same in such capacity and that he executed said instrument on behalf of said corporation and said partnership pursuant to said authorization.


                              __________________________________
                              Notary Public


STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

          On this ____________ day of ____________________, 1998, before me appeared Peter S. Duncan, to me personally known, who being by me duly sworn, did say that he resides at 101 Monterey Avenue, Pelham, New York 10803, that he is the Executive Vice President of Comfort 63 Madison, Inc., a general partner of 63 Madison Associates, L.P. the partnership that executed the foregoing instrument, that he had authority to sign the same in such capacity and that he executed said instrument on behalf of said corporation and said partnership pursuant to said authorization.


                              __________________________________
                              Notary Public



CORPORATE TENANT

STATE OF NEW YORK,  )
                    :    ss.
COUNTY OF           )


     On this ____________ day of ____________________, 1998, before me personally came ________________________________ to me to me known, who being duly sworn, did depose and say that [s]he resides ______________________________________ in ____________
____________________________ that [s]he is [a Vice President] [the President] of ZIFF-DAVIS INC., the corporation described in and which executed the foregoing instrument, as TENANT, by order of the Board of Directors of said corporation, and that [s]he signed [her] [his] name thereto by like order.


                              __________________________________
                              Notary Public

                                   SCHEDULE A

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of East 27th Street with the easterly side of Madison Avenue;

THENCE along said side of Madison Avenue in a northerly direction, 197 feet 6 inches to the southerly side of East 28th Street;

THENCE along said side of East 28th Street, a distance of 275 feet to a point which is distant 150 feet westerly as measured along said side of East 28th Street from the Westerly side of Park Avenue South;

THENCE southerly and parallel with said side of Park Avenue South 197 feet 6 inches to the northerly side of East 27th Street; and

THENCE westerly along said side of East 27th Street, a distance of 275 feet to the point of place of BEGINNING.

TOGETHER WITH the benefits and subject to the burdens of an Agreement dated November 20, 1995 between New York Life Insurance Company and 63 Madison Associates, L.P. and recorded in the Office of the New York City Register's Office on January 10, 1996 in Reel 2280 page 174.

                                   EXHIBIT L

                                ZIFF-DAVIS LOBBY

                                   EXHIBIT M

                                    SIGNAGE

                                   EXHIBIT N

                                   GUARANTY

                                   EXHIBIT O

                            SUBORDINATION AGREEMENT

                                   EXHIBIT P

                           FREIGHT ELEVATOR SHAFT WAY

                                   EXHIBIT Q

                             FREIGHT ELEVATOR HOURS

BUSINESS DAYS
--------------------------------

8:00 A.M. - 12:00 P.M.            -              Exclusive Use by Tenant
12:00 P.M. - 2:00 P.M.            -              No Use by Tenant
2:00 P.M. - 5:00 P.M.             -              Exclusive Use by Tenant
5:00 P.M. - 7:00 P.M.             -              Scheduled Use by Tenant on a
                                                 priority basis upon 24 hours'
                                                 advance notice to Landlord
7:00 P.M. - 8:00 A.M              -              First Come, First Serve basis

NON-BUSINESS DAYS
-----------------

First Come, First Serve Basis

                               TABLE OF CONTENTS

Article                                                                                      Page
-------                                                                                      ----
1.   Rent.....................................................................................  1
2.   Use and Occupancy........................................................................  1
3.   Tenant Alterations.......................................................................  3
4.   Maintenance and Repairs..................................................................  8
5.   Window Cleaning..........................................................................  9
6.   Requirements of Law, Fire Insurance, Floor Loads.........................................  9
7.   Subordination............................................................................ 12
8.   Property--Loss, Damage, Reimbursement, Indemnity......................................... 13
9.   Destruction, Fire and Other Casualty..................................................... 14
10.  Eminent Domain........................................................................... 18
11.  Assignment, Mortgage, Etc................................................................ 19
12.  Electric Current......................................................................... 28
13.  Access to Premises....................................................................... 30
14.  Occupancy................................................................................ 32
15.  Bankruptcy............................................................................... 32
16.  Default.................................................................................. 33
17.  Remedies of Landlord and Waiver of Redemption............................................ 34
18.  Fees and Expenses........................................................................ 35
19.  Building Alterations and Management...................................................... 36
20.  No Representations by Landlord........................................................... 38
21.  End of Term.............................................................................. 38
22.  Quiet Enjoyment.......................................................................... 38
23.  Failure to Give Possession............................................................... 38
24.  No Waiver................................................................................ 42
25.  Waiver of Trial by Jury.................................................................. 42
26.  Inability to Perform..................................................................... 43
27.  Bills and Notices........................................................................ 43
28.  Services Provided by Landlord............................................................ 44
29.  Captions................................................................................. 45
30.  Definitions.............................................................................. 45
31.  Adjacent Excavation Shoring.............................................................. 46
32.  Rules and Regulations.................................................................... 47
33.  Security................................................................................. 47
34.  Successors and Assigns................................................................... 47
35.  Rental Payments.......................................................................... 47
36.  Tax Escalation........................................................................... 49
38.  Air Conditioning......................................................................... 59
39.  Brokerage................................................................................ 59
40.  13th Floor Setback....................................................................... 60
41.  Exculpatory and Hearing Clause........................................................... 61
42.  Submission to Jurisdiction, Etc.......................................................... 62
43.  Modifications Requested by Mortgagee, Etc................................................ 63
44.  Tenant's Work............................................................................ 64
45.  Insurance................................................................................ 65
46.  Estoppel Certificate..................................................................... 67
47.  Holdover................................................................................. 67
48.  Rooftop Communications Equipment......................................................... 67
49.  Signage.................................................................................. 70
50.  Access to the Demised Premises........................................................... 71
51.  Hazardous Materials...................................................................... 71
52.  Recording and Memorandum of Lease........................................................ 72
53.  Options to Extend........................................................................ 72
54.  Landlord's Contribution.................................................................. 75
55.  Landlord's Work.......................................................................... 77
56.  Expansion Rights......................................................................... 79
57.  Consequential Damages.................................................................... 82
58.  The Z-D Lobby............................................................................ 83

Exhibit A -    Demised Premises
Exhibit A1 -   The Z-D Lobby
Exhibit B -    Landlord's Work
Exhibit B1 -   Bathroom Specifications

Exhibit B2 -   Passenger Elevator Specifications
Exhibit B3 -   MEP Requirements for 63 Madison Avenue
Exhibit B4 -   Job Memorandum Dated 11/11/97
Exhibit B5 -   63 Madison Avenue Roof Plan
Exhibit C  -   Freight Corridor
Exhibit D -    Cleaning Specifications
Exhibit E -    Schedule of Completion Dates and Rent Credits
Exhibit E1 -   Preliminary Plan - re: Bulk Feeder
Exhibit F -    Alteration Rules
Exhibit G -    Northern Passenger Elevator Bank
Exhibit H -    28th Street Loading Dock Bays
Exhibit I -    Certificate of Occupancy
Exhibit J -    Subtenant's Non-Disturbance Agreement
Exhibit K -    Memorandum of Lease
Exhibit L -    Ziff-Davis Lobby and Entrance Way Preliminary Plan
Exhibit M -    Madison Avenue Directional Signage Specifications
Exhibit N -    Guaranty
Exhibit O -    Subordination Agreement
Exhibit P -    Freight Elevator Shaft Way
Exhibit P1 -   Elevator Shaft Power and Ventilation Regulations
Exhibit Q -    Freight Elevator Hours
Exhibit R -    Subordination, Non-Disturbance and Attornment Agreement
Exhibit S -    Location of Additional Loading Dock Elevator Pit

                             Index of Defined Terms



Term                                                                    Page

12th Floor Credit Period...................................................      41
28th Street Loading Dock Bays..............................................      44
ADA........................................................................      12
Additional Rent Dispute....................................................      59
Additional Rent Hearing....................................................      59
Additional Rent Hearing Officer............................................      59
Adversely Affected Portion.................................................      67
Alteration.................................................................       3
Alteration Rules...........................................................      64
Alterations................................................................       3
Ancillary Information......................................................      21
Assignment Conditions......................................................      23
Assignment Vacancy Allowance...............................................      23
Available..................................................................      80
Bankruptcy Code............................................................      33
Base building air conditioning machinery...................................      28
Base Operating Expenses....................................................      57
Base Operational Year......................................................      57
Base Tax Year..............................................................      50
Base Year Taxes............................................................      50
Board of Managers..........................................................      57
Broker.....................................................................      46
Building...................................................................       1
Business affiliate of Tenant...............................................      28
Business Terms.............................................................      79
C/O........................................................................      32
Casualty...................................................................      14
Commencement Date..........................................................  46, 79
Communications Equipment...................................................      68
Conduit Relocation.........................................................       7
Contract...................................................................      77
Control....................................................................      25
Daily Fixed Rent...........................................................      39
Delayed Portion............................................................      38
Delivered Portions.........................................................      39
Demised premises...........................................................       1
Determination Date.........................................................      73
Dispute....................................................................      36
Electric Commencement Date.................................................      28
Electric Company...........................................................      28
Escalator Work.............................................................      40
Expansion Space............................................................      79
Expansion Space Commencement Date..........................................      79
Expansion Space Term.......................................................      81
Expiration Date............................................................       1
Extension Notice...........................................................      72
Extension Term.............................................................      72
FC Space...................................................................      40
Fee Mortgages..............................................................      13
First 12th Floor Additional Credit Period..................................      41
First CLB Credit Period....................................................      40
First Credit Period........................................................      39
First Extension Term.......................................................      72
Fiscal tax year............................................................      50
Fiscal year................................................................      50
Fixed Rent1
Fixed Rent Commencement Date...............................................      49
Force Majeure..............................................................      43
Guarantor..................................................................      62
Hazardous Materials........................................................      71
Hearing....................................................................      36
Hearing Notice.............................................................      59

Hearing Officer............................................................      36
Holder.....................................................................      12
Immaterial Alterations.....................................................       8
Independent Broker.........................................................      73
Interest Rate..............................................................      63
Land.......................................................................      13
Landlord...................................................................       1
Landlord's Average Cost....................................................      28
Landlord's Broker..........................................................      73
Landlord's Broker's Letter.................................................      74
Landlord's Contribution....................................................      75
Landlord's Electrical Consultant...........................................      30
Landlord's Negligence or Wilful Misconduct.................................       8
Landlord's Notice..........................................................      20
Landlord's Notice Address..................................................      43
Landlord's Offer Notice....................................................      79
Landlord's Property........................................................      52
Landlord's Work............................................................      77
Law........................................................................      10
Laws.......................................................................      10
Local Law 5................................................................      11
Major Sublease.............................................................      19
MC Electric Charge.........................................................      84
Messenger Center...........................................................      84
Net Effective Rental.......................................................      79
Net Worth Requirement......................................................      25
Non-Disturbance Agreement..................................................      12
Northern Elevator Passenger Bank...........................................      44
NYL........................................................................       7
NYL's Conduits and Risers..................................................       7
Occupied Portion...........................................................      67
Offered Space..............................................................      79
Offered Space Term.........................................................      79
Operating Expenses.........................................................      51
Operational Year...........................................................      57
Outside 12th Floor Delivery Date...........................................      41
Outside Bathroom Delivery Dates............................................      41
Outside Date...............................................................      16
Outside Delivery Date......................................................      39
Owner......................................................................       1
Partial Completion Date....................................................      40
Partial Floor..............................................................      79
Permits....................................................................      64
Permitted Sublease(s)......................................................      27
Personalty Lien............................................................       6
Premises...................................................................       1
Problem Contractors........................................................       6
Real Estate Taxes..........................................................      49
Recapture Offer............................................................      19
Reimbursable Costs.........................................................      75
Related corporation........................................................      24
Related Entity.............................................................      25
Reminder Notice............................................................      72
Rent Credit Dates..........................................................      78
Rent" or "rental...........................................................      48
Roof Equipment.............................................................      68
Savings Report.............................................................      56
Second 12th Floor Additional Credit Period.................................      41
Second CLB Credit Period...................................................      40
Second Credit Period.......................................................      39
Second Extension Term......................................................      72
Section 41(B) Dispute......................................................      62
Section 41(B) Hearing......................................................      62
Section 41(B) Hearing Notice...............................................      62
Section 41(B) Hearing Officer..............................................      62
Security Areas.............................................................      31
Signage....................................................................      70



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

SNDA.......................................................................      13
Space......................................................................      19
Statement..................................................................      57
Sublease Vacancy Allowance.................................................      24
Subsequent Tax Year........................................................      50
Successor entity...........................................................      26
Supplemental A/C...........................................................      59
Tax Year...................................................................      50
TCN Date...................................................................      78
Tenant.....................................................................       1
Tenant Completion Notice...................................................      78
Tenant Improvements........................................................       7
Tenant's Acceptance Notice.................................................      79
Tenant's Broker............................................................      73
Tenant's Broker's Letter...................................................      74
Tenant's Electrical Consultant.............................................      30
Tenant's Negligence or Wilful Misconduct...................................       8
Tenant's Notice Address....................................................      43
Tenant's Plans.............................................................      64
Tenant's Proportionate Share of Operating Expenses.........................      57
Tenant's Proportionate Share of Taxes......................................      50
Tenant's Representative....................................................      30
Tenant's Request...........................................................      19
Tenant's Work..............................................................      64
Term.......................................................................       1
Termination Date...........................................................      15
Termination Notice.........................................................      15
Terms Sheet................................................................      20
Terrace....................................................................      60
Trigger Commencement Date..................................................      46
Underlying Lessor..........................................................      22
Z-D Lobby..................................................................       1




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